Exhibit 10.2

ALL COMMUNICATIONS SHOULD INCLUDE THE CONTRACT NUMBER SHOWN IN BLOCK 5 BELOW

NOTICE OF AWARD, STATEMENT, AND RELEASE DOCUMENT				1.	PAGE 01 OF
2. FROM: (Name and address of Sales Office)				3.	DATE OF AWARD
DEFENSE REUTILIZATION & MARKETING SERVICE					06/09/05
NATIONAL SALES OFFICE				4.	INVITATION NO.
74 N. WASHINGTON					99-4001 (TERM)
BATTLE CREEK MI 49017-3092				5.	CONTRACT NO.
					99-4001-0004
6. TO: (Name and address of Purchaser)				7.	BIDDER NO.
					3001287933
				8.	(PAID STAMP)
LIQUIDITY SVC INC
2131 K ST NW 4TH FLOOR
WASHINGTON DC 20037

Phone		FAX
					(For Release of Property Only)
This is to inform you that your firm has been awarded a contract of sale for the following materials as a result of the above numbered invitation to Bid.		9. PROPERTY MUST BE REMOVED BY (Final date of removal)
10.	SURPLUS AND/OR EXCHANGE/SALE ITEMS
ITEM NO.	DESCRIPTION	QUANTITY	UNIT	UNIT PRICE	TOTAL PRICE	QUANTITY RELEASED
a	b	c	d	e	f	g
	PLEASE SEE ITEM DESCRIPTION FOR LOCATION BATTLE CREEK, MI 49017	(ESTIMATED)

01	METALLIS AND NON-ME	*******		LB	0.0001	210,082.19

	Billings will be monthly. DURATION: From 06/09/05 To 06/08/12
	The following Bid Deposit is required prior to first removal and will be held for duration of contract. Bid Deposit will be applied to last payment on contract
Item 0001	$20,000.00

11.	RELEASE		12.	STATEMENT OF ACCOUNT
An agent of the purchaser obtaining release of the material must present purchaser authorization.			Payment of amount due the U.S. Government must be made prior to removal of any material. Refer to the IFB for all methods of acceptable payment
A.	I HAVE RECEIVED THE ABOVE LISTED MATERIALS IN THE		A. TOTAL CONTRACT PRICE			$210,082.19
	QUANTITY INDICATED AND HAVE ACCEPTED SAME IN		B. LESS DEPOSIT		$
	COMPLIANCE WITH THE TERMS OF ABOVE NUMBERED CONTRACT.		C. BALANCE DUE		$

	TYPED OR PRINTED NAME AND SIGNATURE OF PURCHASER OR AUTHORIZED AGENT		D. REFUND DUE		$
B.	RELEASED BY (Signature)		E. STORAGE CHARGES		$
			F. PAYMENT RECEIVED		$
C.	DATE	D. VOCHER NO.	G. REFUND MADE		$
13.	SALES CONTRACTING OFFICER (Typed or stamped name and signature)
	/s/ GREGORY E. ORTIZ GE

(Previous edition to be used until exhausted.)

DRMS FORM 1427 AUG 98

IMPORTANT NOTICE ON REVERSE

MULTI-YEAR SALE OF SURPLUS SCRAP MATERIAL
AT LOCATIONS NATIONWIDE

DEFENSE REUTILIZATION AND MARKETING SERVICE

INVITATION FOR BIDS
NO. 99-4001

STEP TWO OF TWO - STEP SOLICITATION

BIDS ARE DUE WITH BID DEPOSITS AT 9:00 AM ON
TUESDAY, DECEMBER 7, 2004

MULTI-YEAR SALE OF SCRAP AT LOCATIONS NATIONWIDE

INVITATION FOR BIDS
No. 99-4001

TABLE OF CONTENTS

I. STEP TWO OF TWO-STEP SEALED BIDDING
II. GENERAL STATEMENTS OF CONTRACT TERMS
A.	INTRODUCTION
B.	PRODUCT POOL AND PROPERTY FLOW
C.	DESIGNATION OF SCRAP VS. USEABLE ITEMS
D.	PERFORMANCE PERIOD
E.	PURCHASER AND CONTRACTOR RESPONSIBILITIES
F.	PRICING
G.	BID PRICE
H.	BIDDER DUE DILIGENCE
I.	NET PROCEEDS AND DIRECT COSTS
J.	SELLER INDIRECT COSTS
J.1	RESOURCE RECOVERY AND RECYCLING PROGRAM (RRRP)
K.	OPERATING ACCOUNT AND DISTRIBUTIONS
L.	WORKING CAPITAL ADVANCES AND REPAYMENTS
M.	DISTRIBUTIONS AND PAYMENTS
N.	EARLY CANCELLATION OPTION
O.	PURCHASE ACCOUNT
P.	PAYMENT DEPOSIT
Q.	RETENTION FUND AND FINANCIAL GUARANTEE BOND
R.	ABSENCE OF DRMS PRE-APPROVALS, AUTHORIZATIONS AND OPERATIONAL CONTROL
S.	COMPLIANCE MONITORING AND DISPUTE RESOLUTION
T.	DELIVERY POINTS
U.	LOGISTICS
U.1	ADDITIONAL MATERIAL
V.	DEMIL “B” AND “Q” PROPERTY
W.	DEMILITARIZATION
X.	MISCELLANEOUS
Y.	RISK FACTORS
III. BID SCHEDULE
A.	BACKGROUND INFORMATION
B.	BID PROCESS
C.	ILLUSTRATIVE FINANCIAL MODEL

IV.	ITEM DESCRIPTION
V.	TERMS AND CONDITIONS OF SALE
VI.	ADDITIONAL TERMS AND CONDITIONS OF SALE
ARTICLE ONE. BIDDING AND CONTRACT AWARD
Section 1. Bid Deposit
Section 2. Bids and Bid Evaluation
	(A)	Bid Price
	(B)	Award
Section 3. Contractor Credit Facility; Key Persons; Contract Award
	(A)	Contractor Credit Facility
	(B)	Key Persons
	(C)	Contract Award
	(D)	Failure of Apparent Successful Offeror to Pay Bid Price
Section 4. Post-Award Conference
Section 5. Purchaser Information
Section 6. Formation of Purchaser; Covenant of Contractor
	(A)	Formation of Purchaser
	(B)	Covenant of Contractor
Section 7. Transfer and Hypothecation
	(A)	General Prohibition
	(B)	Attempted Transfer
	(C)	Consolidation with CV
Section 8. Contract of Sale
	(A)	Relationship of Parties
	(B)	Parties to Contract
Section 9. Authority of Sales Contracting Officer
Section 10. Execution by Purchaser
Section 11. Replacement Contractor
ARTICLE TWO. PERFORMANCE PERIOD; EARLY CANCELLATION
OPTION; DRMS OPTION TO EXTEND
Section 1. Performance Period
Section 2. Early Cancellation Option
Section 3. Indexed Prices
	(A)	Price Indexes
	(B)	Reporting Dates
	(C)	Indexed Price
	(D)	Indexing Report
Section 4. DRMS Option to Extend Performance
Section 5. DRMS Options to Include Additional Property
ARTICLE 2A. SMALL BUSINESS SALES PLAN
Section 1. Applicability
Section 2. Explanation of Terms. As used in this clause—
	(A)	“Affiliates.”
	(B)	“Small Business Concern”

(C)	“Failure to make a good faith effort to comply with the small business sales plan”
Section 3. Small Business Sales Plan
Section 4. Content of Plan
Section 5. Incentive Provisions
(A)	Incentive 1
(B)	Incentive 2
(C)	Funding of Incentive Payments
Section 6. Quarterly Reports
Section 7. Failure to Comply
Section 8. Review of Records
ARTICLE THREE. REFERRAL AND REMOVAL OR ABANDONMENT OF PROPERTY; SPECIAL SITUATION PROPERTY; TITLE TO PROPERTY; RISK OF LOSS
Section 1. Pickup Notices and Invoices
(A)	Exclusive Sale
(B)	Pickup Notices
(C)	Outstanding Pickup Notice List
(D)	Invoices
Section 2. Delivery Points; DRMS Customer Liaison; Phase-In Period; DRMS Infrastructure
Reduction
(A)	Delivery Points
(B)	Delivery Point Directory; DRMS Customer Liaison
(C)	Phase-In Period
(D)	DRMS Infrastructure
(E)	Maximum Number of DRMOs, DRMO Scrap Yards and DRMS Scrap Operations
Section 3. Property Storage; Delivery of Property to Purchaser and Passage of Title
(A)	Property Storage
(B)	Receipt of Property by Purchaser
(C)	Discrepancies; Correction of DEMIL Codes; Duty to Cooperate; Duties of
Care and Loyalty; Administrative Efficiencies
(D)	Title
Section 4. Access to Property; Removal; On-Site Processing; Costs of Removal; Refrigerants
(A)	Purchaser’s Access to Property
(B)	Re-Sale Buyers’ Access to Property
(C)	Removal; Packing and Loading
(D)	On-Site Processing
(E)	DRMS Option to Permit On-Site Processing
(F)	Costs of Removal
(G)	Government Furnished Equipment
(H)	Base Closures
(I)	Damage to Government Property; Clean-Ups of Spills

Section 5. Delivery Documentation
Section 6. Risk of Loss
Section 7. Initial Property Sales
Section 8. Withdrawal or Re-Purchase of Property
ARTICLE FOUR. PICKUP NOTICES
Section 1. Content of Pickup Notices
(A)	DRMO Name (DRMO_NAME)
(B)	DRMO RIC and RIC Suffix (DRMO_RIC and RIC_SFX)
(C)	Disposal Turn in Document Number (DTID_NO)
(D)	SCL Code
(E)	National Stock Number [or] Local Stock Number.
(F)	Inventory Item Name (INV_ITM_NAME)
(G)	Item Unit of Issue (ITM_UI)
(H)	Quantity Available (QTY_AVAIL)
(1)	Property Storage Location
(J)	Reimbursement Code
(K)	Hazardous Material Code
(L)	DEMIL Code
Section 2. Documentation and References
ARTICLE FIVE. PAYMENT BY PURCHASER FOR PROPERTY
Section 1. Payment of Bid Price and Payment Deposit
(A)	Payment of Bid Price
(B)	Refund of Fractional Portion of Bid Price upon Contract Cancellation
(C)	Refund of Fractional Portion of Bid Price upon Contract Termination
(D)	Payment Deposit
Section 2. Quarterly Payment by Purchaser
(A)	Invoices
(B)	Amounts Payable to DRMS and to KGP; Timing of Payments
(C)	Quarterly Purchase Price
Section 3. Failure to Make Timely Payments
Section 4. Payments
(A)	Instructions for Payments to DRMS
(B)	Instructions for Payments to KGP
ARTICLE SIX. QUANTITY DELIVERABLE; DISCREPANCIES AND ANNUAL PRICING CORRECTION; DESIGNATION OF ITEMS
Section 1. Sale by Reference Conditions
Section 2. Discrepancies
Section 3. Items not Available for Removal
Section 4. Designation of Useable, Scrap and Refuse
(A)	Downgrades Upon Receipt
(B)	Upgrades
(C)	Refuse
Section 5. Resource Recovery and Recycling Program
ARTICLE SEVEN. OPERATIONS
Section 1. Compliance with Applicable Law and Regulations

v

(A)	Compliance with Applicable Law
(B)	Licenses and Permits
(C)	Responsibility for Keys
Section 2. Duties of Care and Loyalty
(A)	Duty of Care
(B)	Duty of Loyalty
Section 3. Prohibited Activities
Section 4. Classified, Radioactive and Certain Other Material
(A)	Classified and Certain Dangerous Material
(B)	Radioactive Material
(C)	Fluorocarbons
Section 5. Munitions List Items and Commerce Control List Items
(A)	Acknowledgment of Export Restrictions
(B)	Purchaser’s TSC Clearance and End Use Certificate
(C)	Re-Sale Procedures
(D)	Compliance with EUC Requirements
(E)	Shipping Containers
(F)	Compliance with New Trade Security Control Requirements
(G)	Trade Security Control Records
Section 6. Employee Compensation
(A)	Base Compensation
(B)	Bonuses
(C)	Benefits
Section 7. Employee Expenses and Purchaser’s Supplies, Furniture and Equipment
(A)	Employee Expenses
(B)	Supplies, Furniture and Equipment
Section 8. Commerce Control List Items (CCLI)
Section 9. Munitions and Commerce Control List Item (MLI/CCLI) Compliance
ARTICLE EIGHT. PURCHASER’S RECORDS; INSPECTION AND AUDIT BY GOVERNMENT AND INDEPENDENT AUDITOR; ACCOUNTING PRINCIPLES AND REQUIRED REPORTS TO GOVERNMENT
Section 1. Contractor Records Retention
Section 2. Inspection of Records and Workplace by Government
Section 3. Records Maintenance
Section 4. Contracts with Third Parties
Section 5. Purchaser’s Books of Account; Financial Reports
(A)	Transition Report
(B)	Monthly Report
(C)	Quarterly Report
(D)	Annual Report
(E)	Closing Report
(F)	Reporting Schedule
ARTICLE NINE. DIRECT COSTS
Section 1.	Definitions
(A)	Direct Costs

(B)	Seller Indirect Costs
(C)	Contractor Indirect Costs
Section 2.Documentation and Payment of Direct Costs and Seller Indirect Costs
(A)	Disbursements
(B)	Supporting Documentation
(C)	Documentation Requirements
(D)	Payment
(E)	Written Certification to DRMS
(F)	Contractor Indirect Costs
ARTICLE TEN. CONFLICTS OF INTEREST
Section 1. Restriction on Participation
Section 2. Benefits to Contractor and Affiliated Parties
ARTICLE ELEVEN. FIDELITY BOND REQUIREMENTS; INSURANCE
Section 1. Modification of Special Circumstance Conditions
Section 2. Further Modifications
ARTICLE TWELVE. SOFTWARE AND SYSTEMS
Section 1. Identification of Systems and Software Developed with Contractor Funds
Section 2. License in Contractor Systems and Software
Section 3. Systems and Software Developed
Section 4. Third-Party Software
Section 5. Software Documentation and Maintenance
ARTICLE THIRTEEN. OPERATING ACCOUNT; WORKING CAPITAL
Section 1. Operating Account
(A)	Establishment
(B)	Maintenance of Sufficient Funds
Section 2. Working Capital
Section 3. Funds in the Operating Account; Treatment of Interest
Section 4. Working Capital Advances
Section 5. Limited Right to Borrow Funds
Section 6. Deposits to Operating Account
(A)	Receipts
(B)	Working Capital Advances
(C)	Contractor’s Responsibility for Funds
Section 7. Disbursements from Operating Account
(A)	Costs Payable from Operating Account
(B)	Limitation on Disbursements
(C)	Signatures
Section 8. Transfer Accounts
Section 9. Seller Indirect Cost Deductions and Reserves
ARTICLE FOURTEEN. PURCHASE ACCOUNT
Section 1. Purchase Account
(A)	Establishment
(B)	Maintenance of Sufficient Funds
Section 2. Purchase Advances

Section 3. Funds in the Purchase Account; Treatment of lnterest
Section 4. Treatment of Purchase Advances
Section 5. Disbursements from Purchase Account
Section 6. Purchase Transfers
ARTICLE FIFTEEN. FINANCIAL GUARANTEE BOND; RETENTION FUND; ESTIMATED CONTINGENT LIABILITIES RESERVE
Section 1. Election of Contractor to Provide Financial Guarantee Bond in Lieu of Retention
Section 2. Financial Guarantee Bond
(A)	Surety and Form of Bond
(B)	Issuance and Renewal
(C)	Liability and Release of Surety
Section 3. Retention Fund
(A)	Establishment of Retention; Retention Rate; Retention Fund; Required Retention Fund Balance
(B)	Insolvency of Contractor
(C)	Increased Retention
(D)	Release of Retention Fund
Section 4. Estimated Contingent Liabilities Reserve
ARTICLE SIXTEEN. DISTRIBUTIONS
Section 1. Monthly Distribution Statement
Section 2. Calculate Cash Available for Distribution and Operating Net Worth
(A)	Calculate Cash Available for Distribution
(B)	Calculate Operating Net Worth
Section 3. Calculate Net Worth Allocations
(A)	Calculate Contractor Net Worth Allocation
(B)	Calculate DRMS Net Worth Allocation
(C)	Calculate KGP Net Worth Allocation
Section 4. Distribution Payments
ARTICLE SEVENTEEN. COMPLIANCE AND MONITORING
Section 1. Purpose and Content of Compliance Reviews and Further Reviews
(A)	Compliance Reviews and Further Reviews
(B)	Methods
Section 2. Procedures for Compliance Reviews
(A)	Procedures and Notice
(B)	Scope
Section 3. Further Reviews
Section 4. Compliance Notification
Section 5. Costs of Oversight
ARTICLE EIGHTEEN. AUDIT ADJUSTMENTS
Section 1. Notice of Audit Adjustment
Section 2. Procedures for Adjudication of Audit Adjustments
Section 3. Remedies for Audit Adjustments
ARTICLE NINETEEN. MATERIAL BREACH
Section 1. Notice of Material Breach

Section 2. Response to Notice
(A)	Cure
(B)	Submission of Dispute to Dispute Resolution Panel
Section 3. Termination
Section 4. Intentional Breach
Section 5. DRMS Remedies for Material Breach by Contractor or Purchaser
Section 6. Indemnification of DRMS by Contractor and Purchaser
Section 7. Indemnification of Contractor by DRMS
ARTICLE TWENTY. DISPUTE RESOLUTION
Section 1. Selection of Dispute Resolution Panel
(A)	Appointment of Arbitrators
(B)	Service of Arbitrators
(C)	Expenses
Section 2. Location and Governing Rules
Section 3. Jurisdiction of the Dispute Resolution Panel
(A)	Matters Committed to the Dispute Resolution Panel
(B)	Availability of Judicial Relief
Section 4. Submission of Disputes to the Dispute Resolution Panel
(A)	Dispute
(B)	Process
Section 5. Decision
Section 6. Remedies Available to Dispute Resolution Panel
(A)	Remedies in the Case of Disputes
(B)	Remedies for Ineligible Disbursements
(C)	Award of Costs
Section 7. Effective Date
ARTICLE TWENTY-ONE. WIND-UP OF PURCHASER
Section 1. Wind-Up Commencement Date
Section 2. Cessation of Property Referrals
Section 3. Conduct of Wind-Up
Section 4. Submission and Approval of Closing Report
(A)	Preparation by Contractor
(B)	Preparation by DRMS
Section 5. Final Distributions; Refund of Remaining Balance of Payment Deposit and Remaining Balance of Retention Fund
(A)	Final Distributions; Dissolution of Purchaser
(B)	Refund of Payment Deposit and Retention Fund
(C)	Early Refund of Retention Fund
ARTICLE TWENTY-TWO. MISCELLANEOUS PROVISIONS
Section 1. Binding Effect
Section 2. Notices
Section 3. Severability; Consolidation with CV
Section 4. Headings
Section 5. Survival
Section 6. Waiver

Section 7. Force Majeure
Section 8. Use of DRMS Name; Public Communications
Section 9. Tense and Gender
Section 10. Entire Agreement; Modification
Section 11. Computation of Time
Section 12. Electronic Communication
ARTICLE TWENTY-THREE. DEFINITIONS AND CROSS-REFERENCES TO DEFINITIONS
VII. ATTACHMENTS AND SCHEDULES
ATTACHMENT II.U
ATTACHMENT II.W
ATTACHMENT IV
ATTACHMENT V
ATTACHMENT VI.1.10
SCHEDULE VI.2.2(B)
SCHEDULE VI.3.1(B)(2)
SCHEDULE VI.3.3.B(1)
ATTACHMENT VI.3.4.G
ATTACHMENT VI.3.11
ATTACHMENT VI.5.4.A
ATTACHMENT VI.7.5.B
SCHEDULE VI.9.1.A
ATTACHMENT V1.9.1.A(1)
ATTACHMENT VI.9.2.E
SCHEDULE VI.12.1.A
SCHEDULE VI.12.4
ATTACHMENT VI.16.1

x

MULTI-YEAR SALE OF SCRAP AT LOCATIONS NATIONWIDE

INVITATION FOR BIDS
No. 99-4001

I. STEP TWO OF TWO-STEP SEALED BIDDING

This Invitation For Bids (IFB) is issued to initiate Step Two of two-step sealed bidding. The only bids that the DRMS Sales Contracting Officer (“SCO”) may consider for award of a contract are those received from bidders that have submitted acceptable technical proposals in Step One of this solicitation under RFTP 99-4001.

The Key Personnel designations in the successful bidder’s technical proposal shall be incorporated into any contract awarded in response to this IFB. In all other respects, the provisions of this IFB shall govern the contract contemplated hereby without regard to assumptions, plans, forecasts, conditions or any other matters set forth in any prospective bidder’s technical proposal submitted in Step One.

Instructions and forms for submitting a bid are set forth in the accompanying “Bidding Instructions and Bid Forms.” Your Bid Forms and Bid Deposit in the form of immediately available funds (credit card, cashier’s check or money order) payable to US Treasury in the amount of Twenty Thousand Dollars ($20,000) must be delivered to and received by DRMS before the bid opening at 9:00 a.m. EST on Tuesday, December 7, 2004. Address your Bid Forms and Bid Deposit to:

Defense Realization and Marketing
Service (DRMS)
Federal Center, Room 2-4-4
74 Washington Avenue N.
Battle Creek, MI 49017-3092
ATTN: Mr. Greg Ortiz

II. GENERAL STATEMENTS OF CONTRACT TERMS

Certain of the contents and provisions of Parts III through VI of this IFB, including Appendices, Attachments and Schedules, are described in general and summary terms in this Part II. Statements in this Part II as to such contents and provisions are not intended to be complete. Reference is made to such contents and provisions for a complete description of the matters involved, and each suck statement shall be deemed qualified in its entirety by such reference.

A.           INTRODUCTION

The structure of the sales described in this IFB are similar in many pertinent respects to the earlier sale contracts for surplus usable property that were awarded by DRMS in July of 1998 to Levy/Latham LLC, and in June of 2001 to Surplus Acquisition Venture, LLC. Those sales are called the DRMS “Commercial Ventures” or “CVs.” As is described more specifically below, the CV-type structure is a “pipeline” sale, so named because the successful bidder pre-commits to purchase all of certain types of property that emerge from the DRMS “pipeline” at designated DRMS locations over a specified period of time. As is also described more specifically below, the CV-type structure is also a “net proceeds sharing sale” in that the successful bidder is obligated to share with DRMS a portion of the net proceeds realized from the re-sale of the property after deducting all of the costs of managing, transporting, protecting, improving and marketing the property. The CV-type sale structure is based upon a design originally developed for Resolution Trust Corporation and that RTC implemented in its largest and most successful asset sale transactions.

This IFB for the DRMS “Scrap Venture” or “SV” sale concerns almost all “Scrap” material (as is more completely described in Section B below) that is designated as such by DRMS and that emerges from the DRMS “pipeline” at DRMS Scrap Yards(1) and at other locations in the Continental United States (“CONUS”; but excluding locations in the “Control Group” as set forth below), plus locations in Alaska.

All locations within the states of Tennessee, North Carolina, and South Carolina are considered the DRMS Scrap “Control Group.” All sites in the Control Group will employ traditional sales methods and are presently excluded from this Scrap Venture initiative. As set forth below, DRMS plans to conduct a 24-month review of the results of Scrap operations within the Control Group and may determine to combine the three-state Control Group into this SV sale transaction.

The pertinent Scrap material is categorized as subject either to a DEMIL Code of “A,” “B,” “E” or “Q,” or to “DEMIL as a Condition of Sale” (see Section W below). As is the case in both CV sales, SV excludes Hazardous Material, Hazardous Waste, material in certain Scrap

(1)     DRMO Scrap Yards are listed in Part VII at Attachment IV.

Classification List (SCL) codes and Federal Supply Classification (FSC) codes that present special hazards or handling difficulties, and certain types of Scrap that are excluded for other reasons.

The successful offeror that is awarded the SV sale contract is termed the “Contractor.” The Contractor is required to establish a single-purpose Subchapter S corporation or limited liability company, termed the “Purchaser,” to perform the contract.

Described very generally, under this proceeds-sharing sale contract structure, the Contractor pays to DRMS at the time that the contract is awarded a single “Bid Price” equal to the Contractor’s bid. In addition, the Contractor will provide funds to the Purchaser to enable the Purchaser to pay to DRMS each calendar quarter the “Quarterly Purchase Price” for the Property. In return, the Contractor is entitled to receive twenty percent (20%) of all Distributions of “Net Proceeds.” Net Proceeds equals all revenues obtained by the Purchaser (“Gross Proceeds”) less all of the Purchaser’s operating costs (“Direct Costs”).

B.            PRODUCT POOL AND PROPERTY FLOW

The Scrap products sold under this IFB are categorized by Scrap Classification List (SCL) code and DEMIL Code. The included material identified by SCL Code and DEMIL Code constitutes the “Product Pool.”(2) Described generally, the Property in the Product Pool is (i) all “Scrap” material, and all items that are subject to “Demilitarization as a Condition of Sale,” for which DRMS is accountable,(3) (ii) other than material and items in the list of excluded SCLs(4) and FSCs set forth in Part IV,(5) (iii) with DEMIL Codes “A,” “B,” “E” or “Q” or that are subject to “Demilitarization as a Condition of Sale,” (iv) and a Hazardous Materials Code other than “W” (Hazardous Waste) or “M” (Hazardous Material), (v) that become available in the Continental United States (other than Tennessee and the Carolinas) or in Alaska.

The flow of Property in the Product Pool has varied since 1985. The data exhibited in Figures II-2 through II-17 present the scope of DRMS Scrap transactions in the pertinent geographic area by SCL Group,(6) Term Sales v. Spot Sales, and DEMIL Code (excluding DEMIL

(2)     Items that are subject to Demilitarization as a Condition of Sale are identified by FSC and by DEMIL Code, but not by SCL.

(3)     See Section II.C, “Designation of Scrap vs. Useable Items;” see also Section II.J. I, “Resource Recovery and Recycling Program (RRRP).”

(4)     SCLs D5A, D5B, D5C, D5G, H15, HI6, H17, & HI8 contain Hazardous Material and are excluded from this sale.

(5)     In addition to certain FSCs, the sale will exclude SCLs beginning with P or V (precious metals) and SCL B00, B01, B02, B03 and B04 (rubbish, trash or any type of debris scheduled for A/D). The sale of tire material, classified in SCL Codes G01, G02, G03, G04, G05 and GST, wood material, classified in SCL Codes F01 and FSW, and glass material, classified in SCL Code H06, is subject to the provisions of Section 4(K) of Art. 3 to support DRMS solid waste management goals.

(6)     An “SCL Group” is a grouping of SCL Codes determined by DRMS to have similar market characteristics.

as a Condition of Sale).(7) These data, and other data presented herein, are derived using sources that DRMS believes are reliable, but DRMS cannot guarantee the accuracy of such data. Prospective offerors should note that DRMS cannot predict either the volume of items that the Purchaser will sell, or the revenues obtainable therefrom, or whether the revenues from the disposition of Scrap will exceed the costs thereof. Each prospective offeror, therefore, must account for this risk in its bidding. DRMS expressly disavows any implicit prediction, projection or suggestion to the contrary.

Three primary descriptive variables are of interest in DRMS historical data:

(1)     Weight (in pounds)

(2)     Gross Proceeds (in dollars)

(3)     Gross Proceeds per Pound.

Figures II-2 through II-4 summarize DRMS Scrap data for these variables for Fiscal Years 1985-2003. (Figure II-1 is reserved and is not used in this IFB.) These three measures, plus the associated proportions expressed as percentages for Weight and Gross Proceeds, are exhibited repeatedly throughout the figures in the following dimensions:

•                          by SCL Group (Figs. II-5 through II-7)

•                          by Sale Type (Figs. II-8 through II-12)

•                          by DEMIL Code (Figs. II-13 through II-17).

Figures II-5 through II-7 show Scrap sales by SCL Group for the three primary variables. Nine SCL Groups are shown:

(1)     Aluminum

(2)     Brass and Copper

(3)     Steel and Iron

(4)     High Temp Alloys

(5)     Stainless Steel

(6)     Paper

(7)     Other (Metallic)

(8)     Other

(9)     Misc. Scrap, Not Otherwise Classified (SCL Code H13).

Each SCL Group is composed of individual SCL Codes. (This mapping is detailed in Part IV, Table IV-l(a).) The SCL Codes were assigned to SCL Groups in such a way as to reduce the variability in Gross Proceeds and Proceeds per Pound within each Group.

(7)     These data include all DRMS sales of “Scrap” material included in this SV sale in CONUS (excluding Tennessee and the Carolinas), plus the non-CONUS facilities as noted above in Section A. These data generally understate the total weights and sales revenues pertinent to this SV sale by excluding Demilitarization as a Condition of Sale material. These items generally account for an additional 5% to 15% measured by Gross Proceeds. See Table II-9 in Section W, “Demilitarization,” for these estimates.

Figure II-2

DRMS NATIONAL SCRAP SALES
Total Weight, FY 1985 - 2003

4.1

Figure II-3

DRMS NATIONAL SCRAP SALES

Gross Proceeds
National Total, FY 1985 - 2003

4.2

Figure II-4

DRMS NATIONAL SCRAP SALES

Proceeds per Pound

FY 1985 - 2003

4.3

Figure II-5(a)

DRMS NATIONAL SCRAP SALES
FY 1985 - 2003

Total Weight and Weight by SCL Group
All SCL Groups

4.4

Figure II-5(b)

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Total Weight and Weight by SCL Group

Selected SCL Groups

4.5

Figure II-5(c)

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Total Weight and Weight by SCL Group
Selected SCL Groups

4.6

Figure II-6(a)

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Gross Proceeds by SCL Group
All SCL Groups

4.7

Figure II-6(b)

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Gross Proceeds by SCL Group
Selected SCL Groups

4.8

Figure II-6(c)

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Gross Proceeds by SCL Group
Selected SCL Groups

4.9

Figure II-7(a)

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Proceeds per Pound by SCL Group
All SCL Groups

4.10

Figure II-7(b)

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Proceeds per Pound by SCL Group
Selected SCL Groups

4.11

Figure II-7(c)

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Proceeds per Pound by SCL Group
Selected SCL Groups

4.12

Figure II-8

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Total Weight and Weight by Sale Type
(Spot or Term)

4.13

Figure II-9

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Percentage of Total Weight by Sale Type
(Spot or Term)

4.14

Figure II-10

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Gross Proceeds - Total and by Sale Type
(Spot or Term)

4.15

Figure II-11

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Percentage of Gross Proceeds by Sale Type
(Spot or Term)

4.16

Figure II-12

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Proceeds per Pound by Sale Type

(Spot or Term)

4.17

Figure II-13

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Total Weight and Weight by DEMIL Code

4.18

Figure II-14

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003
Percentage of Total Weight by DEMIL Code

4.19

Figure II-15

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Gross Proceeds - Total and by DEMIL Code

4.20

Figure II-16

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Percentage of Gross Proceeds by DEMIL Code

4.21

Figure II-17

DRMS NATIONAL SCRAP SALES

FY 1985 - 2003

Proceeds per Pound by DEMIL Code (Excluding “Other”)

4.22

Notice that Figures II-5 through II-7 are exhibited using a “zoom” technique. That is, they focus at the broadest level (where the largest SCL Groups dominate) in the first figure, and then increase their focus in successive figures until the smallest SCL Groups dominate. For example, Figure II-5(a) shows all nine SCL Groups, no matter how large or small the volume; Figure II-5(b) shows a subset of these with moderate volumes (close up); and Figure II-5(c) shows the subset of these with the smallest volumes (close up even further).

Figures II-8 through II-12 present Scrap sales by Sale Type. Spot Sales (non-Term Sales) are shown relative to Term Sales (those involving time-period contracts). This distinction indicates the market conditions and institutional norms effecting DRMS’s transactions.

Figures II-13 through II-17 show Scrap sales by DEMIL Group. For example, Figure II-16 shows that DEMIL Groups “A,” “B,” and “Other” have maintained relatively stable shares of Gross Proceeds with respect to each other over the years.

Throughout the Performance Period of the contract, DRMS will have the contractual obligation to refer all such Property on DRMS records for purchase under the contract. The initial Performance Period is eighty-four (84) months, but DRMS may elect to exercise options to extend the Performance Period for up to an additional thirty-six months.

The Purchaser will have the exclusive right to purchase all of the flow of such Property, and DRMS will not be able to divert any such Property to another buyer. Subject to certain limited exceptions, the Purchaser will have the corresponding contractual obligation to purchase all of the flow of Property in the Product Pool after an initial six-month Phase-In Period. (See Part VI, “Additional Terms and Conditions of Sale,” Article 3; references to Articles in Part VI are hereinafter abbreviated “Art,         .”) The Purchaser is encouraged to market the Property to traditional DRMS buyers.

C.            DESIGNATION OF SCRAP VS. USEABLE ITEMS

An entity that turns property into DRMS for disposition is termed a “generator.” There are three ways that DRMS acquires Scrap from the military and from other federal activities that are generators.

First, the generator tentatively designates an item as Useable or Scrap when the item is presented for turn-in to DRMS. The DRMS receiving personnel may either accept a Scrap designation or upgrade the item to Useable (an “Upgrade Upon Receipt”). The DRMS receiving personnel similarly may either accept a Useable designation or downgrade the item to Scrap (a “Downgrade Upon Receipt”). All items that are initially designated as Scrap by DRMS (either by reason of DRMS accepting the generator’s Scrap determination or by way of a Downgrade Upon Receipt) are presently sold as such by DRMS to Scrap purchasers by weight and SCL.

Second, under DRMS operations, items that are designated as Useable upon receipt are offered at no charge to certain prospective claimants (“Reutilization, Transfer and Donation” or “R/T/D” claimants) such as other U.S. military organizations. Those items that are not claimed and removed during the R/T/D process are sold by DRMS to the Commercial Venture (CV) Purchaser. Some items, however, are withdrawn from the sale process because DRMS personnel believe that they are not saleable. All of these unsold items are downgraded to Scrap and sold as such (each, a “Post-Receipt Downgrade”), also by weight and SCL.(8)

Third, many items of military property require demilitarization for reasons of safety, national security, or both. Such “DEMIL-required” items are turned in to DRMS identified as such by the generator. DRMS either performs the required destruction itself before sale of the residue as Scrap or obligates the buyer to do so before title passes to the item.(9) See Section W for more information about demilitarization.

D.            PERFORMANCE PERIOD

The successful offeror will have three months (3) after award to arrange for the facilities, staffing and equipment that will initially be required to receive and process Property. (See Art. 3.)

The minimum Performance Period for the contract is eighty-four (84) months. (See Art. 2.) DRMS may exercise options to extend the Performance Period for up to an additional thirty-six (36) months. (See Art. 2.)

The Purchaser will be required to accept referrals of Property initially at certain of the largest Scrap Yards measured by Gross Proceeds (the “Initial Delivery Points”). This list of Scrap Yards is specified in Art. 3. The Purchaser must begin accepting Property at these initial sites no later than three (3) months after the post-award conference. Moreover, the Purchaser may request an even more accelerated schedule. Subject to its ability to conclude existing term sale contracts to accommodate such a request, and subject to certain other factors, DRMS will respond to such a request in the exercise of its sole discretion. (See Art. 3 and Table VI.3.2.C.)

Subject to staffing and facilities constraints, DRMS intends to accumulate Property at a particular site in advance of the scheduled first referral of Property at that site. In other words, DRMS intends to provide the Purchaser with some beginning inventory to enable the Purchaser to begin its operations without necessarily waiting to accumulate a particular level of inventory. This applies to the Initial Delivery Points and to sites phased in later. (See Art. 3.)

Within three (3) months of the post-award conference, the Purchaser must provide to DRMS a proposed schedule for phasing in referrals at the balance of all Scrap operations that are the subject of this sale. Unless DRMS exercises its sole discretion to extend the proposed schedule, such referrals must be accomplished no later than six (6) months after the post-award

(8)           The CV Purchaser also abandons Useable items to DRMS that DRMS downgrades to Scrap through Post-Receipt Downgrades.

(9)           A small portion, ranging in recent years between approximately 5% and 15% of total DRMS Scrap Gross Proceeds, of DRMS Scrap items are sold subject to “Demilitarization as a Condition of Sale.” and the buyers must perform the demilitarization process themselves. See Section W.

conference. The Purchaser may request an even more accelerated phase-in of the balance of the Scrap operations, and DRMS will respond to such a request in the exercise of its sole discretion.

DRMS and the Contractor will have an objectively defined early cancellation option discussed in Section II.N below. (See Art. 2.)

E.             PURCHASER AND CONTRACTOR RESPONSIBILITIES

The successful offeror is referred to as the “Contractor”. The Contractor must form a single purpose Subchapter S corporation or limited liability company referred to as the “Purchaser.” The Contractor must own at least a fifty-one percent (51%) interest in the Purchaser and must control the Purchaser. (See Art. 1).

The Purchaser will be the entity that purchases the Property, manages and disposes of the Property, and manages all financial affairs including receipts, payments, accounting systems, cashflow management, audits and cash distributions to the Contractor and DRMS. As provided in Part VI, the Purchaser also pays a portion of each DRMS Distribution to Kormendi \ Gardner Partners (“KGP”). (See Art. 16.)

Although the Purchaser is the operational entity, both the Contractor and Purchaser are jointly responsible for the operations of the Purchaser. In particular, while the Contractor does not guarantee the business success of the Purchaser in any way, the Contractor does guarantee that the Purchaser will operate in total compliance with the contract. (See Art. 19.)

The Contractor’s guarantee is secured in part by its Bid Deposit of Twenty Thousand Dollars ($20,000.00). Upon award the Bid Deposit is retained by DRMS as a “Payment Deposit” (see Art. 5) and, unless the Contractor posts a “Financial Guarantee Bond” in the amount of $1 million, by a provision for retaining a portion of the Contractor’s distributions in a “Retention Fund” held by DRMS up to a maximum of $500,000 in most circumstances (see Art. 15).

F.             PRICING

All of the Property will be sold to the Purchaser at a Quarterly Purchase Price equal to .01 cents per pound multiplied by Delivery Weight but not less than 1 cent per “DTID”.(10) The purpose of this pricing is to insulate both DRMS and the Contractor from the business risk presented by volatile re-sale prices in the recycling marketplace. Instead of bidding a per-pound price, therefore, offerors must offer a “Bid Price” as explained in the following section.

(10)         The “DTID” is the official form (DD 1348-1) used by all military services to turn in excess property. Material or objects grouped together on a single DTID collectively constitute a single “Line Item” of Property.

G.            BID PRICE

Each offeror must specify a Bid Price that is a single lump-sum dollar amount to be paid by the successful offeror to DRMS upon award of the sale contract. The Bid Price will be “repaid” from the Contractor’s 20% share of “Net Proceeds.” Apart from the Bid Price, the contract will be profitable each calendar quarter if (1) Gross Proceeds exceed Direct Costs (i.e., Net Proceeds exceed zero) and (2) the Contractor’s 20% share of Net Proceeds exceeds the Quarterly Purchase Price equal to the greater of .01 cents per pound or 1 cent per DTID. The amount of that profit will be affected in turn by the volume of the Property referred for sale to the Purchaser and the mix of relatively high-value and low-value Property that is referred. Offerors should carefully assess the risks inherent in these factors when determining their Bid Prices.

H.            BIDDER DUE DILIGENCE

Prospective bidders will be provided detailed annual data on DRMS’s Scrap sales for weight, gross proceeds, and average proceeds per pound, by, SCL, SCL Group, Sale Type, DEMIL Code, and Scrap Yard for fiscal years 1994 – 2004 in a data supplement that will be issued with or shortly after this IFB. Sales data for DRMS “National” Scrap sales for FY 1994 – 2003 in CONUS and Alaska but excluding the Control Group are presented in Tables II-1 through II-5 on the following pages. (Table II-6 is reserved and is not used in this IFB.) Prospective bidders may also be provided available data on recent DRMS Scrap inventory to assist prospective bidders with due diligence.

Prospective bidders will be provided access to Scrap material in the physical custody of Scrap Yards in CONUS to be pre-arranged by DRMS. Contact Greg Ortiz at (269) 961-7558 to make arrangements.

I.              NET PROCEEDS AND DIRECT COSTS

Described generally, the Purchaser’s “Net Proceeds” is the Purchaser’s Gross Proceeds (obtained by the Purchaser from the Property’s sale, buyer’s premiums, insurance proceeds or by any other means), less all “Direct Costs.” Direct Costs are, generally, all costs, other than the cost of purchasing the Property and the compensation and travel expenses of the Purchaser’s Chief Executive Officer, that are actually incurred by the Purchaser solely for the management, preservation, handling, storage, improvement, transportation and disposition of the Property (e.g., payroll, office rent, travel, etc., including all costs commonly termed “overhead costs”), and paid either to a third party (including employees) or to an affiliate in connection with a “Permitted Affiliate Transaction.” (See Art. 9.)

DRMS recognizes that a particular Contractor may own, or have access through an Affiliated Party to, facilities for the shredding, smelting or other processing of scrap material. If

Table II-1

DRMS National Scrap Sales

Weight, Gross Proceeds and Gross Proceeds per Pound

FY 1994 - 2003

Weight (Thousands of Pounds)

	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
Weight (Thousands of Pounds)	1,046,583	871,173	749,215	680,102	594,224	516,334	443,235	314,031	285,630	249,487	283,049

Gross Proceeds ($000s)

	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
Gross Proceeds ($000s)	71,842	97,982	74,219	66,084	50,995	29,269	28,327	16,388	14,341	15,883	15,537

Gross Proceeds per Pound

	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
Gross Proceeds per Pound	$0.069	$0.112	$0.099	$0.097	$0.086	$0.057	$0.064	$0.052	$0.050	$0.064	$0.055

8.1

Table II-2(a)

DRMS National Scrap Sales

Weight by SCL Group

FY 1994 - 2003

Weight (Thousands of Pounds)

SCL Group	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
Aluminum	51,731	43,814	34,661	37,778	32,339	33,256	20,603	14,940	14,939	10,896	13,592
Brass and Copper	39,471	26,974	23,555	18,865	18,522	12,358	12,051	7,884	8,146	7,053	7,695
Steel and Iron	549,631	466,908	403,445	392,292	343,491	300,038	279,745	186,628	170,030	142,006	186,221
High Temp Alloys	2,926	1,967	1,890	2,015	2,593	1,723	2,412	1,855	1,410	2,227	1,830
Stainless Steel	11,617	5,939	4,890	3,376	4,000	2,635	2,926	1,891	1,359	1,131	1,460
Paper	177,121	152,146	137,976	111,769	91,058	80,659	63,273	40,420	28,558	17,332	28,770
Other (Metallic)	59,779	54,349	39,836	40,550	37,350	27,787	14,567	9,934	8,982	6,520	8,479
Other	134,363	102,463	89,544	60,252	56,639	51,641	34,946	24,757	22,895	17,289	21,647
Miscellaneous (H13)	19,944	16,614	13,418	13,205	8,233	6,257	12,712	25,722	29,311	45,032	33,355
Total	1,046,583	871,173	749,215	680,102	594,224	516,334	443,235	314,031	285,630	249,487	283,049

Table II-2(b)

DRMS National Scrap Sales

Percentage Weight by SCL Group

FY 1994 - 2003

SCL Group	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
Aluminum	4.9%	5.0%	4.6%	5.6%	5.4%	6.4%	4.6%	4.8%	5.2%	4.4%	4.8%
Brass and Copper	3.8%	3.1%	3.1%	2.8%	3.1%	2.4%	2.7%	2.5%	2.9%	2.8%	2.7%
Steel and Iron	52.5%	53.6%	53.8%	57.7%	57.8%	58.1%	63.1%	59.4%	59.5%	56.9%	58.7%
High Temp Alloys	0.3%	0.2%	0.3%	0.3%	0.4%	0.3%	0.5%	0.6%	0.5%	0.9%	0.6%
Stainless Steel	1.1%	0.7%	0.7%	0.5%	0.7%	0.5%	0.7%	0.6%	0.5%	0.5%	0.5%
Paper	16.9%	17.5%	18.4%	16.4%	15.3%	15.6%	14.3%	12.9%	10.0%	6.9%	10.2%
Other (Metallic)	5.7%	6.2%	5.3%	8.0%	6.3%	5.4%	3.3%	3.2%	3.1%	2.6%	3.0%
Other	12.8%	11.8%	12.0%	8.9%	9.5%	10.0%	7.9%	7.9%	8.0%	6.9%	7.6%
Miscellaneous (H13)	1.9%	1.9%	1.8%	1.9%	1.4%	1.2%	2.9%	8.2%	10.3%	18.0%	11.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

8.2

Table II-3(a)

DRMS National Scrap Sales

Gross Proceeds by SCL Group

FY 1994 - 2003

Proceeds ($000s)

SCL Group	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
Aluminium	$11,650	$15,558	$11,744	$13,302	$10,519	$8,726	$5,832	$3,326	$3,048	$2,414	$2,930
Brass and Copper	$16,625	$16,645	$14,395	$10,400	$7,526	$4,327	$4,908	$2,925	$2,820	$2,841	$2,862
Steel and Iron	$17,403	$18,036	$20,261	$20,485	$14,279	$8,361	$6,155	$3,958	$2,697	$3,254	$3,303
High Temp Alloys	$3,667	$4,180	$4,111	$4,992	$4,508	$1,931	$3,909	$2,413	$2,302	$3,849	$2,855
Stainless Steel	$1,973	$2,146	$1,636	$967	$969	$440	$946	$408	$191	$299	$299
Paper	$3,691	$10,281	$4,290	$2,923	$3,049	$1,684	$2,425	$784	$419	$316	$506
Other (Metallic)	$6,702	$11,805	$7,676	$7,345	$5,958	$3,610	$1,675	$1,008	$824	$751	$861
Other	$8,763	$17,227	$54,488	$1,360	$1,455	$746	$773	$435	$235	$173	$281
Miscellaneous (H13)	$1,368	$2,105	$4,617	$4,330	$2,730	$1,444	$1,705	$1,131	$1,804	$1,986	$1,640
Total	$71,842	$97,982	$74,219	$66,084	$50,995	$29,269	$28,327	$16,388	$14,341	$15,883	$15,537

Table II-3(b)

DRMS National Scrap Sales

Percentage Gross Proceeds by SCL Group

FY 1994 - 2003

SCL Group	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
Aluminium	16.2%	15.9%	15.8%	20.1%	20.6%	29.8%	20.6%	20.3%	21.3%	15.2%	18.9%
Brass and Copper	23.1%	17.0%	19.4%	15.7%	14.8%	14.8%	17.3%	17.8%	19.7%	17.9%	18.4%
Steel and Iron	24.2%	18.4%	27.3%	31.0%	28.0%	21.7%	21.7%	24.2%	18.8%	20.5%	21.3%
High Temp Alloys	5.1%	4.3%	5.5%	7.8%	8.8%	6.6%	13.8%	14.7%	16.1%	24.2%	18.4%
Stainless Steel	2.7%	2.2%	2.2%	1.5%	1.9%	1.5%	3.3%	2.5%	1.3%	1.9%	1.9%
Paper	5.1%	10.5%	5.8%	4.4%	6.0%	5.8%	8.6%	4.8%	2.9%	2.0%	3.3%
Other (Metallic)	9.3%	12.0%	10.3%	11.1%	11.7%	12.3%	5.9%	6.2%	5.7%	4.7%	5.5%
Other	12.2%	17.6%	7.4%	2.1%	2.9%	2.5%	2.7%	2.7%	1.6%	1.1%	1.8%
Miscellaneous (H13)	1.9%	2.1%	6.2%	6.6%	5.4%	4.9%	8.0%	6.9%	12.8%	12.5%	10.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.00%	100.0%	100.0%	100.0%

8.3

Table II-4

DRMS National Scrap Sales

Proceeds per Pound by SCL Group

FY 1994 - 2003

(Gross Proceeds per Pound)

SCL Group	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
Aluminium	$0.23	$0.36	$0.34	$0.35	$0.33	$0.26	$0.28	$0.22	$0.20	$0.22	$0.22
Brass and Copper	$0.42	$0.62	$0.61	$0.55	$0.41	$0.35	$0.41	$0.37	$0.35	$0.40	$0.37
Steel and Iron	$0.03	$0.04	$0.05	$0.05	$0.04	$0.02	$0.02	$0.02	$0.02	$0.02	$0.02
High Temp Alloys	$1.25	$2.12	$2.18	$2.48	$1.74	$1.12	$1.62	$1.30	$1.63	$1.73	$1.55
Stainless Steel	$0.17	$0.36	$0.33	$0.29	$0.24	$0.17	$0.32	$0.22	$0.14	$0.26	$0.21
Paper	$0.02	$0.07	$0.03	$0.03	$0.03	$0.02	$0.04	$0.02	$0.01	$0.02	$0.02
Other (Metallic)	$0.11	$0.22	$0.19	$0.18	$0.16	$0.13	$0.11	$0.10	$0.09	$0.12	$0.10
Other	$0.07	$0.17	$0.06	$0.02	$0.03	$0.01	$0.02	$0.02	$0.01	$0.01	$0.01
Miscellaneous (H13)	$0.07	$0.13	$0.34	$0.33	$0.33	$0.23	$0.13	$0.04	$0.06	$0.04	$0.05
Average	$0.07	$0.11	$0.10	$0.10	$0.09	$0.06	$0.06	$0.05	$0.05	$0.06	$0.0554

8.4

Table II-5(a)

DRMS National Scrap Sales

Weight and Percentage Weight by DEMIL Group

FY 1994 - 2003

Weight (Thousands of Pounds)

DEMIL Group	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
DEMIL A	293,748	249,378	228.349	179,280	151,122	143,204	140,568	66,713	52,633	27,480	48,942
All DEMIL except A	752,835	621,795	520,866	500,843	443,102	373,130	302,667	247,319	232,997	222,007	234,107
Total	1,046,583	871,173	749,215	680,102	594,224	516,334	443,235	314,031	285,630	249,487	283,049

% Weight

DEMIL Group	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
DEMIL A	28.1%	28.6%	30.5%	26.4%	25.4%	27.7%	31.7%	21.2%	18.4%	11.0%	17.3%
All DEMIL except A	71.9%	71.4%	69.5%	73.6%	74.6%	72.3%	68.3%	78.8%	81.6%	89.0%	82.7%
Total	100.0%	100.0%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Table II-5(b)

DRMS National Scrap Sales

Gross Proceeds and Percentage of Gross Proceeds by DEMIL Group

FY 1994 - 2003

Gross Proceeds ($000s)

DEMIL Group	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
DEMIL A	$16,267	$27,508	$14,385	$8,423	$8,495	$6,325	$5,567	$2,263	$1,138	$893.851	$1,431
All DEMIL except A	$55,575	$70,474	$59,834	$57,661	$42,500	$22,944	$22,760	$14,125	$13,203	$14,989	$14,106
Total	$71,842	$97,982	$74,219	$66,084	$50,995	$29,269	$28,327	$16,388	$14,341	$15,883	$15,537

% Gross Proceeds

DEMIL Group	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
DEMIL A	22.6%	28.1%	19.4%	12.7%	16.7%	21.6%	19.7%	13.8%	7.9%	5.6%	9.2%
All DEMIL except A	77.4%	71.9%	80.6%	87.3%	83.3%	78.4%	80.3%	86.2%	92.1%	94.4%	90.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Table II-5(c)

DRMS National Scrap Sales

Proceeds per Pounds by DEMIL Group

FY 1994 - 2003

Gross Proceeds per Pound

DEMIL Group	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	Average FY 2001-03
DEMIL A	$0.06	$0.11	$0.06	$0.05	$0.06	$0.04	$0.04	$0.03	$0.02	$0.03	$0.03
All DEMIL except A	$0.07	$0.11	$0.11	$0.12	$0.10	$0.06	$0.08	$0.06	$0.0?	$0.07	$0.06
Total	$0.07	$0.11	$0.10	$0.10	$0.09	$0.06	$0.06	$0.05	$0.05	$0.06	$0.06

8.5

the Purchaser were to pay the Contractor or an Affiliated Party for such processing, that would be an Affiliate Transaction and generally prohibited as such. However, the Contractor may request DRMS approval for a Permitted Affiliate Transaction at any time after award. (See Article 9.) Such a request should fully specify the details of the proposed transaction, the opportunity presented to enhance Net Proceeds, any inherent risks to the Government in terms of pricing, accountability for Property or otherwise, and the controls to be put in place to offset such risks.

The costs of any transaction with an “Affiliated Party” (as such term is defined in Art. 23) will not be considered Direct Costs unless such transaction is a Permitted Affiliate Transaction (see Art. 9).

Direct Costs are directly payable by the Purchaser out of Gross Proceeds and deductible from Gross Proceeds when calculating distributions payable to DRMS and the Contractor. (See Sections K, L and M below; see also Art. 9 and Art. 16.)

J.             SELLER INDIRECT COSTS

The nature of DRMS’s business and the nature of the Property itself are such that, absent special provisions in this IFB, there would be certain business risks inherent in this sale structure that would be very difficult or impossible for prospective bidders to accept. As set forth below, these risks principally relate to the logistics costs of removing Property that the Purchaser might be obligated to pick up from “off-site” locations. This IFB accordingly provides that certain of the Purchaser’s costs are to be deemed “Seller Indirect Costs” and deducted in their entirety from Distributions otherwise payable to DRMS (rather than shared between DRMS and the Contractor as Direct Costs). This mechanism largely leaves the risks associated with these issues with DRMS (where they are today) and accordingly should considerably ameliorate these concerns for prospective offerors.

The logistics business risk that is addressed through the Seller Indirect Costs provisions is as follows: DRMS presently expects that Delivery of the majority of the Property that is referred for sale to the Purchaser will be at Scrap Yards and at generator locations accumulated in roll-offs, hoppers or other Containers. Subject to space constraints that are specific to each Scrap Yard and that may change over time, all Scrap Yards will be available to the Purchaser for use subject to Host Installation constraints.   Moreover, the Purchaser will be able to sell and deliver Property to buyers directly at the Scrap Yard without transporting the Property any further. (If the Purchaser so elects, of course, it may instead move Property to another location for storage, consolidation, processing, re-sale or for any other purpose that does not contravene the express provisions of this IFB.)

Thus, DRMS generally expects that the Purchaser’s field activities will principally be located at Scrap Yards except to the extent that, in exercising its business judgment, the Purchaser decides to transport the Property to other locations before re-sale. Nevertheless, there will often be circumstances in which Delivery at a Scrap Yard is not possible. An illustrative example is the sale of heavy material that does not require demilitarization and that would be very expensive to move to the Scrap Yard from the generator’s premises. Ideally the Delivery of the material would be “in place” without moving it at all, and its re-sale would also be at the generator’s site. This may not be possible in all situations, however, especially in view of national security requirements and understandable limitations at particular military facilities. The Purchaser would then be required to take Delivery of the Property “in place” and to transport it (either to its Purchaser’s Dedicated Storage at a nearby Scrap Yard or to another Purchaser facility) before re-selling it.

DRMS recognizes that the prospect of the Purchaser being obligated to incur inestimable (at the time of submitting a bid) and possibly very harmful transport costs for material that, for any reason, cannot be referred for sale and processed for re-sale at a Scrap Yard (or referred for sale and processed for re-sale “in place”) presents prospective bidders with a significant business risk. DRMS’s market research revealed that the magnitude of this risk is such that many potential bidders would simply not bid at all if subject to this risk, while others would deeply discount their Bid Prices to account for it. In either event, this risk would threaten the viability of a transaction that otherwise is viewed as extremely mutually beneficial.

DRMS accordingly has significantly reduced this risk from the transaction through the mechanism of Seller Indirect Costs. Thus, one example of Seller Indirect Costs, described very generally, is comprised of the minimum reasonable costs incurred by the Purchaser for loading and removing Property from Restricted Access Facilities, and for removing Property from Special Situation Locations when On-Site Processing is not permitted by DRMS. The Purchaser deducts the amount of Seller Indirect Costs incurred in a particular month, if any, from the Distribution Payment to DRMS for the month. (See Art. 9 and Art. 16.)

DRMS intends that the Seller Indirect Costs mechanism should moderate much of the risk posed by “in place” or “off-site” referrals. Nevertheless, prospective offerors should be aware that DRMS increasingly receives items from generators at locations that are not full service Scrap Yards and that have only minimal part time staffs and limited operations. The Purchaser’s operating costs at these Special Situation Locations, termed “Receive In Place Locations” (“RIPLs,” of which there are 43 locations around CONUS), may be relatively higher than at Scrap Yards. Because RIPLs generally permit On-Site Processing, the Purchaser’s costs will be deemed Direct Costs. Prospective offerors should weigh this factor when formulating their bids.

In addition, there is one site, Puget Sound Naval Shipyard (“PSNS”), where the Scrap operations are both substantial and specialized (the dismantling of ships), and where the Seller Indirect Costs mechanism will not apply. The Purchaser will be required to provide barges, railcars or other Containers on site as set forth in Schedule IV.3.1.B(2), into which employees of the shipyard or of demolition contractors will load the Scrap material, and to remove such Containers as they fill. The costs of the Containers and their removal will be Direct Costs, even though the material is delivered on-site and On-Site Processing is not permitted. (See Art. 3.)

Moreover, DRMS presently utilizes approximately 300 Containers of various sorts at locations other than PSNS. Some of these are owned and provided by generators or DRMS, but the majority are owned and provided by term sale re-sale buyers. The SV Purchaser will generally be free to determine where to utilize Containers other than at PSNS as a matter of business judgment, and the costs thereof will be deemed Direct Costs. There may be instances, however, in which DRMS will require the Purchaser to utilize one or more Containers at particular locations in response to a request from a Host Installation or for another reason. To the extent that DRMS does require the Purchaser to utilize Containers such that the Purchaser is required to utilize more than 300 other than at PSNS, the actual and reasonable cost of providing the additional Containers will be deemed Seller Indirect Costs. (See Art. 3.)

Provisions relating to Seller Indirect Costs are contained in Articles 3, 9 and 16. Prospective offerors are encouraged to review them in detail. In addition, prospective offerors should note that the prohibition on Affiliate Transactions extends to Seller Indirect Costs as well as to Direct Costs. (See Art. 9.)

J.1          RESOURCE RECOVERY AND RECYCLING PROGRAM (RRRP)

Certain Scrap material qualifies as Resource Recovery and Recycling Program material (“RRRP Material”). This includes ferrous, non-ferrous, and non-metallic materials. Those generators having a Qualified Recycling Program (“QRP”) may elect to sell the RRRP Material themselves. When QRPs elect this option, the material is not considered part of this sale contract and the Purchaser has no right or claim to material sold directly by QRPs.

When the generator chooses to turn the RRRP Material into a DRMO instead of selling it directly to re-sale buyers, the generator is entitled to “reimbursement” from DRMS (but not from the Purchaser) in the amount of the Gross Proceeds obtained from sale of the Scrap. When turned in to a DRMO, this material is designated as “reimbursable” on the accompanying form, the “Disposal Turn-In Document,” or “DTID.” DRMS desires that QRPs receive payment for RRRP Material as soon as reasonably possible after turn-in. Thus, twice monthly or on such other schedule as DRMS and the Purchaser agree, the Purchaser is required to notify DRMS of each receipt of RRRP Material and of the pricing received by the Purchaser and the Gross Proceeds obtained by the Purchaser for the sale of such quantity of corresponding material. This will enable DRMS to process a reimbursement to the generator as soon as is reasonably possible after turn-in (See Article 6.).

DRMS will make all RRRP “reimbursement” payments to generators out of DRMS funds. Neither the Contractor nor the Purchaser will make these payments, and these payments will not affect the Purchaser’s calculations of Gross Proceeds, Net Proceeds, or Distribution Payments.

K.            OPERATING ACCOUNT AND DISTRIBUTIONS

The Contractor is generally required to cause the Purchaser to maintain sufficient cash in the Operating Account to meet the Purchaser’s immediate cash needs. (See Art. 13.) Moreover, at the end of each month, the Purchaser must evaluate its ability to make cash Distributions.

Described generally, on the one hand the Purchaser may not make any Distributions unless there is cash on hand in excess of the sum of (i) any amount owed to the Contractor for Working Capital Advances (the Working Capital Advance Balance), (ii) its liabilities under Generally Accepted Accounting Principles (“GAAP”), (iii) the “Estimated Contingent Liability Reserve” (defined in Art. 15), and (iv) the expected Direct Costs for the next month. On the other hand, again described generally, the Purchaser must distribute all of such excess.

The net effect of these cash reserve requirements is that all Net Proceeds will be distributed each month to DRMS and the Contractor except for increases in the cash reserve due to increases in GAAP liabilities, contingent liabilities or provisions for Direct Costs. If the required end-of-month cash reserve in the Operating Account is reduced due to reductions in GAAP liabilities, contingent liabilities or provisions for Direct Costs, the distributions that month will exceed Net Proceeds for the month by the amount of that reduction in the required cash balance.

Note that provisions relating to Seller Indirect Costs affect DRMS Distributions. See Art. 16 for the complete provisions governing Distributions.

L.            WORKING CAPITAL ADVANCES AND REPAYMENTS

Direct Costs and Seller Indirect Costs, as noted, are payable directly out of the Purchaser’s Gross Proceeds as such are available, or out of the Purchaser’s available cash reserves. From time to time, however, and especially during the initial phase of the Performance Period, the Contractor must advance funds to the Purchaser to pay for Direct Costs and Seller Indirect Costs. These advances are termed “Working Capital Advances.” (See Art. 13.)

Working Capital Advances receive priority repayment directly out of available Gross Proceeds in the following month or months until fully repaid, but without interest thereon.

M.           DISTRIBUTIONS AND PAYMENTS

The payment of Net Proceeds from the Purchaser to the Contractor is the source of return on the Contractor’s investment of capital and expertise in setting up the Purchaser as an operational entity. The payment of Net Proceeds to DRMS,(11) and the Bid Price and the Quarterly Purchase Price, are the sources of recovery enhancement for DRMS.

The Purchaser will pay to DRMS the Quarterly Purchase Price in accordance with the provisions of Art. 5. The Contractor is responsible for providing the Purchaser with the necessary funds for such purchases (“Purchase Advances;” see Art. 14 ).

(11)         A portion of each payment due to DRMS is paid directly to DRMS’s financial advisor, Kormendi\ Gardner Partners (“KGP”); see Art. 16.

Note that the Quarterly Purchase Price is not a Direct Cost, and as such is borne solely by the Contractor and not by DRMS.

The Purchaser must pay to DRMS eighty percent (80%)(12) of all Net Proceeds (less any required increase in the cash reserve). The Purchaser must pay to the Contractor twenty percent (20%) of all Net Proceeds (less any such increase in the cash reserve). (See Art. 16.)

The Contractor thus pays the Quarterly Purchase Price and receives 20% of all Net Proceeds. In this transactional structure, therefore, the Contractor’s financial incentives are fully aligned with those of DRMS (and thereby with those of the taxpayers) to maximize the Net Proceeds recovered from the management and disposition of the Property.

N.            EARLY CANCELLATION OPTION

Described generally, under this option either party may terminate the contract after twelve months, upon 30 days written notice, if the mandatory minimum SV Performance Ratio threshold is not exceeded. The first time the option can be exercised is twelve (12) months after the initial Pickup Notice, then quarterly thereafter. (See Art. 2.)

The cancellation option threshold is set by formula with reference to the historical correlation of DRMS revenues with published price indices and is specified with respect to the sale proceeds achievable through the sale at Indexed Prices of specified material comparable to that sold by the Purchaser during a particular period of time. (See Art. 2.)

O.            PURCHASE ACCOUNT

The Purchaser must establish a Purchase Account for funding the Quarterly Purchase Price. (See Art. 14.) Described generally, the Contractor must transfer funds to the Purchase Account (“Purchase Advances”) in amounts sufficient to enable the Purchaser to pay DRMS for Property when payment is due. (See Art. 5 and Art. 14). Moreover, when cash is available for Distributions, the Purchaser must transfer Contractor Distributions into the Purchase Account as specified in Art. 14 to minimize the Purchase Advances required from the Contractor.

(12)         See Art. 16 for the calculation of the portion of DRMS’s 80% payment that is paid directly to KGP.

P.            PAYMENT DEPOSIT

Upon award of the contract, the Contractor’s $20,000 Bid Deposit becomes a Payment Deposit that will be held by DRMS until the conclusion of the “Wind-Up” of the Purchaser (Art. 21) to secure DRMS claims against the Purchaser and/or Contractor for Material Breaches of the contract, including specifically late payment for Property. If the Purchaser fails to pay for Property when payment is due, DRMS may apply the funds in the Payment Deposit against the late payment and the Purchaser must “cure” this breach by replenishing the Payment Deposit to its original level plus 20% of the amount of the late payment. The amount of the Payment Deposit is estimated to be approximately equal to the Quarterly Purchase Price for one average year’s flow of Property. At the conclusion of the Wind-Up, DRMS will return the Payment Deposit to the Contractor without interest and less the amount necessary to cover its claims, if any, against the Contractor.

Q.            RETENTION FUND AND FINANCIAL GUARANTEE BOND

To ensure that DRMS is protected against the adverse financial effects of a Material Breach of the contract by either the Purchaser or the Contractor, the Contractor will be required to capitalize a source of security for DRMS claims. To this end, the Contractor will have the option of either providing a Financial Guarantee Bond at the inception of the contract or instituting a Retention Fund. (See Art. 15.)

The Financial Guarantee Bond must be in the amount of $1 million and issued for at least a full year at a time. DRMS must approve the form of the bond and the issuing surety.

As more completely described in Art. 15, if a Financial Guarantee Bond cannot be obtained or if it is terminated without a replacement, the contract provides for a Retention Fund as follows:

1)                                      Once all of the Contractor’s Working Capital Advances have been repaid and the cumulative amount of the Contractor Distribution Payments equals or exceeds the cumulative amount of Purchase Advances — i.e., once cumulative cashflow to the Contractor is positive — 10% of each month’s Contractor Distribution Payment (net of certain adjustments) will be diverted into a Retention Fund held by DRMS.

2)            The maximum amount in the Retention Fund will be $500,000.

3)                                      At the end of the contract, DRMS will return the Retention Fund to the Contractor without interest and less the amount necessary to cover its claims, if any, against the Contractor. The Contractor may obtain the Retention Fund earlier only by providing a $1 million Financial Guarantee Bond issued for the entirety of the remaining overall contract period and that is otherwise acceptable to DRMS.

R.            ABSENCE OF DRMS PRE-APPROVALS, AUTHORIZATIONS AND OPERATIONAL CONTROL

Subject to the conditions of this contract, full control of all aspects of operations rests with the Purchaser and Contractor. There are no required pre-approvals or authorizations from DRMS.(13)  The transaction is a sale transaction and title to the Property passes to the Purchaser upon its “Delivery” to the Purchaser.(14) (See Art. 1, Art. 3)

The Purchaser, however, will have to work effectively with designated Government representatives with respect to logistics (see Section U below) and trade security controls (see Section V below), and both the Purchaser and the Contractor must interact with DRMS personnel with respect to administration of contract terms and conditions, financial reporting, compliance monitoring and, perhaps, dispute resolution (see Section II.S below). Nonetheless, there are no requirements for including DRMS in any way in the Purchaser’s operational decision-making.

The contract does provide for the Purchaser to fulfill certain requirements related to compliance review and financial auditing in certain provisions including: accounting statements (see Art. 8), inventory control and asset tracking procedures (see Art. 8), maintaining adequate insurance coverage (see Art. 11), employee compensation (see Art. 7), returning classified items (see Art. 7), dealing appropriately with hazardous materials (see Art. 7), complying with federal, state and local laws and regulations (see Art. 7), etc. The contract also contains certain provisions regarding the logistical interface with DRMS and its generators in Art. 3. Such requirements notwithstanding, as long as the Purchaser and Contractor operate within the bounds of the contract, they will have full operational control.

S.            COMPLIANCE MONITORING AND DISPUTE RESOLUTION

While full operational control resides with the Purchaser and Contractor, DRMS or its authorized representative will have the right under the contract to monitor performance in three ways. First, the Purchaser will be required to have audited financial statements and follow Generally Accepted Accounting Principles. (See Art. 8.) Second, DRMS will have the right to conduct (or contract for that service) Compliance Reviews of the Purchaser’s general compliance with the terms of the contract. (See Art. 17.) Third, DRMS may conduct audits of the Purchaser. (See Art. 8.)

DRMS will have the option of conducting Compliance Reviews on a quarterly basis and the expectation should be that DRMS will exercise that option. The focus of a Compliance Review will be less with financial flows, which are the focus of the Purchaser’s financial audits, and more on observance of contractual terms such as those concerned with Affiliate

(13)         An exception is Permitted Affiliate Transactions, which require DRMS approval. See Article 9.

(14)         DRMS reserves the right, however, to re-purchase for the full amount of the applicable Quarterly Purchase Price any material that DRMS determines is critical to the mission of a military activity and that has not already been re-sold by the Purchaser to a re-sale buyer. See Article 7.

Transactions, Direct Costs, inventory control and asset tracking, revenue tracking, the Purchase Account, cash reserves and the Estimated Contingent Liabilities Reserve (“ECLR”). In addition, DRMS may elect to review compliance with environmental, security and safety requirements. (See Art. 17.)

In the event that disputes arise relating to contract compliance, the contract provides for a voluntary but binding dispute resolution mechanism. Under this elective mechanism, a panel of three arbitrators -- one chosen by the Contractor, one chosen by DRMS, and one jointly chosen by the Contractor and DRMS -- will receive the arguments from both sides and resolve the dispute by majority decision. It is anticipated that this mechanism will minimize conflict and reduce the cost of resolving any disagreements that arise. In addition, both Alternative Dispute Resolution and litigation are avenues available as necessary to resolve disagreements. (See Art. 20.)

T.            DELIVERY POINTS

The following outline presents certain background information relevant to logistics.

1.             Scrap Yards

a.                                       There are presently 63 DRMO Scrap Yards in CONUS outside of the Control Group (see Attachment IV).

b.                                      DRMS is currently in the process of reducing its infrastructure. Thus, it is possible that there will be a reduction in the number of Scrap Yards over the Performance Period of the contract.

c.                                       The flow of Property in the Product Pool has been somewhat concentrated in certain Scrap Yards. For example, Table II-7 on the next page shows the sale of material in the Product Pool by Scrap Yard for fiscal 2003.

2.             Generators and Turn-ins

a.                                       Every military and reserve activity is a potential “generator” of surplus Scrap material. Because the number of active generators is subject to change, the exact number cannot be known with precision. While the vast majority of generators are military related, there are some federal agencies that turn property in to DRMS as well.

b.                                      A “Line Item” is an object or group of objects, all with the same SCL, turned in individually or together by a generator, and either identified on a single Disposal Turn-In Document (“DTID,” a Department of Defense form), or on “Scrap Tally-in Sheets.” A Scrap Line Item will have a “quantity” expressed in weight (lbs.).

16

Table II-7

DRMS National Scrap Sales

Weight, Proceeds per Pound, and Gross Proceeds

Top 15 DRMOs, FY 2003

Ranked by Total Gross Proceeds

Weight (Pounds 000’s), Proceeds ($000’s)

			DRMO Location						Cumulative % of Proceeds
Rank	PLR	DRMO Name	City	State	Weight	Proceeds/Lb.	Proceeds	% of Proceeds

1	SZPA	LEWIS	Seattle	WA	38,012,844	$0.08	$3,009,277	19.04%	19.04%
2	SWEA	ANNISTON	Anniston	AL	14,828,306	$0.15	$2,275,052	14.39%	33.43%
3	SY5A	TEXARKANA	Hooks	TX	15,970,595	$0.11	$1,757,193	11.12%	44.55%
4	SY5D	TEXARKANA DEMIL CENTER	Hooks	TX	1,173,680	$0.97	$1,138,814	7.20%	51.75%
5	ST1J	ST JULIENS	Portsmouth	VA	8,115,858	$0.07	$592,470	3.75%	55.50%
6	SVKC	SCOTT	Belleville	IL	10,346,127	$0.06	$578,564	3.66%	59.16%
7	SXGA	JACKSONVILLE	Jacksonville	FL	2,692,851	$0.17	$457,173	2.89%	62.05%
8	SY3D	RIPL SILL	Lawton	OK	3,363,576	$0.11	$372,588	2.36%	64.41%
9	SVQA	CRANE	Crane	IN	8,439,148	$0.04	$359,194	2.27%	66.68%
10	SZ7A	HOOD	Killeen	TX	7,870,405	$0.04	$334,444	2.12%	68.80%
11	SY3A	OKLAHOMA CITY	Oklahoma City	OK	3,260,370	$0.10	$310,190	1.96%	70.76%
12	SXGS	CAPE CANAVERAL	Coco Beach	FL	3,004,069	$0.10	$308,423	1.95%	72.71%
13	SYBA	HILL	Ogden	UT	5,533,050	$0.05	$253,570	1.60%	74.32%
14	SWMA	BENNING	Columbus	GA	3,072,379	$0.08	$252,747	1.60%	75.92%
15	SZSA	TUCSON	Tucson	AZ	1,311,605	$0.18	$241,745	1.53%	77.45%
			Top 15		126,994,863	$0.10	$12,241,441	77.45%	77.45%
			All other DRMOs		117,496,912	$0.03	$3,565,116	22.55%	100.00%
			Total		244,491,775	$0.06	$15,806,557

c.                                       All Scrap Yards are presently on military bases. Any given Scrap Yard will service its base generators as well as all other generators in its area. Scrap Yards are generally located so as to be near significant amounts of turn-ins of material. Table II-8 lists the DRMOs and FRAs pertinent to this sale.

3.             Property Flows

a.                                       Between approximately 5% and 15% of recent DRMS Scrap Gross Revenues was from the sale of material with Demilitarization as a Condition of Sale (“DCS”; see Section II.W).

b.                                      Recently approximately 50% of DCS material is demilitarized by the buyer “in place” at generator sites. The other 50% is removed to the buyers’ facilities for demilitarization.

c.                                       DRMS data sources indicate that, in FY 2003, approximately 80% of all DRMS Scrap Gross Proceeds derived from the top 20 Scrap Yards.

See Art. 3 for more completely specified contractual provisions relating to logistics. Attachment II.U, Summary of Logistics Provisions, summarizes certain provisions set forth in Art. 3 that are pertinent to logistics.

U.            LOGISTICS

Attachment II.U details many pertinent provisions of Art. 3 that govern logistical arrangements for handling the flow of Property. Except as otherwise provided, all of the Purchaser’s “logistics costs” — the costs incurred by the Purchaser for moving, storing, packing and removing Property — are Direct Costs.

Most Property is turned in to DRMS by generators at a Scrap Yard. Subject to Host Installation and DRMS approval, all or part of the Scrap Yard may be available, and subject to DRMS use requirements, DRMS will provide use of the Scrap Yards without charge to the Purchaser. The Purchaser’s personnel will have access to the Scrap Yard during periods that it is open, which is usually five days per week. There is no fixed deadline for removing Property from the Scrap Yard, but the Purchaser or re-sale buyer must accomplish removal as necessary to accommodate the inflow of Property. The Purchaser may also be required to remove Property at the direction of the SCO. If the SCO provides a notice requiring property to be removed in less than 120 days, all associated costs will be deemed Seller Indirect Costs. DRMS will neither pack nor unpack, nor load or unload, Property for re-sale buyers.

Because DRMS itself is in fact only a tenant on a military base, DRMS must follow the desires of the Base Commander when it comes to the appearance of the facilities. Certain

Table II-8
DRMS National Scrap Sales*
National DRMOs and FRAs
FY 2003 DRMOs

Count	PLR**	DRMO Name ***	City	State
1	ST1A	Norfolk	Norfolk	VA
2	ST1J	St. Julien’s Creek	Portsmouth	VA
3	ST4A	Richmond	Richmond	VA
4	STHA	Portsmouth	Portsmouth	NH
5	STHG	Groton	New London	CT
6	STWA	Meade	Baltimore	MD
7	STWC	FRA Aberdeen	Aberdeen	MD
8	SVCA	Lakehurst	Lakehurst	NJ
9	SVCT	Tobyhanna	Tobyhanna	PA
10	SVEA	Mechanicsburg	Mechanicsburg	PA
11	SVEC	Letterkenny	Chambersburg	PA
12	SVED	Drum	Fort Drum	NY
13	SVKA	Rock Island	Rock Island	IL
14	SVKC	Scott	Belleville	IL
15	SVKD	Duluth	Duluth	MN
16	SVKG	Great Lakes	Great Lakes	IL
17	SVKT	Sparta	Sparta	WI
18	SVKW	Whiteman	Knob Noster	MO
19	SVQA	Crane	Crane	IN
20	SVQE	Crane Demil Center	Crane	IN
21	SVXA	Columbus, OH	Columbus, OH	OH
22	SVXP	Wright-Patterson	Dayton	OH
23	SVXS	Selfridge	Mt. Clements	MI
24	SWEA	Anniston	Anniston	AL
25	SWEC	Huntsville	Huntsville	AL
26	SWED	Anniston Demil Center	Anniston	AL
27	SWEK	Keesler	Biloxi	MS
28	SWEM	FRA Montgomery	Montgomery	AL
29	SWMA	Benning	Columbus	GA
30	SWRA	Warner Robbins	Warner Robbins	GA
31	SWRB	FRA Albany	Albany	GA
32	SWRF	Forest Park	Forest Park	GA
33	SWRM	Valdosta Old	Valdosta	GA
34	SWRS	Stewart	Hinesville	GA
35	SXGA	Jacksonville	Jacksonville	FL
36	SXGD	FRA Rucker	Ozark	AL
37	SXGE	RIPL Pensacola	Pensacola	FL
38	SXGF	Eglin	Ft. Walton Beach	FL
39	SXGH	Homestead	Homestead	FL
40	SXGK	FRA Kings Bay	Kings Bay	GA
41	SXGS	Cape Canaveral	Coco Beach	FL
42	SXGT	FRA Tampa	Tampa	FL
43	SXVA	Campbell	Clarksville	KY
44	SXVB	FRA Blue Grass	Lexington	KY
45	SXVK	Knox	Elizabethtown	KY
46	SY3A	Oklahoma City	Oklahoma City	OK
47	SY3B	Mcalester	Mcalester	OK
48	SY3D	FRA Sill	Lawton	OK
49	SY3E	FRA Sheppard	Wichita Falls	TX
50	SY4A	Riley	Fort Riley	KS

*	For “DEMIL as a Condition of Sale” Property, the corresponding list of DRMOs is found in Table II-10.
**	“PLR” means Property Locator RIC.
***	“FRA” means Forward Receiving Area.

17.1

Table II-8
DRMS National Scrap Sales*
National DRMOs and FRAs
FY 2003 DRMOs

Count	PLR**	DRMO Name ***	City	State
51	SY4M	Whiteman	Knob Noster	MO
52	SY5A	Texarkana	Hooks	TX
53	SY5D	TEXARKANA DEMIL CENTER	Hooks	TX
54	SY6A	San Antonio	San Antonio	TX
55	SY6C	Corpus Christi	Corpus Christi	TX
56	SY6P	Polk	Leesville	LA
57	SYBA	Hill	Ogden	UT
58	SYBC	Mountain Home	Mountain Home	ID
59	SYCA	Colorado Springs	Colorado Springs	CO
60	SYKA	Ellsworth	Rapid City	CA
61	SYKE	Great Falls	Great Falls	CA
62	SYKF	Offutt	Offutt	CA
63	SYKM	Minot	Minot	CA
64	SYMA	Barstow	Barstow	CA
65	SYMC	China Lake	China Lake	CA
66	SYMD	Twenty-Nine Palms	Palm Springs	CA
67	SYME	FRA Edwards	Rosamond	CA
68	SYMN	Nellis	Las Vegas	NV
69	SYTA	Port Hueneme	Port Hueneme	CA
70	SYUM	March	Riverside	CA
71	SYUP	FRA Pendleton	Oceanside	CA
72	SZ7A	Hood	Killeen	TX
73	SZ7C	Dyess	Abilene	TX
74	SZ7F	FRA Barksdale	Bossier City	CA
75	SZ7L	FRA Little Rock	Little Rock	CA
76	SZAA	Holloman	Alamagordo	NM
77	SZAC	Cannon	Clovis	NM
78	SZAK	Kirtland	Alburquerque	NM
79	SZCA	Stockton	Stockton	CA
80	SZCF	Vandenberg	Lompoc	CA
81	SZCH	Travis	Fairfield	CA
82	SZCS	Sierra	Herlong	CA
83	SZPA	Lewis	Seattle	WA
84	SZPD	Fairchild	Spokane	WA
85	SZQH	FRA Gordon	Augusta	CA
86	SZSA	Tucson	Tucson	CA
87	SZSB	Huachuca	Huachuca	AZ
88	SZSC	RIPL Bliss	EI Paso	TX
89	SZSL	RIPL Luke	Glendale	AZ
90	SZVA	Anchorage	Anchorage	AK
91	SZVF	Fairbanks	Fairbanks	AK

*	For “DEMIL as a Condition of Sale” Property, the corresponding list of DRMOs is found in Table II-10.
**	“PLR” means Property Locator RIC.
***	“FRA” means Forward Receiving Area.

17.2

installations place limits on the amounts of Scrap that are allowed in the Scrap Yard at any one time.

The Purchaser may use and store its materials handling equipment in the Scrap Yards. Subject to applicable law and Host Installation regulations, the Purchaser may utilize without charge such government owned materials handling equipment (“GFE”) as is available at a particular Scrap Yard, but the Purchaser is responsible for required inspections, repairs, maintenance and as necessary replacement (and the costs thereof are Direct Costs), and DRMS may at any time relocate such equipment to another location for government use as determined by DRMS in the exercise of its sole discretion. The Purchaser shall request disposition instructions from the SCO when the Purchaser has determined that a particular item of GFE Equipment is no longer needed. See Art. 3, Sections 4 (A) and (G).

The Purchaser is permitted to perform resorting and segregation of the Property on the Scrap Yard premises. Any industrial operation, such as shredding or baling, must be approved by DRMS. Subject to Host Installation constraints, generally speaking, if such an operation was in practice at the DRMO prior to award of this contract, the Purchaser will be permitted to continue such operation.(15) Any new industrial operation may require permission of the Base Commander. The Purchaser may permit re-sale customers to inspect the Property in the Scrap Yard, but a representative of the Purchaser must accompany customers at all times. Purchaser will be required to escort re-sale customers from installation gates to the Scrap Yard when it is required, and permitted, by the Host Installation.

DCS Property is referred for sale at either a DRMS site or the generator’s site. The Purchaser will not be responsible for surveillance, verification or certification of demilitarization, as only properly trained government employees may perform these functions. The Purchaser will, however, coordinate with DRMS, the generator and the re-sale buyer to enable proper demilitarization and removal (or removal for demilitarization at the buyer’s facilities).

There may be Property referred for sale at and requiring removal from Special Situation Locations and Restricted Access Facilities. Described very generally and subject to certain limitations and conditions, and as discussed more completely in Section II.J above, the actual and minimum reasonable costs incurred by the Purchaser for the packing, loading and removal of Property from such locations will be deducted from Distribution Payments to DRMS as Seller Indirect Costs unless DRMS arranges for the Purchaser to conduct On-Site Processing of such items. On-Site Processing means that, subject to certain conditions and described very generally, that the Purchaser and its prospective re-sale buyers are provided access to the site to allow the placement of a roll-off or similar Container. As described above, Puget Sound Naval Shipyard is treated uniquely under this contract, and it is not a Special Situation Location for the purpose of determining Seller Indirect Costs.

The Purchaser is responsible to DRMS for any damage that is caused to any government equipment or facilities that arises out of the negligence of the Purchaser, its vendors or re-sale buyers, and the Purchaser must clean up any spills of Hazardous Materials and arrange for their proper disposal.

U.1          ADDITIONAL MATERIAL

Certain additional material may be included within this contract, as follows.

Additional Property. DRMS may elect in the exercise of its sole discretion to refer for sale under this contract such additional material or items (“Additional Property”) as DRMS determines would be in the best interest of the Government. (See Art. 2.)

V.            DEMIL “B” AND “Q” PROPERTY

Some of the material in the Product Pool is subject to trade security controls (i.e., export restrictions) because it could contain sensitive technology. This material is comprised of Munitions List Items (“MLI”) or Commerce Control List Items (“CCLI”) that have a DEMIL Code of “B” or “Q.” Prior to award of this contract, the Purchaser will be required to submit to the SCO a properly completed End Use Certificate (“EUC”) and obtain a Trade Security Control clearance.

Described generally, export of this material requires an export license issued by the Department of State. DRMS presently sells such material within CONUS pursuant to the procedures described below. As is also described below and as is set forth in Art. 7, the Purchaser will also be required to comply with certain trade security control procedures. In addition, the Purchaser will be required to comply with any new trade security control requirements that may be mandated during the Performance Period. Such new requirements may impose new, higher costs upon the Purchaser. Prospective offerors should weigh this risk factor when determining their Bid Prices.

All Property offered under this contract requires Mutilation, unless specifically excluded from Mutilation by the Government. The Mutilation requirement includes metallic DEMIL Code “A” Property. DEMIL Code “A” Property generally excluded from the Mutilation requirement includes: tires, lockers, ammunition cans, production stock/residue (bars, plate rod, wire, borings and turnings), wire and cable, pipe and tube construction material/residue (lumber, block, brick, windows, I-beams), vehicles, wood products, furniture, and white goods (appliances, e.g., refrigerators). The Purchaser may request from the SCO that other DEMIL “A” property be excluded from the Mutilation requirement. DRMS will evaluate such requests in the exercise of its sole discretion.

Described very generally, pursuant to current DRMS procedures the winning bidder for DEMIL “B” and “Q” material is required before award of a sale contract (i) to be cleared by the Defense Logistics Agency (“DLA”) Trade Security Controls Office as a buyer of DEMIL “B”or “Q” material (clearances must be renewed every five years), and (ii) to submit to the SCO a properly completed “End-Use Certificate” (or “EUC”) in the form of DLA Form 1822 (A copy of this form is attached as Attachment VI.7.5.B.). Described generally, the EUC requires the prospective buyer to identify itself and the subject property, to describe the nature of the buyer’s business, to specify the expected disposition and specific end-use of the subject property, to acknowledge the applicability of the pertinent trade security export controls, and to certify that the information on the EUC is true.

Prior to award of this contract, the Purchaser will be required to obtain a trade security control clearance and to submit to the SCO a properly completed EUC. The clearance will be effective for a five-year period unless the information in the EUC is materially changed (i.e., change of Purchaser’s officers, change of physical address, etc.). The clearance investigation determines that the entity is who it claims to be, doing business at the name and location claimed and that there are no disqualifying factors present (i.e., convictions for illegal export of military technology, debarment by a Government activity, etc.). All secondary purchasers of MLI and CCLI from this contract will undergo a similar clearance.

Re-sale trade security control procedures applicable to the Purchaser will be generally as follows. The Purchaser will be required to notify prospective buyers in catalogs and re-sale documents of the necessity to comply with TSC requirements and export controls. The Purchaser will be required to obtain a properly completed EUC from the prospective re-sale buyer of each lot (or group of lots at a single re-sale event) of DEMIL “B” or “Q” material before releasing such material to the prospective re-sale buyer. Upon receipt of the properly completed EUC, the Purchaser must confirm with the SCO that the prospective re-sale buyer is currently cleared to purchase export-controlled material. If not, the buyer must submit such information to the SCO who will submit the completed EUC to the DLA Trade Security Controls enforcement office as may be required for the buyer to be cleared before the buyer can receive any export controlled material. The DLA Trade Security Controls Office is the clearance authority and the determining authority relative to the proper completeness of EUCs.

Material that has already been destructively “scrapped” before re-sale, either by the generator or by the Purchaser, in a manner that prevents recognition or reconstruction of the original item, will be considered DEMIL “A” and can then be immediately sold and/or released to a re-sale buyer without an EUC or further clearance processing. The Purchaser must place a certification of the destructive scrapping in the Records and make them available for review by appropriate authorities. (See Art. 7)

If the material (DEMIL “B” and “Q” Property) has not been destructively scrapped before re-sale, the Purchaser must obtain from the (cleared) re-sale buyer an executed acknowledgement of the buyer’s responsibility to do so and of its responsibility to submit to the Purchaser a post-scrapping certification that the scrapping has been accomplished. (See Art. 7.)

In recent years a significant portion of the DRMS Scrap Gross Proceeds was associated with items with a DEMIL Code of “B”. (See Figs. II-13 through II-l 7, and Tables II-5(a) through II-5(c) above.)

W.           DEMILITARIZATION

Federal law and/or DoD regulation or policy require that any item with a DEMIL Code other than “A,” “B” or “Q” must be “demilitarized” through such methods as melting, cutting, crushing, etc. before the resulting demilitarization “residue” is sold for its material content. In some cases of such “DEMIL-required” items, the military itself demilitarizes the item before turning in the residue to DRMS as Scrap. For most DEMIL-required items, however, either the demilitarization is performed at one of the four DRMS Demilitarization Centers (“DEMIL Centers”) within CONUS or DRMS sells the property with “Demilitarization as a Condition of Sale” (“DCS”; such property is termed “DCS Property”). As the term “Demilitarization as a Condition of Sale” suggests, the re-sale buyer itself must perform the destructive DEMIL procedure before title to the residue passes to the buyer. (See Part 6, Sections A and B of Attachment V.)

The DRMS DEMIL Centers are presently located at Crane Naval Surface Warfare Center, Crane, Indiana; Red River Army Depot (Texarkana), Hooks, Texas; Anniston Army Depot, Anniston, Alabama; and Davis-Monthan Air Force Base, Tucson, Arizona. DRMS transports certain lighter DEMIL-required items received at other locations to one of these DEMIL Centers to be demilitarized. Demilitarization is, and throughout the SV Performance Period will be, performed by federal employees or federal contractors. The resulting “DEMIL residue” will be referred for sale to the Purchaser as Scrap at Red River (Texarkana). At Anniston, Davis-Monthan (Tuscon) and Crane, however, the federal contractor that presently performs the demilitarization also sells the DEMIL residue on behalf of DRMS and, accordingly, such DEMIL residue is not available to be referred to Purchaser for sale. At any time during the Performance Period, DRMS may elect in its sole discretion to refer the DEMIL residue at Anniston, Davis-Monthan (Tucson) and Crane for sale to the Purchaser under this sale contract as “Additional Property.” (See Art. 2.) In addition, DRMS may change the number and locations of its DEMIL centers from time to time in its sole discretion. Nevertheless, throughout the Performance Period all DEMIL residue that is produced at locations other than Anniston, Davis-Monthan (Texarkana) and Crane that are subject to an SV contract will be referred for sale to the Purchaser. Please note that all Property classified as “weapons” is excluded from this contract.

Most DEMIL residue has a DEMIL Code of “B,” meaning that export controls apply to its sale. (See Section V.) Some DEMIL residue can receive a DEMIL Code of “A,” but it must be coded as “B” if it is commingled with other “B” items.

A certain quantity of DEMIL-required items is sold by DRMS at locations other than DEMIL Centers without either the military or DRMS having performed the required demilitarization procedure. Instead such items are sold as DCS Property. Such DCS Property is generally too heavy to transport economically to a DEMIL Center. Examples could be naval gun turrets or substantial quantities of large caliber fired shell casings. Some DCS Property is demilitarized “in place” at the generating site by the buyer using equipment that it brings on-site. Other DCS Property is transferred at the buyer’s expense to an off-site facility subject to the provisions of Section B of Part 6 of Attachment V.

Some Property is designated with DEMIL Code “E.” This material includes, but is not limited to, items such as expended small arms cartridge cases, tank track, and road wheels. To be eligible to receive material with a DEMIL Code of “E,” all bidders must complete and submit the Certification, an example of which is attached at Attachment II. W.

Table II-9 below presents DCS Acquisition Values and Gross Proceeds for fiscal years 1998 – 2003,

Table II-10 presents the DRMOs that currently use DCS.

X.            MISCELLANEOUS

Prospective bidders should note that work performed on government premises, such as at DRMOs and other Delivery Points, may be subject to the provisions of Public Law 89-176, September 10, 1965 (18 U.S.C. 4082(c)(2)) and Executive Order 11755, December 29, 1973 (convict labor), and/or the Contract Work Hours and Safety Standards Act (40 U.S.C. 327-333) and regulations of the Secretary of Labor thereunder (overtime compensation).

Prospective bidders should also note that, under applicable law, the export of property either directly or indirectly to the following countries is prohibited: Cuba, Iran, Iraq, Libya, North Korea, Sudan and UNITA (Angola). Moreover, the list of prohibited countries may change over the course of the Performance Period.

RESOURCE CONSERVATION AND RECOVERY ACT NOTICE: EPA Hazardous Waste Regulations, 40 CFR Part 260 et seq. published at 45 Federal Register 33063-33285, May 19, 1980, became effective on November 19, 1980. These cradle-to-grave regulations detail the responsibilities of generators, transporters, treaters, storers and disposers of hazardous waste. Civil and criminal penalties are available for noncompliance. DRMS does not intend to transfer any RCRA regulated hazardous waste under this contract as regulated waste is disposed of under DRMS’s hazardous waste contracts. However, DRMS can make no representations as to when and under what circumstances state, federal or local environmental regulations may be applicable to Property transferred to and held by the Purchaser.

CHEMICAL AGENT RESISTANT COATING (CARC) PAINT: Prospective offerors are cautioned that some items are, or likely to contain or be coated with a chemical agent resistant coatings containing trivalent chrome, lead, cobalt-zinc hexamethylene disocyanate and other chemicals which are a hazard to human health if not processed properly. The Government brings the following precautions/warnings to the attention of prospective offerors who plan to disturb the coating on the property in any way:

Table II-9
DRMS National Scrap Sales
DEMIL as a Condition of Sale
FY 1998 - 2003

	1998	1999	2000	2001	2002	2003
Quantity Removed	3,103,470	1,282,186	151,906	189,536	214,067	307,257
Unadjusted Acquisition Value ($000s)	$871,070	$716,406	$506,609	$571,126	$328,339	$2,214,989
Gross Proceeds ($000s)	$4,205	$1,725	$2,008	$1,065	$351	$569
Gross Unadjusted RORs	0.48%	0.24%	0.40%	0.19%	0.11%	0.03%

22.1

Table II-10
DRMS National Scrap Sales
DEMIL as a Condition of Sale
National DRMOs
FY 2003 DRMOs

Count	PLR*	DRMO Name	City	State
1	ST4A	Richmond	Richmond	VA
2	STWA	Meade	Baltimore	MD
3	SVCT	Tobyhanna	Tobyhanna	PA
4	SVEC	Letterkenny	Chambersburg	PA
5	SVQA	Crane	Crane	IN
6	SWRA	Warner Robbins	Warner Robbins	GA
7	SY3B	Mcalester	Mcalester	OK
8	SYUA	San Diego	Imperial Beach	CA
9	SZCA	Stockton	Stockton	CA
10	SZPA	Lewis	Seattle	WA
11	SZSA	Tucson	Tucson	AZ
12	SZSD	Tuson Demil Center	Tuscon	AZ

*                 “PLR” stands for Property Locator RIC.

22.2

(1)                                  Air sampling must be conducted to determine the correct type of respirator to be used when processing (applying/sanding/torch cutting, etc.) metals treated or painted with CARC paint.

(2)                                  CARC paint should be isolated from heat, electrical equipment, sparks and open flame during storage or application. Local exhaust ventilation should be used for inside processing.

(3)                                  Exposure to vapor/mist/dust or fumes can cause irritation to respiratory tract (lung, nose, throat), edema, dermatitis, dizziness, rash, itching, swelling of extremities, eye irritation or damage to nervous system, kidney or liver. Coating may be fatal if swallowed.

REFRIGERANT: Refrigeration equipment and appliances are subject to the Clean Air Act (CAA) Amendments of 1990 which prohibit the venting or release to the environment of Class I or Class II ozone depleting substances, and are also subject to the Refrigerant Recycling Rule in 40 Code of Federal Regulations (CFR) Subpart F 82.150-166, requiring the recovery and verification of refrigerant removal by a certified technician, using certified recovery equipment prior to final disposal as scrap or in a landfill. A copy of these records will be available for inspection by government personnel.

AIRCRAFT INSIGNIA AND MARKINGS: The Purchaser will be required to permanently remove or obliterate all Military Service distinctive markings from aircraft prior to removal from the Government premises. The Purchaser may remove or obliterate the markings by scraping, grinding, use of paint removers, or by other means upon approval of the SCO. This requirement does not apply to aircraft which are required to be demilitarized.

KITCHEN STOVES: In the event of sale or re-sale of Property identified on a Pickup Notice as “Article LN Kitchen Stoves,” Purchaser shall ensure that the warning statement which is affixed to such items regarding their design features and reuse will not be removed prior to sale to an ultimate user, and Purchaser shall include this clause in its entirety in any later sale or transfer of title, unless Purchaser modifies, replaces or repairs the stoves to remove or eliminate the hazard.

Prospective offerors should also note that there are certain Public Laws that may impact the flow of items that otherwise would become “Property” that is subject to this sale:

Public Law 98-575, Commercial Space Launch Act (“CSLA”), dated October 30, 1984. The purposes of the CSLA are to promote economic growth and entrepreneurial activity through the utilization of the space environment for peaceful purposes; encourage the private sector to provide launch vehicles and associated launch services; facilitate/encourage the acquisition (sale, lease, transaction in lieu of sale, or otherwise) by the private sector of launch property of the U.S. which is “excess or otherwise not needed for public use,” in consultation with Secretary of Transportation. Donation screening is not required prior to sale.

Wildfire Suppression Aircraft Transfer Act of 1996, dated January 3, 1996.

This act authorizes the sale of excess Department of Defense (DoD) aircraft and aircraft parts to facilitate the suppression of wildfire. Prior to the sale, the Secretary of Agriculture must certify that the person or entity is capable of meeting the terms and conditions of a contract to deliver fire retardant by air. The buyer must certify that the aircraft and aircraft parts will be used only for wildfire suppression purposes.

Public Law 106-181, Oil Spill Containment Act.

This statute, also known as “The Wendell H. Ford Aviation Investment and Reform Act for the 21st Century,” allows DoD, during the period 4 April 2000 through 30 September 2002, to sell aircraft and aircraft parts to a person or entity that provides oil spill response services (including the application of oil dispersants by air).

Y.            RISK FACTORS

A prospective offeror should be aware of certain risk factors that could affect an offeror’s assessment of this contract and the calculations supporting the offeror’s bid. Although DRMS does not represent that it has identified all such risk factors, the following, in addition to those risks identified elsewhere in this IFB, should be considered by a prospective offeror:

The future volume, quality, condition, market value, types (i.e., distribution of Property referrals across SCLs), and geographic concentrations (i.e., referrals for sale at particular Delivery Points) of the Property cannot be predicted. Variability in any of these dimensions could adversely affect the Purchaser’s re-sale proceeds and costs, thereby reducing the prospective Contractor’s investment gains or increasing its losses.

DRMS has endeavored to present historical data in this IFB that, subject to the descriptions and qualifications accompanying presentation of the data, are accurate. Nevertheless, DRMS cannot guarantee the accuracy of these data, and the data may contain material inaccuracies or omissions.

The amounts and timing of Seller Indirect Costs incurred by the Purchaser cannot be predicted. Because the provisions of the contract require initial funding of Seller Indirect Costs by the Purchaser and/or the Contractor, unexpectedly high expenditures for Seller Indirect Costs may temporarily reduce investment gains or increase losses for the prospective Contractor.

The amounts and timing of Direct Costs incurred by the Purchaser cannot be predicted. Moreover, historical data on proceeds obtained by DRMS from the sale of items in the pertinent SCLs are not necessarily accurate predictors of the re-sale proceeds obtainable by the Purchaser.

Inflows of Property at particular Scrap Yards may be sufficiently high relative to space availability as to cause removal and/or re-sale by the Purchaser on an expedited and less efficient schedule than desired by the Purchaser. Moreover, some Scrap Yards are likely to be closed during the prospective Performance Period as part of the DRMS infrastructure reduction program. This may lead to referrals of Property in place at Special Situation Locations, thus causing the Purchaser to incur above normal costs (if allowed to sell in place) or to incur Seller Indirect Costs that must be funded by the Purchaser and/or the prospective Contractor until such time as amounts otherwise distributable to DRMS are sufficient to reimburse such expenditures.

Costs incurred to phase in Property purchases and re-sales, both during the Phase-In Period and beyond, may be higher than expected by the prospective Contractor. Moreover, the re-sale of Property, both during the Phase-In Period and thereafter, may take longer than anticipated by the prospective Contractor.

DRMS may not be able to add particular Delivery Points to the Phase-In Schedule as quickly as expected or desired by the prospective Contractor.

The Purchaser is responsible for the cost associated with the disposal of material that is unsaleable.

In several respects this contract requires cooperation between DRMS and the Purchaser, especially as regards the logistics of referring Property for sale to Purchaser, Delivery of the Property, arranging access to the Property for Purchaser and prospective re-sale buyers, removing Property from certain Delivery Points upon request or notice from DRMS, and in other respects. Moreover, the contract provides that DRMS may exercise its sole discretion to grant or deny certain requests by the Purchaser, including without limitation requests for On-Site Processing at certain Delivery Points. A prospective offeror should consider the risks that such cooperation may be less forthcoming, and that such requests are granted less often, or with respect to less important matters or subject to more burdensome conditions, than the prospective offeror had expected.

The inflow of items to DRMS from generators cannot be predicted in terms of the initial designation of Property as “Scrap” or “Useable,” and DRMS policies and procedures with respect to such designations may change during the Performance Period. The pertinent provisions of the contract may not insulate the Contractor and Purchaser from the adverse consequences of such factors to the extent expected by the prospective Contractor.

The complexity and costs of implementing, maintaining and operating the accounting and inventory control systems as required by pertinent provisions of the contract may be greater than anticipated by the prospective Contractor. In addition, the costs of complying with the contract’s requirements with respect to reporting, financial auditing and compliance auditing may be greater than anticipated by the prospective offeror.

Subject to provisions governing early cancellation and termination, the Performance Period is seven years (84 months) with three - one (1) year options for the Government to extend the Performance Period. The Government can not exercise an extension of the contract beyond ten years. It may be more difficult or more costly for the Purchaser to hire and retain employees, especially near the end of the Performance Period, than anticipated by the prospective Contractor.

The costs of compliance with present or future trade security control procedures may be higher than anticipated by the prospective Contractor, and such procedures may cause the revenue obtainable from the sale of material that is subject to trade security controls to be reduced or delayed.

Described generally, applicable statutes and regulations grant DRMS less flexibility to agree to amend a contract after award than a prospective offeror may have experienced in other contractual settings. Prospective offerors should assume that the provisions of the contract cannot be significantly amended after award.

This IFB presents several examples of illustrative financial calculations based upon certain purely hypothetical assumptions concerning such matters as revenues, costs and other assumptions. These calculations are presented solely for the purpose of illustrating certain of the mechanics of the contract. DRMS cannot predict, and makes no representation concerning, any assumption that is material to projecting or calculating the performance of the Purchaser or the investment gains or losses for the prospective Contractor under this contract. Moreover, the illustrative calculations presented in this IFB are simplified for the purpose of illustrating certain mechanics of the contract and are not intended to identify all material assumptions or factors that may affect the performance of the Purchaser or investment gains or losses for the prospective Contractor.

This IFB may be the subject of one or more protests to the U.S. General Accounting Office. Moreover, it is possible that, either pending or after award, one or more third parties that object to this contract could institute litigation involving both DRMS and the Contractor. DRMS cannot predict the likelihood or the possible outcome of such litigation.

Applicable statutes, regulations, policies and inter-service agreements govern whether the disposition of particular items of surplus is through DRMS or through other disposition modes. The volume and nature of the Property referred for sale under this contract could be affected by changes in such governing statutes, regulations, policies and inter-service agreements.

III. BID SCHEDULE

A.            BACKGROUND INFORMATION

Most Scrap to be sold under this IFB is categorized by Scrap Classification Code (SCL) and DEMIL Code. The remainder of Scrap to be sold is DCS Property, which is categorized by Federal Supply Classification Code (FSC). The complete listing of SCL Codes and FSC Codes included in the contract is detailed in Table IV-1(a) and IV-l(b) respectively in Part IV below.

B.           BID PROCESS

A bid must offer a Bid Price to be paid to DRMS upon award of a sale contract. The “Item Bid Page” in the Attachment to the accompanying “Bidding Instructions and Bid Forms” is for formally registering the offeror’s Bid Price. Award of the SV sale contract will be made to the responsive, responsible bidder that offers the highest Bid Price. The winning bid will be determined from the offered Bid Prices as set forth in Section Two of Article One (Bidding and Contract Award) below.

The accompanying “Bidding Instructions and Bid Forms” provide an illustration of the determination of the winning bid.

C.           ILLUSTRATIVE FINANCIAL MODEL

Table III-l below presents a scenario for a monthly illustrative financial model of the proposed transaction with certain assumptions listed at the beginning of each table.

Figures used in this table, and all other forward-looking figures in the IFB, are for illustrative purposes only. DRMS cannot predict the flow of Property to be sold under this contract and DRMS expressly disavows any implication to the contrary. Moreover, historic DRMS operating data are not necessarily reliable indicators of future Property deliveries under this contract, the quality or resale value of such Property or future operating costs. DRMS does not make any representation of any character concerning the Property to be sold hereunder.

[PAGE INTENTIONALLY LEFT BLANK]

ASSUMPTIONS AND PARAMETERS IN ILLUSTRATIVE 7 YEAR FINANCIAL MODEL
Five-Month Phase-In
0% - 4% - 8% Purchaser Enhancement

Weight of scrap Referred for Sale to Purchaser (Pounds, 000s)

Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
250,000	225,000	202,500	182,250	164,025	147,623	132,860

Annual decline in weight of scrap Referred for Sale to Purchaser

Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
NA	10%	10%	10%	10%	10%	10%

During the 1st year of operation, the Purchaser receives an increasing percentage of the Property:

	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10
Phase-in percentages	50%	75%	80%	90%	100%	100%	100%	100%	100%	100%

Weight of Scrap Re-Sold by Purchaser

Months
1	No Scrap re-sold while the Purchaser sets up operations
2 - 85	Scrap referred 1 months earlier.
7 - 12	100% a weighted average of scrap Referred 2, 3, and 4 months earlier.
13 - 85	100% a weighted average of scrap Referred 2, 3, and 4 months earlier.
86	50% of the weight of the scrap remaining in inventory.
87	100% of the weight of the scrap remaining in inventory.

DRMS Baseline Gross Proceeds

$0.055 for every pound of scrap Referred for Sale

DRMS Baseline Expenses

70% of DRMS Baseline Gross Proceeds ($0.0385 for every pound of scrap sold)

DRMS Baseline Net Proceeds

DRMS Baseline Gross Proceeds minus DRMS Baseline Expenses

$0.0165 for every pound of scrap Referred for Sale

Revenue per pound of scrap sold by Purchaser

Months	Price recv’d by DRMS	Purchaser Enhancement	Price received by Purchaser
1-6	$0.055	0%	$0.055
7-12	$0.055	4%	$0.057
13 +	$0.055	6%	$0.059

Purchaser Gross Proceeds

This is the product of the weight of scrap re-sold by purchaser and the price per pound received by the Purchaser.

Purchaser Start Up Expenses

Month	Start Up Expenses
1	$400
2	$250
3	$150

Total Purchaser Expenses

Total Purchaser Expenses are the sum of Start-up Costs and Purchaser Expenses.

Purchaser Expenses are based upon DRMS Baseline Expenses.

The formula for Purchaser Expenses is:

weight of scrap * 3.85 cents per pound * 88%

Where:                                 weight of scrap is the greater of (a) scrap Referred for Sale, or (b) scrap re-sold 88% represents the cost savings of 12% by the Purchaser over DRMS Baseline

Purchaser Net Proceeds (Working Capital Advance)

Calculated as the difference between Purchaser Gross Proceeds and Total Purchaser Expenses.

Purchaser Operating Cash Balance

Equals Total Purchaser Expenses for the following month.

Payments to DRMS: Bid Price

$2,000                                       Equals the Contractor’s Estimated Bid Price. (i.e $2,000,000.00)

28.1

Table III-1

Scrap Venture Illustrative 7 Year Financial Model

		Year 1
All Figures (000s)	At Award 0	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Weight of Scrap Delivered	0	10,417	15,625	16,667	18,750	20,833	20,833	20,833	20,833	20,833	20,833	20,833	20,833
2. Weight of Scrap Sold	0	0	10,417	15,625	16,667	18,750	20,833	20,833	20,833	20,833	20,833	20,833	20,833
3. Weight of Scrap in Inventory	0	10,417	15,625	16,667	18,750	20,833	20,833	20,833	20,833	20,833	20,833	20,833	20,833

B. DRMS Baseline Proceeds
1. DRMS Baseline Gross Proceeds		573	859	917	1,031	1,146	1,146	1,146	1,146	1,146	1,146	1,146	1,146
2. DRMS Baseline Expenses		(401)	(602)	(642)	(722)	(802)	(802)	(802)	(802)	(802)	(802)	(802)	(802)
3. DRMS Baseline Net Proceeds		172	258	275	309	344	344	344	344	344	344	344	344

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	0	0	573	859	917	1,031	1,146	1,192	1,192	1,192	1,192	1,192	1,192
Purchaser Start Up Expenses		(400)	(250)	(150)	0	0	0	0	0	0	0	0	0
Purchaser Expenses		(353)	(529)	(565)	(635)	(706)	(706)	(706)	(706)	(706)	(706)	(706)	(706)
2. Total Purchaser Expenses	0	(753)	(779)	(715)	(635)	(706)	(706)	(706)	(706)	(706)	(706)	(706)	(706)
3. Purchaser Net Proceeds (Direct Cost Advance)	0	(753)	(206)	145	281	325	440	486	486	486	486	486	486
4. Purchaser Operating Cash Balance		0	0	0	0	0	232	706	706	706	706	706	706
5. Purchaser Working Capital Advance Balance		(753)	(959)	(815)	(533)	(208)	0	0	0	0	0	0	0
6. Available for Distribution		0	0	0	0	0	0	12	486	486	486	486	486

II. Recap of Payments & Distributions

A. Contractor Cashflows
1. Payments to DRMS: Bid Price	(2,000)	0	0	0	0	0	0	0	0	0	0	0	0
2. Payments to DRMS: Quarterly Purchase Price	0	0	0	(2.6)	0	0	(5.6)	0	0	(6.3)	0	0	(6.3)
3. Direct Cost (Advances) Repayments	0	(753)	(206)	145	281	325	208	0	0	0	0	0	0
4. Cumulative Direct Cost (Advances) Repayments	0	(753)	(959)	(815)	(533)	(208)	0	0	0	0	0	0	0
5. Distributions = 20% of Net Proceeds	0	0	0	0	0	0	0	2	97	97	97	97	97

6. Payment Deposit	(30)	0	0	0	0	0	0	0	0	0	0	0	0
7. Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	0	0	0
8. Retention Fund - Balance	0	0	0	0	0	0	0	0	0	0	0	0	0

9. Contractor Net Cashflow - This Month	(2,030)	(753)	(206)	142	281	325	202	2	97	91	97	97	91
10. Contractor Cumulative Net Cashflow	(2,030)	(2,783)	(2,989)	(2,847)	(2,566)	(2,240)	(2,038)	(2,036)	(1,939)	(1,848)	(1,751)	(1,653)	(1,562)

B. DRMS Cashflows
1. Payments from Contractor for Bid Price + Qtrly Purchase Price	2,000	0	0	3	0	0	6	0	0	6	0	0	6
2. Gross Distribution Payments [80% of Net Proceeds]	0	0	0	0	0	0	0	10	389	389	389	389	389
3. Purchase Price + Gross Distributions		0	0	3	0	0	6	10	389	395	389	389	395
4. Payment Deposit	30	0	0	0	0	0	0	0	0	0	0	0	0
5. Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	0	0	0
6. Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0	0

7. DRMS Net Cashflow - This Month	2,030	0	0	3	0	0	6	10	389	395	389	389	395
8. DRMS Cumulative Cashflow	2,030	2,030	2,030	2,033	2,033	2,033	2,038	2,048	2,437	2,832	3,220	3,609	4,004

28.2

Table III-1

Scrap Venture Illustrative 7 Year Financial Model

	Year 2
All Figures (000s)	Month 13	Month 14	Month 15	Month 16	Month 17	Month 18	Month 19	Month 20	Month 21	Month 22	Month 23	Month 24
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Weight of Scrap Delivered	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750
2. Weight of Scrap Sold	20,833	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750
3. Weight of Scrap in Inventory	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750	18,750

B. DRMS Baseline Proceeds
1. DRMS Baseline Gross Proceeds	1,031	1,031	1,031	1,031	1,031	1,031	1,031	1,031	1,031	1,031	1,031	1,031
2. DRMS Baseline Expenses	(722)	(722)	(722)	(722)	(722)	(722)	(722)	(722)	(722)	(722)	(722)	(722)
3. DRMS Baseline Net Proceeds	309	309	309	309	309	309	309	309	309	309	309	309

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	1,238	1,114	1,114	1,114	1,114	1,114	1,114	1,114	1,114	1,114	1,114	1,114
Purchaser Start Up Expenses	0	0	0	0	0	0	0	0	0	0	0	0
Purchaser Expenses	(706)	(635)	(635)	(635)	(635)	(635)	(635)	(635)	(635)	(635)	(635)	(635)
2. Total Purchaser Expenses	(706)	(635)	(635)	(635)	(635)	(635)	(635)	(635)	(635)	(635)	(635)	(635)
3. Purchaser Net Proceeds (Direct Cost Advance)	532	479	479	479	479	479	479	479	479	479	479	479
4. Purchaser Operating Cash Balance	635	635	635	635	635	635	635	635	635	635	635	635
5. Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0
6. Available for Distribution	602	479	479	479	479	479	479	479	479	479	479	479

II. Recap of Payments & Distributions

A. Contractor Cashflows
1. Payments to DRMS: Bid Price	0	0	0	0	0	0	0	0	0	0	0	0
2. Payments to DRMS: Quarterly Purchase Price	0	0	(5.8)	0	0	(5.6)	0	0	(5.6)	0	0	(5.6)
3. Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
4. Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
5. Distributions = 20% of Net Proceeds	120	96	96	96	96	96	96	96	96	96	96	96
6. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
7. Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	0	0
8. Retention Fund - Balance	0	0	0	0	0	0	0	0	0	0	0	0
9. Contractor Net Cashflow - This Month	120	96	90	96	96	90	96	96	90	96	96	90
10. Contractor Cumulative Net Cashflow	(1,442)	(1,346)	(1,256)	(1,161)	(1,065)	(975)	(879)	(784)	(693)	(598)	(502)	(412)

B. DRMS Cashflows
1. Payments from Contractor for Bid Price + Qtrly Purchase Price	0	0	6	0	0	6	0	0	6	0	0	6
2. Gross Distribution Payments [80% of Net Proceeds]	482	383	383	383	383	383	383	383	383	383	383	383
3. Purchase Price + Gross Distributions	482	383	389	383	383	388	383	383	388	383	383	388
4. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
5. Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	0	0
6. Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
7. DRMS Net Cashflow - This Month	482	383	389	383	383	388	383	383	388	383	383	388
8. DRMS Cumulative Cashflow	4,486	4,868	5,257	5,640	6,023	6,411	6,794	7,177	7,565	7,948	8,331	8,719

28.3

Table III-1

Scrap Venture Illustrative 7 Year Financial Model

	Year 3
All Figures (000s)	Month 25	Month 26	Month 27	Month 28	Month 29	Month 30	Month 31	Month 32	Month 33	Month 34	Month 35	Month 36
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Weight of Scrap Delivered	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875
2. Weight of Scrap Sold	18,750	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875
3. Weight of Scrap in Inventory	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875	16,875

B. DRMS Baseline Proceeds
1. DRMS Baseline Gross Proceeds	928	928	928	928	928	928	928	928	928	928	928	928
2. DRMS Baseline Expenses	(650)	(650)	(650)	(650)	(650)	(650)	(650)	(650)	(650)	(650)	(650)	(650)
3. DRMS Baseline Net Proceeds	278	278	278	278	278	278	278	278	278	278	278	278

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	1,114	1,002	1,002	1,002	1,002	1,002	1,002	1,002	1,002	1,002	1,002	1,002
Purchaser Start Up Expenses	0	0	0	0	0	0	0	0	0	0	0	0
Purchaser Expenses	(635)	(572)	(572)	(572)	(572)	(572)	(572)	(572)	(572)	(572)	(572)	(572)
2. Total Purchaser Expenses	(635)	(572)	(572)	(572)	(572)	(572)	(572)	(572)	(572)	(572)	(572)	(572)
3. Purchaser Net Proceeds (Direct Cost Advance)	479	431	431	431	431	431	431	431	431	431	431	431
4. Purchaser Operating Cash Balance	572	572	572	572	572	572	572	572	572	572	572	572
5. Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0
6. Available for Distribution	542	431	431	431	431	431	431	431	431	431	431	431

II. Recap of Payments & Distributions

A. Contractor Cashflows
1. Payments to DRMS: Bid Price	0	0	0	0	0	0	0	0	0	0	0	0
2. Payments to DRMS: Quarterly Purchase Price	0	0	(5.3)	0	0	(5.1)	0	0	(5.1)	0	0	(5.1)
3. Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
4. Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
5. Distributions = 20% of Net Proceeds	108	86	86	86	86	86	86	86	86	86	86	86
6. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
7. Retention Fund (Payments) Credits	0	0	0	0	(9)	(9)	(9)	(9)	(9)	(9)	(9)	(9)
8. Retention Fund - Balance	0	0	0	0	(9)	(17)	(26)	(34)	(43)	(52)	(60)	(69)
9. Contractor Net Cashflow - This Month	108	86	81	86	78	72	78	78	72	78	78	72
10. Contractor Cumulative Net Cashflow	(304)	(217)	(137)	(50)	27	99	177	255	327	405	482	554

B. DRMS Cashflows
1. Payments from Contractor for Bid Price + Qtrly Purchase Price	0	0	5	0	0	5	0	0	5	0	0	5
2. Gross Distribution Payments [80% of Net Proceeds]	434	345	345	345	345	345	345	345	345	345	345	345
3. Purchase Price + Gross Distributions	434	345	350	345	345	350	345	345	350	345	345	350
4. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
5. Retention Fund (Payments) Credits	0	0	0	0	9	9	9	9	9	9	9	9
6. Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
7. DRMS Net Cashflow - This Month	434	345	350	345	353	358	353	353	358	353	353	358
8. DRMS Cumulative Cashflow	9,153	9,497	9,847	10,192	10,545	10,903	11,256	11,609	11,967	12,320	12,674	13,032

28.4

Table III-1

Scrap Venture Illustrative 7 Year Financial Model

	Year 4
All Figures (000s)	Month 37	Month 38	Month 39	Month 40	Month 41	Month 42	Month 43	Month 44	Month 45	Month 46	Month 47	Month 48
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Weight of Scrap Delivered	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188
2. Weight of Scrap Sold	16,875	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188
3. Weight of Scrap in Inventory	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188	15,188

B. DRMS Baseline Proceeds
1. DRMS Baseline Gross Proceeds	835	835	835	835	835	835	835	835	835	835	835	835
2. DRMS Baseline Expenses	(585)	(585)	(585)	(585)	(585)	(585)	(585)	(585)	(585)	(585)	(585)	(585)
3. DRMS Baseline Net Proceeds	251	251	251	251	251	251	251	251	251	251	251	251

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	1,002	902	902	902	902	902	902	902	902	902	902	902
Purchaser Start Up Expenses	0	0	0	0	0	0	0	0	0	0	0	0
Purchaser Expenses	(572)	(515)	(515)	(515)	(515)	(515)	(515)	(515)	(515)	(515)	(515)	(515)
2. Total Purchaser Expenses	(572)	(515)	(515)	(515)	(515)	(515)	(515)	(515)	(515)	(515)	(515)	(515)
3. Purchaser Net Proceeds (Direct Cost Advance)	431	388	388	388	388	388	388	388	388	388	388	388
4. Purchaser Operating Cash Balance	515	515	515	515	515	515	515	515	515	515	515	515
5. Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0
6. Available for Distribution	488	388	388	388	388	388	388	388	388	388	388	388

II. Recap of Payments & Distributions

A. Contractor Cashflows
1. Payments to DRMS: Bid Price	0	0	0	0	0	0	0	0	0	0	0	0
2. Payments to DRMS: Quarterly Purchase Price	0	0	(4.7)	0	0	(4.6)	0	0	(4.6)	0	0	(4.6)
3. Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
4. Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
5. Distributions = 20% of Net Proceeds	98	78	78	78	78	78	78	78	78	78	78	78
6. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
7. Retention Fund (Payments) Credits	(10)	(8)	(8)	(8)	(8)	(8)	(8)	(8)	(8)	(8)	(8)	(8)
8. Retention Fund - Balance	(79)	(86)	(94)	(102)	(110)	(117)	(125)	(133)	(141)	(148)	(156)	(164)
9. Contractor Net Cashflow - This Month	88	70	65	70	70	65	70	70	65	70	70	65
10. Contractor Cumulative Net Cashflow	642	712	777	847	917	982	1,052	1,121	1,187	1,256	1,326	1,391

B. DRMS Cashflows
1. Payments from Contractor for Bid Price + Qtrly Purchase Price	0	0	5	0	0	5	0	0	5	0	0	5
2. Gross Distribution Payments [80% of Net Proceeds]	390	310	310	310	310	310	310	310	310	310	310	310
3. Purchase Price + Gross Distributions	390	310	315	310	310	315	310	310	315	310	310	315
4. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
5. Retention Fund (Payments) Credits	10	8	8	8	8	8	8	8	8	8	8	8
6. Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
7. DRMS Net Cashflow - This Month	400	318	323	318	318	322	318	318	322	318	318	322
8. DRMS Cumulative Cashflow	13,432	13,750	14,072	14,390	14,708	15,030	15,348	15,666	15,988	16,306	16,624	16,946

28.5

Table III-1
Scrap Venture Illustrative 7 Year Financial Model

	Year 5
All Figures (000s)	Month 49	Month 50	Month 51	Month 52	Month 53	Month 54	Month 55	Month 56	Month 57	Month 58	Month 59	Month 60
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Weight of Scrap Delivered	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669
2. Weight of Scrap Sold	15,188	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669
3. Weight of Scrap in Inventory	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669	13,669

B. DRMS Baseline Proceeds
1. DRMS Baseline Gross Proceeds	752	752	752	752	752	752	752	752	752	752	752	752
2. DRMS Baseline Expenses	(526)	(526)	(526)	(526)	(526)	(526)	(526)	(526)	(526)	(526)	(526)	(526)
3. DRMS Baseline Net Proceeds	226	226	226	226	226	226	226	226	226	226	226	226

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	902	812	812	812	812	812	812	812	812	812	812	812
Purchaser Start Up Expenses	0	0	0	0	0	0	0	0	0	0	0	0
Purchaser Expenses	(515)	(463)	(463)	(463)	(463)	(463)	(463)	(463)	(463)	(463)	(463)	(463)
2. Total Purchaser Expenses	(515)	(463)	(463)	(463)	(463)	(463)	(463)	(463)	(463)	(463)	(463)	(463)
3. Purchaser Net Proceeds (Direct Cost Advance)	388	349	349	349	349	349	349	349	349	349	349	349
4. Purchaser Operating Cash Balance	463	463	463	463	463	463	463	463	463	463	463	463
5. Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0
6. Available for Distribution	439	349	349	349	349	349	349	349	349	349	349	349

II. Recap of Payments & Distributions

A. Contractor Cashflows
1. Payments to DRMS: Bid Price	0	0	0	0	0	0	0	0	0	0	0	0
2. Payments to DRMS: Quaterly Purchase Price	0	0	(4.3)	0	0	(4.1)	0	0	(4.1)	0	0	(4.1)
3. Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
4. Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
5. Distributions = 20% of Net Proceeds	88	70	70	70	70	70	70	70	70	70	70	70

6. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
7. Retention Fund (Payments) Credits	(9)	(7)	(7)	(7)	(7)	(7)	(7)	(7)	(7)	(7)	(7)	(7)
8. Retention Fund - Balance	(173)	(180)	(187)	(194)	(201)	(208)	(215)	(222)	(229)	(235)	(242)	(249)

9. Contractor Net Cashflow - This Month	79	63	59	63	63	59	63	63	59	63	63	59
10. Contractor Cumulative Net Cashflow	1,470	1,533	1,592	1,654	1,717	1,776	1,839	1,902	1,960	2,023	2,086	2,144

B. DRMS Cashflows
1. Payments from Contractor for Bid Price + Qtrly Purchase Price	0	0	4	0	0	4	0	0	4	0	0	4
2. Gross Distribution Payments [80% of Net Proceeds]	351	279	279	279	279	279	279	279	279	279	279	279
3. Purchase Price + Gross Distributions	351	279	283	279	279	283	279	279	283	279	279	283
4. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
5. Retention Fund (Payments) Credits	9	7	7	7	7	7	7	7	7	7	7	7
6. Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
7. DRMS Net Cashflows This Month	360	286	290	286	286	290	286	286	290	286	286	290
8. DRMS Cumulative Cashflow	17,306	17,592	17,883	18,169	18,455	18,745	19,031	19,317	19,607	19,893	20,179	20,469

28.6

Table III-1
Scrap Venture Illustrative 7 Year Financial Model

	Year 6
All Figures (000s)	Month 61	Month 62	Month 63	Month 64	Month 65	Month 66	Month 67	Month 68	Month 69	Month 70	Month 71	Month 72
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Weight of Scrap Delivered	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302
2. Weight of Scrap Sold	13,669	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302
3. Weight of Scrap in Inventory	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302	12,302

B. DRMS Baseline Proceeds
1. DRMS Baseline Gross Proceeds	677	677	677	677	677	677	677	677	677	677	677	677
2. DRMS Baseline Expenses	(474)	(474)	(474)	(474)	(474)	(474)	(474)	(474)	(474)	(474)	(474)	(474)
3. DRMS Baseline Net Proceeds	203	203	203	203	203	203	203	203	203	203	203	203

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	812	731	731	731	731	731	731	731	731	731	731	731
Purchaser Start Up Expenses	0	0	0	0	0	0	0	0	0	0	0	0
Purchaser Expenses	(463)	(417)	(417)	(417)	(417)	(417)	(417)	(417)	(417)	(417)	(417)	(417)
2. Total Purchaser Expenses	(463)	(417)	(417)	(417)	(417)	(417)	(417)	(417)	(417)	(417)	(417)	(417)
3. Purchaser Net Proceeds (Direct Cost Advance)	349	314	314	314	314	314	314	314	314	314	314	314
4. Purchaser Operating Cash Balance	417	417	417	417	417	417	417	417	417	417	417	417
5. Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0
6. Available for Distribution	395	314	314	314	314	314	314	314	314	314	314	314

II. Recap of Payments & Distributions

A. Contractor Cashflows
1. Payments to DRMS: Bid Price	0	0	0	0	0	0	0	0	0	0	0	0
2. Payments to DRMS: Quarterly Purchase Price	0	0	(3.8)	0	0	(3.7)	0	0	(3.7)	0	0	(3.7)
3. Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
4. Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
5. Distributions = 20% of Net Proceeds	79	63	63	63	63	63	63	63	63	63	63	63

6. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
7. Retention Fund (Payments) Credits	(1)	0	0	0	0	0	0	0	0	0	0	0
8. Retention Fund - Balance	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)

9. Contractor Net Cashflow - This Month	78	63	69	63	63	69	63	63	63	63	63	69
10. Contractor Cumulative Net Cashflow	2,223	2,286	2,345	2,407	2,470	2,592	2,592	2,555	2,714	2,777	2,840	2,899

B. DRMS Cashflows
1.Payments from Contractor for Bid Price + Qtrly Purchase Price	0	0	4	0	0	4	0	0	4	0	0	4
2.Gross Distribution Payments [80% of Net Proceeds]	316	251	251	251	251	251	251	251	251	251	251	251
3.Purchase Price + Gross Distributions	316	251	255	251	251	255	251	251	255	251	251	255
4.Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
5.Retention Fund (Payments) Credits	1	0	0	0	0	0	0	0	0	0	0	0
6.Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
7.DRMS Net Cashflows - This Month	317	251	251	251	251	255	251	251	251	251	251	251
8.DRMS Cumulative Cashflow	20,786	21,037	21,292	21,543	21,794	22,049	22,300	22,661	22,606	23,057	23,309	23,563

28.7

Table III-1
Scrap Venture Illustrative 7 Year Financial Model

	Year 7
All Figures (000s)	Month 73	Month 74	Month 75	Month 76	Month 77	Month 78	Month 79	Month 80	Month 81	Month 82	Month 83	Month 84
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Weight of Scrap Delivered	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072
2. Weight of Scrap Sold	12,302	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072
3. Weight of Scrap in Inventory	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072	11,072

B. DRMS Baseline Proceeds
1. DRMS Baseline Gross Proceeds	609	609	609	609	609	609	609	609	609	609	609	609
2. DRMS Baseline Expenses	(426)	(426)	(426)	(426)	(426)	(426)	(426)	(426)	(426)	(426)	(426)	(426)
3. DRMS Baseline Net Proceeds	183	183	183	183	183	183	183	183	183	183	183	183

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	701	658	658	658	658	658	658	658	658	658	658	658
Purchaser Start Up Expenses	0	0	0	0	0	0	0	0	0	0	0	0
Purchaser Expenses	(417)	(375)	(375)	(375)	(375)	(375)	(375)	(375)	(375)	(375)	(375)	(375)
2. Total Purchaser Expenses	(417)	(375)	(375)	(375)	(375)	(375)	(375)	(375)	(375)	(375)	(375)	(375)
3. Purchaser Net Proceeds (Direct Cost Advance)	314	283	283	283	283	283	283	283	283	283	283	283
4. Purchaser Operating Cash Balance	375	375	375	375	375	375	375	375	375	375	375	375
5. Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0
6. Available for Distribution	356	283	283	283	283	283	283	283	283	283	283	283

II. Recap of Payments & Distributions

A. Contractor Cashflows
1. Payments to DRMS: Bid Price	0	0	0	0	0	0	0	0	0	0	0	0
2. Payments to DRMS: Quaterly Purchase Price	0	0	(3.4)	0	0	(3.3)	0	0	(3.3)	0	0	(4.4)
3. Detect Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
4. Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
5. Distributions = 20% of Net Proceeds	71	57	57	57	57	57	57	57	57	57	57	57

6. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
7. Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	0	0
8. Retention Fund - Balance	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)

9. Contractor Net Cashflow - This Month	71	57	53	57	57	53	57	57	53	57	57	52
10. Contractor Cumulative Net Cashflow	2,970	3,026	3,079	3,136	3,192	3,246	3,302	3,359	3,412	3,468	3,525	3,577

B. DRMS Cashflows
1. Payments from Contractor for Bid Price + Qtrly Purchase Price	0	0	3	0	0	3	0	0	3	0	0	4
2. Gross Distribution Payments [80% of Net Proceeds]	284	226	226	226	226	226	226	226	226	226	226	226
3. Purchase Price + Gross Distributions	284	226	229	226	226	229	226	226	229	226	226	230
4. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
5. Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	0	0
6. Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
7. DRMS Net Cashflow - This Month	284	226	229	226	226	229	226	226	229	226	226	230
8. DRMS Cumulative Cashflow	23,848	24,074	24,303	24,530	24,756	24,985	25,211	25,437	25,666	25,892	26,118	26,349

28.8

Table III-1
Scrap Venture Illustrative 7 Year Financial Model

	Wind-Up
	Month	Month	Month	Month	Totals /
All Figures (000s)	85	86	87	88	Balances
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Weight of Scrap Delivered	0	0	0	0	1,282,383
2. Weight of Scrap Sold	11,072	0	0	0	1,282,383
3. Weight of Scrap in Inventory	0	0	0	0	0

B. DRMS Baseline Proceeds
1. DRMS Baseline Gross Proceeds	0	0	0	0	70,531
2. DRMS Baseline Expenses	0	0	0	0	(49,372)
3. DRMS Baseline Net Proceeds	0	0	0	0	21,159

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	658	0	0	0	75,536
Purchaser Start Up Expenses	0	0	0	0	(800)
Purchaser Expenses	(375)	0	0	0	(44,153)
2. Total Purchaser Expenses	(375)	0	0	0	(44,953)
3. Purchaser Net Proceeds (Direct Cost Advance)	283	0	0	0	30,583

4. Purchaser Operating Cash Balance	0	0	0	0	0
5. Purchaser Working Capital Advance Balance	0	0	0	0	0
6. Available for Distribution	658	0	0	0	30,583

II. Recap of Payments & Distributions

A. Contractor Cashflows
1. Payments to DRMS: Bid Price	0	0	0	0	(2,000)
2. Payments to DRMS: Quarterly Purchase Price	0	0	0.0	0	(128)
3. Direct Cost (Advances) Repayments	0	0	0	0	0
4. Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0
5. Distributions = 20% of Net Proceeds	132	0	0	0	6,117

6. Payment Deposit	0	30	0	0	0
7. Retention Fund (Payments) Credits	0	250	0	0	0
8. Retention Fund - Balance	(250)	0	0		0

9. Contractor Net Cashflow - This Month	132	280	0	0	3,988
10. Contractor Cumulative Net Cashflow	3,708	3,988	3,988	3,988	3,988

B. DRMS Cashflows
1. Payments from Contractor for Bid Price + Qtrly Purchase Price	0	0	0	0	2,128
2. Gross Distribution Payments [80% of Net Proceeds]	526	0	0	0	24,467
3. Purchase Price + Gross Distributions	526	0	0	0	24,595
4. Payment Deposit	0	(30)	0	0	0
5. Retention Fund (Payments) Credits	0	(250)	0	0	0
6. Less Seller Indirect Costs	0	0	0	0	0
7. DRMS Net Cashflow - This Month	526	(280)	0	0	26,595
8. DRMS Cumulative Cashflow	26,875	26,595	26,595	26,595	26,595

28.9

IV.  ITEM DESCRIPTION

It has been determined that the material with the SCL Codes presented in Table IV is no longer needed by the Federal Government.  The data presented in and accompanying this IFB present a sales history of the subject SCL Codes and DEMIL Codes and other related information.  Bidders are advised that any sales history information is provided for informational purposes only. Prior year material generations and sales data are not predictors of future generations or sales.

Table IV-1(a)
Product Pool SCL Codes, SCL Group and SCL Code Description
Sorted by SCL Code

SCL
Code	SCL Group	SCL Code Description
A01	Other	TABULATING CARDS
A02	Paper	LEDGER
A03	Other	NEWSPAPER
A04	Other	BOOKS AND MAGAZINES
A05	Paper	PAPER MIXED
A06	Paper	PLAIN AND CORRUGATED CARDBOARD
A07	Other	PAPER, MAP, SCRAP
A08	Other	COMPUTER PAPER
AB6	Paper	BALED/SHREDDED CARDBOARD
AB9	Paper	BALED/SHREDDED PAPER
C01	Other	BURLAP, INCLUDES OSNABURG
C02	Other	CANVAS
C03	Other	RAGS, MISCELLANEOUS, NOT COVERED IN OTHER SCL CODES
C04	Other	WEBBING
C05	Other	ROPE
C06	Other	RAYON RAGS
C07	Other	NYLON RAGS
C08	Other	WOOL RAGS
C09	Other	COTTON RAGS
C10	Other	SILK RAGS
C1A	Other	TEXTILE SCRAP, MISCELLANEOUS
C1B	Other	COTTON COMFORTERS, SCRAP
C1C	Other	COTTON MATTRESSES, SCRAP
C1D	Other	HAWSER, SCRAP
C1E	Other	POLYESTER, SCRAP
C1F	Other	PONCHO
C1G	Other	RUBBERIZED CLOTHING AND EQUIPMENT SCRAP
C1H	Other	SLEEPING BAGS SCRAP
CB6	Other	BALED/SHREDDED RAYON SCRAP
CB7	Other	BALED/SHREDDED NYLON SCRAP
CB8	Other	BALED/SHREDDED WOOL SCRAP
CB9	Other	BALED/SHREDDED COTTON SCRAP
D03	Other (Metallic)	BULLET METAL
D06	Other (Metallic)	MAGNESIUM
D09	Other (Metallic)	ZINC SCRAP
D1A	Aluminum	ALUMINUM SHEET
D1B	Other (Metallic)	ALUMINUM FOIL
D1C	Aluminum	ALUMINUM SOLIDS
D1D	Aluminum	IRONY ALUMINUM
D1E	Other (Metallic)	WRECKED AIRCRAFT
D1F	Aluminum	SWEATED ALUMINUM PIGS AND INGOTS
D1G	Other (Metallic)	ALUMINUM DROSS
D1H	Other (Metallic)	WRECKED HELICOPTERS
D1I	Aluminum	FIRED ALUMINUM
D1J	Aluminum	ALUMINUM, CAST
D1K	Other (Metallic)	ALUMINUM RADIATORS
D22	Brass and Copper	SMALL ARMS BRASS, .22 CALIBER EXPENDED CARTRIDGE CASES
D2A	Brass and Copper	MIXED CLEAN COPPER ALLOYS

29.1

Table IV-1(a)
Product Pool SCL Codes, SCL Group and SCL Code Description
Sorted by SCL Code

SCL
Code	SCL Group	SCL Code Description
D2B	Brass and Copper	MIXED COPPER ALLOYS WITH FOREIGN ATTACHMENTS
D2C	Brass and Copper	MIXED COPPER BASED ALLOY BORINGS AND TRIMMINGS
D2D	Brass and Copper	RADIATORS, MADE OF COPPER BASE ALLOYS
D2E	Brass and Copper	BRASS FIRED TO INCLUDE BLANKS AND CARTRIDGE CASES
D30	Brass and Copper	SMALL ARMS BRASS, .30 CALIBER EXPENDED CARTRIDGE CASES
D38	Brass and Copper	SMALL ARMS BRASS, .38 CALIBER EXPENDED CARTRIDGE CASES
D3I	Brass and Copper	12 GAUGE SHOTGUN SHELLS, EXPENDED
D45	Brass and Copper	SMALL ARMS BRASS, .45 CALIBER EXPENDED CARTRIDGE CASES
D4A	Brass and Copper	CLEAN COPPER W/O ATTACHMENT
D4B	Brass and Copper	COPPER CABLE, LEAD COVERED
D4C	Brass and Copper	INSULATED COPPER WIRE CABLE
D4D	Brass and Copper	COPPER, WITH FOREIGN ATTACHMENTS
D4E	Brass and Copper	BRASS, WITHOUT FOREIGN ATTACHMENTS
D4F	Brass and Copper	BRASS, WITH FOREIGN ATTACHMENTS
D4H	Brass and Copper	BRONZE, WITHOUT FOREIGN ATTACHMENTS
D4I	Brass and Copper	BRONZE, WITH FOREIGN ATTACHMENTS
D4J	Other (Metallic)	ELECTRIC MOTOR, SCRAP, COPPER BEARING
D4K	Other (Metallic)	ARMOR CABLE, SCRAP
D4L	Other (Metallic)	TRANSFORMERS, SCRAP
D4M	Brass and Copper	CUPRO-NICKEL, WITHOUT FOREIGN ATTACHMENTS
D4N	Other (Metallic)	GILDING METAL
D4P	Brass and Copper	CUPRO-NICKEL, WITH FOREIGN ATTACHMENTS
D4R	Other (Metallic)	ELECTRIC AND ELECTRONIC RESIDUE NOT CONTAING PRECIOUS METALS
D50	Brass and Copper	SMALL ARMS BRASS, .50 CALIBER EXPENDED CARTRIDGE CASES
D5D	Other (Metallic)	LEAD WITHOUT FOREIGN ATTACHMENTS
D5E	Other (Metallic)	OTHER GRADES OF LEAD
D5M	Brass and Copper	SMALL ARMS BRASS, 5.56 MM EXPENDED CARTRIDGE CASES
D7M	Brass and Copper	SMALL ARMS BRASS, 7.62 MM EXPENDED CARTRIDGE CASES
D9M	Brass and Copper	SMALL ARMS BRASS, 9.00 MM EXPENDED CARTRIDGE CASES
DLA	Aluminum	LOGGED/BUNDLED ALUMINUM
DLD	Aluminum	LOGGED/BUNDLED IRONY ALUMINUM
E1A	Steel and Iron	NO. 1 HEAVY MELTING STEEL
E1B	Steel and Iron	NO. 2 HEAVY MELTING STEEL
E1C	Steel and Iron	NO. 1 STEEL BUSHELING
E1D	Steel and Iron	NO. 2 STEEL BUSHELING
E1E	Steel and Iron	NO. 1 STEEL BUNDLES
E1F	Steel and Iron	NO. 2 STEEL BUNDLES
E1G	Steel and Iron	MIXED IRON AND STEEL BORINGS AND TURNINGS
E1H	Other	TIN CAN AND TERNE PLATE
E1I	Steel and Iron	UNPREPARED HEAVY MELTING IRON AND STEEL SCRAP
E1J	Steel and Iron	UNPREPARED LIGHT MELTING STEEL SUITABLE FOR COMP INTO NO. 1 BUNDLES
E1K	Steel and Iron	UNPREPARED LIGHT MELTING STEEL SUITABLE FOR COMM INTO NO. 2 BUNDLES
E1L	Steel and Iron	IRON AND STEEL SCRAP, MIXED WITH FOREIGN ATTACHMENTS
E1M	Steel and Iron	MISCELLANEOUS STEEL SCRAP
E1N	Steel and Iron	ENGINE BLOCKS, STRIPPED
E1O	Steel and Iron	STOVE SCRAP
E1Q	Steel and Iron	HEAVY BREAKABLE CAST
E1R	Steel and Iron	MIXED CAST

29.2

Table IV-1(a)
Product Pool SCL Codes, SCL Group and SCL Code Description
Sorted by SCL Code

SCL
Code	SCL Group	SCL Code Description
E1S	Steel and Iron	TOOL STEEL
E1T	Steel and Iron	SMALL ARM PARTS REQUIRING FURTHER PROCESSING
E1U	Steel and Iron	STEEL TANK TRACK WITHOUT RUBBER PADS
E1V	Other	STEEL TANK TRACK WITH RUBBER PADS
E1W	Steel and Iron	STEEL CHAIN, ANCHORS
E2A	Steel and Iron	VEHICLES, COMMERCIAL AUTOS/TRUCKS
E2C	Steel and Iron	VEHICLES, TACTICAL, ALL TYPES
E2D	Steel and Iron	VEHICLES, ARMORED
E2E	Steel and Iron	VEHICLES, SPECIAL PURPOSE
E2F	Steel and Iron	TANK TRAILERS
ELS	Steel and Iron	LOGGED/BUNDLED LIGHT STEEL
ENA	Steel and Iron	APPLIANCES ELECTRICAL
EWG	Other	WHITE APPLIANCE GOODS
F01	Other	WOOD SCRAP
FSW	Other	SHREDDED WOOD
G01	Other	RUBBER TIRES, AIRCRAFT
G02	Other	RUBBER TIRES, VEHICULAR
G03	Other	RUBBER INNER TUBES, AIRCRAFT
G04	Other	RUBBER INNER TUBES, VEHICULAR
G05	Other	RUBBER SCRAP NOT OTHERWISE CLASSIFIABLE
GST	Other	SHREDDED RUBBER TIRES
H02	Other	CHEMICAL SCRAP AND RELATED MATERIALS NON PRECIOUS METAL BEARING
H03	Other	DEHYDRATING AGENT, GRADE A
H05	Other	CULLET
H06	Other	TILE, CONCRETE, BRICKS, CLAY AND CROCKERY
H07	Other	LEATHER
H08	Other	PLASTIC
H10	Other	ASHES, WASTE (COAL OR WOOD)
H11	Other	ELECTRONIC TUBE RESIDUE
H13	none	MISCELLANEOUS SCRAP NOT OTHERWISE CLASSIFIABLE
H14	Other	MAGNETIC TAPE
H19	Other	WAX SCRAP, AND RELATED MATERIALS
H24	none	UNSEGREGATED SCRAP
R1K	Other	MIXED RANGE RESIDUE
RET	Other	PROPERTY FOR RETAIL SALE
S00	Stainless Steel	STAINLESS STEEL SCRAP
S01	Stainless Steel	STAINLESS STEEL ALLOY GROUP 1, 7-13% NI, 17-19% CR
S02	Stainless Steel	STAINLESS STEEL ALLOY GROUP 2, 0-2% NI, 12-16% CR
S12	Stainless Steel	STAINLESS STEEL ALLOY GROUP 12, 4% NI, 17% CR
S17	Stainless Steel	STAINLESS STEEL ALLOY GROUP 17, 209% NI, 12-20% CR
S21	Stainless Steel	STAINLESS STEEL ALLOY GROUP 21, 14% NI, 14% CR
S24	Stainless Steel	STAINLESS STEEL ALLOY GROUP 24, 12% NI, 25% CR
S3A	Stainless Steel	STAINLESS STEEL, NONMAGNETIC
S3B	Other	STAINLESS STEEL, MAGNETIC
S3C	Stainless Steel	CHROME NICKEL
S3D	Stainless Steel	NICKEL, MISCELLANEOUS
SLO	Stainless Steel	LOGGED/BUNDLED STAINLESS STEEL

29.3

Table IV-1(a)
Product Pool SCL Codes, SCL Group and SCL Code Description
Sorted by SCL Code

SCL
Code	SCL Group	SCL Code Description
T01	High Temp Alloys	HIGH TEMP ALLOYS NOT ASSIGNABLE TO A GROUP
T03	High Temp Alloys	HIGH TEMP ALLOY GROUP 3, 1010% NI, 12-16% CR, 50-67% CO
T04	High Temp Alloys	HIGH TEMP ALLOY GROUP 4, 55% NI, 16% CR
T05	High Temp Alloys	HIGH TEMP ALLOY GROUP 5, 2020% NI, 13-27% CR, 10-60% CO
T06	High Temp Alloys	HIGH TEMP ALLOY GROUP 6, 25% NI, 16% CR
T07	High Temp Alloys	HIGH TEMP ALLOY GROUP 7, 1-25% NI, 8-16% CR
T08	High Temp Alloys	HIGH TEMP ALLOY GROUP 8, 70-74% NI, 15% CR-IN CONEL
T09	High Temp Alloys	HIGH TEMP ALLOY GROUP 9, 20% NI, 20% CR, 40% CO
T10	High Temp Alloys	HIGH TEMP ALLOY GROUP 10, 60% NI, 30% CU-MONEL NOMINALLY
T14	High Temp Alloys	HIGH TEMP ALLOY GROUP 14, 12020% NI, 24-25% CR
T15	High Temp Alloys	HIGH TEMP ALLOY GROUP 15, 2-15% NI, 26-27% CR, 50-60% CO
T16	High Temp Alloys	HIGH TEMP ALLOY GROUP 16, 75-80% NI, 20-21% CR
T18	High Temp Alloys	HIGH TEMP ALLOY GROUP 18, 55% NI, 199% CR, 13% CO
T20	High Temp Alloys	HIGH TEMP ALLOY GROUP 20, 37% NI, 18% CR, 20% CO
T22	High Temp Alloys	HIGH TEMP ALLOY GROUP 22, 75% NI, 20% CR
T23	High Temp Alloys	HIGH TEMP ALLOY GROUP 23, 26-30% NI, 13-20% CR
T24	High Temp Alloys	UNSEGREGATED HIGH TEMPERATURE ALLOYS
T25	High Temp Alloys	HIGH TEMP ALLOY GROUP 25, 30% NI, 25% CR, 30% CO
T26	High Temp Alloys	HIGH TEMP ALLOY GROUP 26, 36% NI
T27	High Temp Alloys	HIGH TEMP ALLOY GROUP 27, 60% NI, 15% CR
T28	High Temp Alloys	HIGH TEMP ALLOY GROUP 28, 60% NI, 25% CR, 12% CO
T29	High Temp Alloys	HIGH TEMP ALLOY GROUP 29, 58% NI, 19% CR, 18% CO
T30	High Temp Alloys	HIGH TEMP ALLOY GROUP 30, 64% NI, 8% CR, 10% CO
T32	High Temp Alloys	HIGH TEMP ALLOY GROUP 32, 45% NI, 22% CR, 1.5% CO
T33	High Temp Alloys	HIGH TEMP ALLOY GROUP 33, 35% NI, 15% CR
T55	High Temp Alloys	HIGH TEMP ALLOY GROUP 55, 90% W (TUNGSTEN)
T60	High Temp Alloys	HIGH TEMP ALLOY GROUP 60, 80% TI (TITANIUM)
T62	High Temp Alloys	HIGH TEMP ALLOY GROUP 62, BERYLLIUM (BE)
T65	High Temp Alloys	TANTALUM
T66	High Temp Alloys	GERMANIUM

29.4

Table IV-1(b)
Product Pool SCL Codes, SCL Group and SCL Code Description
Sorted by SCL Group

SCL
Code	SCL Group	SCL Code Description
D1A	Aluminum	ALUMINUM SHEET
D1C	Aluminum	ALUMINUM SOLIDS
D1D	Aluminum	IRONY ALUMINUM
D1F	Aluminum	SWEATED ALUMINUM PIGS AND INGOTS
D1I	Aluminum	FIRED ALUMINUM
D1J	Aluminum	ALUMINUM, CAST
DLA	Aluminum	LOGGED/BUNDLED ALUMINUM
DLD	Aluminum	LOGGED/BUNDLED IRONY ALUMINUM
D22	Brass and Copper	SMALL ARMS BRASS, .22 CALIBER EXPENDED CARTRIDGE CASES
D2A	Brass and Copper	MIXED CLEAN COPPER ALLOYS
D2B	Brass and Copper	MIXED COPPER ALLOYS WITH FOREIGN ATTACHMENTS
D2C	Brass and Copper	MIXED COPPER BASED ALLOY BORINGS AND TRIMMINGS
D2D	Brass and Copper	RADIATORS, MADE OF COPPERS BASE ALLOYS
D2E	Brass and Copper	BRASS, FIRED, TO INCLUDE BLANKS AND CARTRIDGE CASES
D30	Brass and Copper	SMALL ARMS BRASS, .30 CALIBER EXPENDED CARTRIDGE CASES
D38	Brass and Copper	SMALL ARMS BRASS, .38 CALIBER EXPENDED CARTRIDGE CASES
D3I	Brass and Copper	12 GAUGE SHOTGUN SHELLS, EXPENDED
D45	Brass and Copper	SMALL ARMS BRASS, .45 CALIBER EXPENDED CARTRIDGE CASES
D4A	Brass and Copper	CLEAN COPPER W/O ATTACHMENT
D4B	Brass and Copper	COPPER CABLE, LEAD COVERED
D4C	Brass and Copper	INSULATED COPPERS WIRE CABLE
D4D	Brass and Copper	COPPER, WITH FOREIGN ATTACHMENTS
D4E	Brass and Copper	BRASS, WITHOUT FOREIGN ATTACHMENTS
D4F	Brass and Copper	BRASS, WITH FOREIGN ATTACHMENTS
D4H	Brass and Copper	BRONZE, WITHOUT FOREIGN ATTACHMENTS
D4I	Brass and Copper	BRONZE, WITH FOREIGN ATTACHMENTS
D4M	Brass and Copper	CUPRO-NICKEL, WITHOUT FOREIGN ATTACHMENTS
D4P	Brass and Copper	CUPRO-NICKEL, WITH FOREIGN ATTACHMENTS
D50	Brass and Copper	SMALL ARMS BRASS, .50 CALIBER EXPENDED CARTRIDGE CASES
D5M	Brass and Copper	SMALL ARMS BRASS, 5.56 MM EXPENDED CARTRIDGE CASES
D7M	Brass and Copper	SMALL ARMS BRASS, 7.62 MM EXPENDED CARTRIDGE CASES
D9M	Brass and Copper	SMALL ARMS BRASS, 9.00 MM EXPENDED CARTRIDGE CASES
E1A	Steel and Iron	NO. 1 HEAVY MELTING STEEL
E1B	Steel and Iron	NO. 2 HEAVY MELTING STEEL
E1C	Steel and Iron	NO. 1 STEEL BUSHELING
E1D	Steel and Iron	NO. 2 STEEL BUSHELING
E1E	Steel and Iron	NO. 1 STEEL BUNDLES
E1F	Steel and Iron	NO. 2 STEEL BUNDLES
E1G	Steel and Iron	MIXED IRON AND STEEL BORINGS AND TURNINGS
E1I	Steel and Iron	UNPREPARED HEAVY MELTING IRON AND STEEL SCRAP
E1J	Steel and Iron	UNPREPARED LIGHT MELTING STEEL SUITABLE FOR COMP INTO NO. 1 BUNDLES
E1K	Steel and Iron	UNPREPARED LIGHT MELTING STEEL SUITABLE FOR COMM INTO NO. 2 BUNDLES
E1L	Steel and Iron	IRON AND STTEEL SCRAP, MIXED WITH FOREIGN ATTACHMENTS
E1M	Steel and Iron	MISCELLANEOUS STEEL SCRAP
E1N	Steel and Iron	ENGINE BLOCKS STRIPPED

29.5

Table IV-1(b)
Product Pool SCL Codes, SCL Group and SCL Code Description
Sorted by SCL Group

SCL
Code	SCL Group	SCL Code Description
E1O	Steel and Iron	STOVE SCRAP
E1Q	Steel and Iron	HEAVY BREAKABLE CAST
E1R	Steel and Iron	MIXED CAST
E1S	Steel and Iron	TOOL STEEL
E1T	Steel and Iron	SMALL ARM PARTS REQUIRING FURTHER PROCESSING
E1U	Steel and Iron	STEEL TANK TRACK WITHOUT RUBBER PADS
E1W	Steel and Iron	STEEL CHAIN, ANCHORS
E2A	Steel and Iron	VEHICLES, COMMERCIAL AUTOS/TRUCKS
E2C	Steel and Iron	VEHICLES, TACTICAL, ALL TYPES
E2D	Steel and Iron	VEHICLES, ARMORED
E2E	Steel and Iron	VEHICLES, SPECIAL PURPOSE
E2F	Steel and Iron	TANK TRAILERS
ELS	Steel and Iron	LOGGED/BUNDLED LIGHT STEEL
ENA	Steel and Iron	APPLIANCES ELECTRICAL
T01	High Temp Alloys	HIGH TEMP ALLOYS NOT ASSIGNABLE TO A GROUP
T03	High Temp Alloys	HIGH TEMP ALLOY GROUP 3, 1010% NI, 12-16% CR, 50-67% CO
T04	High Temp Alloys	HIGH TEMP ALLOY GROUP 4, 55% NI, 16% CR
T05	High Temp Alloys	HIGH TEMP ALLOY GROUP 5, 2020% NI, 13-27% CR, 10-60% CO
T06	High Temp Alloys	HIGH TEMP ALLOY GROUP 6, 25% NI, 16% CR
T07	High Temp Alloys	HIGH TEMP ALLOY GROUP 7, 1-25% NI, 8-16% CR
T08	High Temp Alloys	HIGH TEMP ALLOY GROUP 8, 70-74% NI, 15% CR-IN CONEL
T09	High Temp Alloys	HIGH TEMP ALLOY GROUP 9, 20% NI, 20% CR, 40% CO
T10	High Temp Alloys	HIGH TEMP ALLOY GROUP 10, 60% NI, 30% CU-MONEL NOMINALLY
T14	High Temp Alloys	HIGH TEMP ALLOY GROUP 14, 12020% NI, 24-25% CR
T15	High Temp Alloys	HIGH TEMP ALLOY GROUP 15, 2-15% NI, 26-27% CR, 50-60% CO
T16	High Temp Alloys	HIGH TEMP ALLOY GROUP 16, 75-80% NI, 20-21% CR
T18	High Temp Alloys	HIGH TEMP ALLOY GROUP 18, 55% NI, 199% CR, 13% CO
T20	High Temp Alloys	HIGH TEMP ALLOY GROUP 20, 37% NI, 18% CR, 20% CO
T22	High Temp Alloys	HIGH TEMP ALLOY GROUP 22, 75% NI, 20% CR
T23	High Temp Alloys	HIGH TEMP ALLOY GROUP 23, 26-30% NI, 13-20% CR
T24	High Temp Alloys	UNSEGREGATED HIGH TEMPERATURE ALLOYS
T25	High Temp Alloys	HIGH TEMP ALLOY GROUP 25, 30% NI, 25% CR, 30% CO
T26	High Temp Alloys	HIGH TEMP ALLOY GROUP 26, 36% NI
T27	High Temp Alloys	HIGH TEMP ALLOY GROUP 27, 60% NI, 15% CR
T28	High Temp Alloys	HIGH TEMP ALLOY GROUP 28, 60% NI, 25% CR, 12% CO
T29	High Temp Alloys	HIGH TEMP ALLOY GROUP 29, 58% NI, 19% CR, 18% CO
T30	High Temp Alloys	HIGH TEMP ALLOY GROUP 30, 64% NI, 8% CR, 10% CO
T32	High Temp Alloys	HIGH TEMP ALLOY GROUP 32, 45% NI, 22% CR, 1.5% CO
T33	High Temp Alloys	HIGH TEMP ALLOY GROUP 33, 35% NI, 15% CR
T55	High Temp Alloys	HIGH TEMP ALLOY GROUP 55, 90% W (TUNGSTEN)
T60	High Temp Alloys	HIGH TEMP ALLOY GROUP 60, 80% TI (TITANIUM)
T62	High Temp Alloys	HIGH TEMP ALLOY GROUP 62, BERYLLIUM (BE)
T65	High Temp Alloys	TANTALUM
T66	High Temp Alloys	GERMANIUM

29.6

Table IV-1(b)
Product Pool SCL Codes, SCL Group and SCL Code Description
Sorted by SCL Group

SCL
Code	SCL Group	SCL Code Description
S00	Stainless Steel	STAINLESS STEEL SCRAP
S01	Stainless Steel	STAINLESS STEEL ALLOY GROUP 1, 7-13% NI, 17-19% CR
S02	Stainless Steel	STAINLESS STEEL ALLOY GROUP 2, 0-2% NI, 12-16% CR
S12	Stainless Steel	STAINLESS STEEL ALLOY GROUP 12, 4% NI, 17% CR
S17	Stainless Steel	STAINLESS STEEL ALLOY GROUP 17, 209% NI, 12-20% CR
S21	Stainless Steel	STAINLESS STEEL ALLOY GROUP 21, 14% NI, 14% CR
S24	Stainless Steel	STAINLESS STEEL ALLOY GROUP 24, 12% NI, 25% CR
S3A	Stainless Steel	STAINLESS STEEL, NONMAGNETIC
S3C	Stainless Steel	CHROME NICKEL
S3D	Stainless Steel	NICKEL, MISCELLANEOUS
SLO	Stainless Steel	LOGGED/BUNDLED STAINLESS STEEL
A02	Paper	LEDGER
A05	Paper	PAPER MIXED
A06	Paper	PLAIN AND CORRUGATED CARDBOARD
AB6	Paper	BALED/SHREDDED CARDBOARD
AB9	Paper	BALED/SHREDDED PAPER
D03	Other (Metallic)	BULLET METAL
D06	Other (Metallic)	MAGNESIUM
D09	Other (Metallic)	ZINC SCRAP
D1B	Other (Metallic)	ALUMINUM FOIL
D1E	Other (Metallic)	WRECKED AIRCRAFT
D1G	Other (Metallic)	ALUMINUM DROSS
D1H	Other (Metallic)	WRECKED HELICOPTERS
D1K	Other (Metallic)	ALUMINUM RADIATORS
D4J	Other (Metallic)	ELECTRIC MOTOR, SCRAP, COPPER BEARING
D4K	Other (Metallic)	ARMOR CABLE, SCRAP
D4L	Other (Metallic)	TRANSFORMERS, SCRAP
D4N	Other (Metallic)	GILDING METAL
D4R	Other (Metallic)	ELECTRIC AND ELECTRONIC RESIDUE NOT CONTAING PRECIOUS METALS
D5D	Other (Metallic)	LEAD WITHOUT FOREIGN ATTACHMENTS
D5E	Other (Metallic)	OTHER GRADES OF LEAD
A01	Other	TABULATING CARDS
A03	Other	NEWSPAPER
A04	Other	BOOKS AND MAGAZINES
A07	Other	PAPER, MAP, SCRAP
A08	Other	COMPUTER PAPER
C01	Other	BURLAP, INCLUDES OSNABURG
C02	Other	CANVAS
C03	Other	RAGS, MISCELLANEOUS, NOT COVERED IN OTHER SCL CODES
C04	Other	WEBBING
C05	Other	ROPE
C06	Other	RAYON RAGS
C07	Other	NYLON RAGS
C08	Other	WOOL RAGS
C09	Other	COTTON RAGS
C10	Other	SILK RAGS

29.7

Table IV-1(b)
Product Pool SCL Codes, SCL Group and SCL Code Description
Sorted by SCL Group

SCL
Code	SCL Group	SCL Code Description
C1A	OTHER	TEXTILE SCRAP, MISCELLANEOUS
C1B	OTHER	COTTON COMFORTERS, SCRAP
C1C	OTHER	COTTON MATTRESSES, SCRAP
C1D	OTHER	HAWSER, SCRAP
C1E	OTHER	POLYESTER, SCRAP
C1F	OTHER	PONCHO
C1G	OTHER	RUBBERIZED CLOTHING AND EQUIPMENT SCRAP
C1H	OTHER	SLEEPING BAGS SCRAP
CB6	OTHER	BALED/SHREDDED RAYON SCRAP
CB7	OTHER	BALED/SHREDDED NYLON SCRAP
CB8	OTHER	BALED/SHREDDED WOOL SCRAP
CB9	OTHER	BALED/SHREDDED COTTON SCRAP
E1H	OTHER	TIN CAN AND TERNE PLATE
E1V	OTHER	STEEL TANK TRACK WITH RUBBER PADS
EWG	OTHER	WHITE APPLIANCE GOODS
F01	OTHER	WOOD SCRAP
FSW	OTHER	SHREDDED WOOD
G01	OTHER	RUBBER TIRES, AIRCRAFT
G02	OTHER	RUBBER TIRES, VEHICULAR
G03	OTHER	RUBBER INNER TUBES, AIRCRAFT
G04	OTHER	RUBBER INNER TUNES, VEHICULAR
G05	OTHER	RUBBER SCRAP NOT OTHERWISE CLASSIFIABLE
GST	OTHER	SHREDDED RUBBER TIRES
H02	OTHER	CHEMICAL SCRAP AND RELATED MATERIALS NON PRECIOUS METAL BEARING
H03	OTHER	DEHYDRATING AGENT, GRADE A
H05	OTHER	CULLET
H06	OTHER	TILE, CONCRETE, BRICKS, CLAY AND CROCKERY
H07	OTHER	LEATHER
H08	OTHER	PLASTIC
H10	OTHER	ASHES, WASTE (COAL, OR WOOD)
H11	OTHER	ELECTRONIC TUBE RESIDUE
H14	OTHER	MAGNETIC TAPE
H19	OTHER	WAX SCRAP, AND RELATED MATERIALS
R1K	OTHER	MIXED RANGE RESIDUE
RET	OTHER	PROPERTY FOR RETAIL SALE
S3B	OTHER	STAINLESS STEEL, MAGNETIC
H13	Miscellaneous	MISCELLANEOUS SCRAP NOT OTHERWISE CLASSIFIABLE
H24	Miscellaneous	UNSEGREGATED SCRAP

29.8

Table IV-2

Product Pool Item Descriptions for “DEMIL as a Condition of Sale”

by DRMS Commodity Group and FSC Code

FSC	DRMS Commodity Group	FSC Description

1005 - 1450	Various

Textual labels applied by procurement authorities to these FSCs employ military ordinance terminology that would mislead prospective offerors if read literally.  The items included in this sale from these FSCs are various types of equipment and materials that serve ordinary commercial or industrial purposes.  There is no weaponry or ordinance included in this sale from these FSCs or from any other FSC.

1510	Aircraft Related	AIRCRAFT, FIXED WING
1520	Aircraft Related	AIRCRAFT, ROTARY WING
1560	Aircraft Related	AIRFRAME STRUCTURAL COMPONENTS
1610	Aircraft Related	AIRCRAFT PROPELLERS
1615	Aircraft Related	HELICOPTER ROTOR BLADES, DRIVE MECHANISMS AND COMPONENTS
1620	Aircraft Related	AIRCRAFT LANDING GEAR COMPONENTS
1630	Aircraft Related	AIRCRAFT WHEEL AND BRAKE SYSTEMS
1650	Aircraft Related	AIRCRAFT HYDRAULIC, VACUUM AND DE-ICING SYSTEM COMPONENTS
1660	Aircraft Related	AIRCRAFT AIR CONDITION, HEATING AND PRESSURIZING EQUIPMENT
1670	Aircraft Related	PARACHUTES, AERIAL PICK UP, DELIVERY, RECOVERY SYSTEMS
1680	Aircraft Related	MISCELLANEOUS AIRCRAFT ACCESSORIES AND COMPONENTS
1710	Guided Missile, Launching Equip	AIRCRAFT ARRESTING, BARRIER AND BARRICADE EQUIPMENT
1720	Guided Missile, Launching Equip	AIRCRAFT LAUNCHING EQUIPMENT
1730	Guided Missile, Launching Equip	AIRCRAFT GROUND SERVICING EQUIPMENT
1740	Guided Missile, Launching Equip	AIRFIELD SPECIALIZED TRUCKS AND TRAILERS
1830	Aircraft Related	SPACE VEHICLE REMOTE CONTROL SYSTEMS
1905	Marine & Support Equipment	COMBAT SHIPS AND LANDING VESSELS
2010	Marine & Support Equipment	SHIP AND BOAT PROPULSION COMPONENTS
2320	Vehicles	TRUCKS AND TRUCK TRACTORS, WHEELED
2350	Vehicles	COMBAT, ASSAULT AND TACTICAL VEHICLES, TRACKED
2510	Vehicles	VEHICULAR CAB, BODY AND FRAME STRUCTURAL COMPONENTS
2520	Vehicles	VEHICULAR POWER TRANSMISSION COMPONENTS
2530	Vehicles	VEHICULAR BRAKE, STEERING, AXLE, WHEEL AND TRACT COMPONENTS
2540	Vehicles	VEHICULAR FURNITURE AND ACCESSORIES
2590	Vehicles	MISCELLANEOUS VEHICULAR COMPONENTS
2815	Vehicles	DIESEL ENGINES AND COMPONENTS
2825	Vehicles	STEAM TURBINES AND COMPONENTS
2835	Vehicles	GAS TURBINES AND JET ENGINES, EXCEPT AIRCRAFT AND COMPONENTS
2840	Vehicles	GAS TURBINES AND JET ENGINES, AIRCRAFT AND COMPONENTS
2915	Vehicles	ENGINE FUEL SYSTEM COMPONENTS, AIRCRAFT
2920	Vehicles	ENGINE ELECTRICAL SYSTEM COMPONENTS, NONAIRCRAFT
2925	Vehicles	ENGINE ELECTRICAL SYSTEM COMPONENTS, AIRCRAFT
2935	Vehicles	ENGINE COOLING SYSTEM COMPONENTS, AIRCRAFT
2945	Vehicles	ENGINE AIR AND OIL FILTERS, STRAINERS AND CLEANERS, AIRCRAFT
2950	Vehicles	TURBOSUPERCHARGERS
2990	Vehicles	MISCELLANEOUS ENGINE ACCESSORIES, NONAIRCRAFT
2995	Vehicles	MISCELLANEOUS ENGINE ACCESSORIES, AIRCRAFT
3010	Machinery & Industry Equipment	TORQUE CONVERTERS AND SPEED CHANGERS
3020	Machinery & Industry Equipment	GEARS, PULLEYS, SPROCKETS AND TRANSMISSION CHAIN
3040	Machinery & Industry Equipment	MISCELLANEOUS POWER TRANSMISSION EQUIPMENT
3110	Bearings	BEARINGS, ANTIFRICTION, UNMOUNTED
3120	Bearings	BEARINGS, PLAIN, UNMOUNTED
3130	Bearings	BEARINGS, MOUNTED
3419	Machinery & Industry Equipment	MISCELLANEOUS MACHINE TOOLS
3441	Machinery & Industry Equipment	BENDING AND FORMING MACHINES
3655	Service, Trade & Special Industry Equipment	GAS GENERATING AND DISPENSING SYSTEMS, FIXED OR MOBILE
3835	Tractors, Railroad & Construction Equipment	PETROLEUM PRODUCTION AND DISTRIBUTION EQUIPMENT
3990	Agricultural, MHE & Support Equipment	MISC MATERIALS HANDLING EQUIPMENT
4010	Marine & Support Equipment	CHAIN AND WIRE ROPE
4140	Plumbing & Air Treatment Equipment	FANS, AIR CIRCULATORS AND BLOWER EQUIPMENT
4210	Service, Trade & Special Industry Equipment	FIRE FIGHTING EQUIPMENT
4220	Service, Trade & Special Industry Equipment	MARINE LIFESAVING AND DIVING EQUIPMENT
4230	Service, Trade & Special Industry Equipment	DECONTAMINATING AND IMPREGNATING EQUIPMENT
4240	Service, Trade & Special Industry Equipment	SAFETY AND RESCUE EQUIPMENT
4320	Plumbing & Air Treatment Equipment	POWER AND HAND PUMPS
4330	Plumbing & Air Treatment Equipment	CENTRIFUGALS, SEPARATORS AND PRESSURE AND VACUUM FILTERS
4420	Plumbing & Air Treatment Equipment	HEAT EXCHANGERS AND STEAM CONDENSERS

29.9

Table IV-2

Product Pool Item Descriptions for “DEMIL as a Condition of Sale”

by DRMS Commodity Group and FSC Code

FSC	DRMS Commodity Group	FSC Description
4710	Plumbing & Air Treatment Equipment	PIPE AND TUBE
4720	Plumbing & Air Treatment Equipment	HOSE AND TUBING, FLEXIBLE
4730	Plumbing & Air Treatment Equipment	FITTINGS AND SPECIALTIES; HOSE, PIPE AND TUBE
4810	Plumbing & Air Treatment Equipment	VALVES, POWERED
4820	Plumbing & Air Treatment Equipment	VALVES, NONPOWERED
4910	Agricultural, MHE & Support Equipment	MOTOR VEHICLE MAINTENANCE AND REPAIR SHOP SPECIALIZED EQUIPMENT
4920	Agricultural, MHE & Support Equipment	AIRCRAFT MAINTENANCE AND REPAIR SHOP SPECIALIZED EQUIPMENT
4921	Agricultural, MHE & Support Equipment	TORPEDO MAINTENANCE, REPAIR AND CHECKOUT SPECIALIZED EQUIPMENT
4925	Agricultural, MHE & Support Equipment	AMMO MAINTENANCE, REPAIR AND CHECKOUT SPECIALIZED EQUIPMENT
4930	Agricultural, MHE & Support Equipment	LUBRICATION AND FUEL DISPENSING EQUIPMENT
4931	Agricultural, MHE & Support Equipment	FIRE CONTROL MAINTENANCE AND REPAIR SHOP SPECIALIZED EQUIPMENT
4933	Agricultural, MHE & Support Equipment	WEAPONS MAINTENANCE AND REPAIR SHOP SPECIALIZED EQUIPMENT
4935	Agricultural, MHE & Support Equipment	GUIDED MISSILE MAINTENANCE, REPAIR CHECKOUT SPECIALIZED EQUIP
4940	Agricultural, MHE & Support Equipment	MISC MAINTENANCE AND REPAIR SHOP SPECIALIZED EQUIPMENT
5110	Misc	HAND TOOLS, EDGED, NONPOWERED
5180	Misc	SETS, KITS AND OUTFITS OF HAND TOOLS
5305	Building Materials, Construction Materials, & Prefab	SCREWS
5306	Building Materials, Construction Materials, & Prefab	BOLTS
5310	Building Materials, Construction Materials, & Prefab	NUTS AND WASHERS
5315	Building Materials, Construction Materials, & Prefab	NAILS, KEYS AND PINS
5320	Building Materials, Construction Materials, & Prefab	RIVETS
5325	Building Materials, Construction Materials, & Prefab	FASTENING DEVICES
5330	Building Materials, Construction Materials, & Prefab	PACKING AND GASKET MATERIALS
5340	Building Materials, Construction Materials, & Prefab	MISCELLANEOUS HARDWARE
5342	Building Materials, Construction Materials, & Prefab	HARDWARE, WEAPON SYSTEM
5355	Building Materials, Construction Materials, & Prefab	KNOBS AND POINTERS
5360	Building Materials, Construction Materials, & Prefab	COIL, FLAT AND WIRE SPRINGS
5365	Building Materials, Construction Materials, & Prefab	RINGS, SHIMS AND SPACERS
5420	Building Materials, Construction Materials, & Prefab	BRIDGES, FIXED AND FLOATING
5805	Electrical & Electronics	TELEPHONE AND TELEGRAPH EQUIPMENT
5810	Electrical & Electronics	COMMUNICATIONS SECURITY EQUIPMENT AND COMPONENTS
5811	Electrical & Electronics	OTHER CRYPTOLOGIC EQUIPMENT AND COMPONENTS
5815	Electrical & Electronics	TELETYPE AND FACSIMILE EQUIPMENT
5820	Electrical & Electronics	RADIO AND TELEVISION COMMUNICATION EQUIPMENT, EXCEPT AIRBORNE
5821	Electrical & Electronics	RADIO AND TELEVISION COMMUNICATION EQUIPMENT, AIRBORNE
5825	Electrical & Electronics	RADIO NAVIGATION EQUIPMENT, EXCEPT AIRBORNE
5826	Electrical & Electronics	RADIO NAVIGATION EQUIPMENT, AIRBORNE
5830	Electrical & Electronics	INTERCOMMUNICATION AND PUBLIC ADDRESS SYSTEMS, EXCEPT AIRBORNE
5831	Electrical & Electronics	INTERCOMMUNICATION AND PUBLIC ADDRESS SYSTEMS, AIRBORNE
5835	Electrical & Electronics	SOUND RECORDING AND REPRODUCING EQUIPMENT
5836	Electrical & Electronics	VIDEO RECORDING AND REPRODUCING EQUIPMENT
5840	Electrical & Electronics	RADAR EQUIPMENT, EXCEPT AIRBORNE
5841	Electrical & Electronics	RADAR EQUIPMENT, AIRBORNE
5845	Electrical & Electronics	UNDERWATER SOUND EQUIPMENT
5850	Electrical & Electronics	VISIBLE AND INVISIBLE LIGHT COMMUNICATION EQUIPMENT
5855	Electrical & Electronics	NIGHT VISION EQUIPMENT, EMITTED AND REFLECTED RADIATION
5860	Electrical & Electronics	STIMULATED COHERENT RADIATION DEVICES COMPONENTS/ACCESSORIES
5865	Electrical & Electronics	ELECTRONIC COUNTERMEASURES, COUNTER-COUNTER MEASURES
5895	Electrical & Electronics	MISCELLANEOUS COMMUNICATION EQUIPMENT
5915	Electrical & Electronics	FILTERS AND NETWORKS
5920	Electrical & Electronics	FUSES AND LIGHTNING ARRESTERS
5930	Electrical & Electronics	SWITCHES
5935	Electrical & Electronics	CONNECTORS, ELECTRICAL
5940	Electrical & Electronics	LUGS, TERMINALS AND TERMINAL STRIPS
5945	Electrical & Electronics	RELAYS AND SOLENOIDS
5955	Electrical & Electronics	PIEZOELECTRIC CRYSTALS
5960	Electrical & Electronics	ELECTRON TUBES AND ASSOCIATED HARDWARE
5961	Electrical & Electronics	SEMICONDUCTOR DEVICES AND ASSOCIATED HARDWARE
5962	Electrical & Electronics	MICROCIRCUITS, ELECTRONIC
5963	Electrical & Electronics	ELECTRONIC MODULES
5965	Electrical & Electronics	HEADSETS, HANDSETS, MICROPHONES AND SPEAKERS
5975	Electrical & Electronics	ELECTRICAL HARDWARE AND SUPPLIES
5985	Electrical & Electronics	ANTENNAS, WAVEGUIDE AND RELATED EQUIPMENT
5990	Electrical & Electronics	SYNCHROS AND RESOLVERS

29.10

Table IV-2

Product Pool Item Descriptions for “DEMIL as a Condition of Sale”

by DRMS Commodity Group and FSC Code

FSC	DRMS Commodity Group	FSC Description

5995	Electrical & Electronics	CABLE, CORD AND WIRE ASSEMBLIES, COMMUNICATION EQUIPMENT
5996	Electrical & Electronics	AMPLIFIERS
5998	Electrical & Electronics	ELECTRICAL AND ELECTRONIC ASSEMBLIES, BOARDS, CARDS, AND ASSOC HARDWARE
5999	Electrical & Electronics	MISCELLANEOUS ELECTRICAL AND ELECTRONIC COMPONENTS
6035	Electrical & Electronics	FIBER OPTIC LIGHT TRANSFER AND IMAGE TRANSFER DEVICES
6105	Electrical & Electronics	MOTORS, ELECTRICAL
6110	Electrical & Electronics	ELECTRICAL CONTROL EQUIPMENT
6115	Electrical & Electronics	GENERATORS AND GENERATOR SETS, ELECTRICAL
6125	Electrical & Electronics	CONVERTERS, ELECTRICAL, ROTATING
6130	Electrical & Electronics	CONVERTERS, ELECTRICAL, NONROTATING
6150	Electrical & Electronics	MISCELLANEOUS ELECTRIC POWER AND DISTRIBUTION EQUIPMENT
6160	Electrical & Electronics	MISCELLANEOUS BATTERY RETAINING FIXTURES AND LINERS
6210	Electrical & Electronics	INDOOR AND OUTDOOR ELECTRIC LIGHTING FIXTURES
6220	Electrical & Electronics	ELECTRIC VEHICULAR LIGHTS AND FIXTURES
6230	Electrical & Electronics	ELECTRIC PORTABLE AND HAND LIGHTING EQUIPMENT
6320	Electrical & Electronics	SHIPBOARD ALARM AND SIGNAL SYSTEMS
6340	Electrical & Electronics	AIRCRAFT ALARM AND SIGNAL SYSTEMS
6350	Electrical & Electronics	MISCELLANEOUS ALARM, SIGNAL AND SECURITY DETECTION SYSTEMS
6605	Marine & Support Equipment	NAVIGATIONAL INSTRUMENTS
6610	Marine & Support Equipment	FLIGHT INSTRUMENTS
6615	Marine & Support Equipment	AUTOMATIC PILOT MECHANISMS AND AIRBORNE GYRO COMPONENTS
6620	Marine & Support Equipment	ENGINE INSTRUMENTS
6625	Marine & Support Equipment	ELECTRICAL/ELECTRONIC PROPERTIES MEASURING/TESTING INSTRUMENTS
6635	Marine & Support Equipment	PHYSICAL PROPERTIES TESTING EQUIPMENT
6645	Marine & Support Equipment	TIME MEASURING INSTRUMENTS
6650	Marine & Support Equipment	OPTICAL INSTRUMENTS
6660	Marine & Support Equipment	METEOROLOGICAL INSTRUMENTS AND APPARATUS
6665	Marine & Support Equipment	HAZARD-DETECTING INSTRUMENTS AND APPARATUS
6675	Marine & Support Equipment	DRAFTING, SURVEYING AND MAPPING INSTRUMENTS
6680	Marine & Support Equipment	LIQUID/GAS FLOW, LIQUID LEVEL/MECHANICAL MOTION MEASURING INSTRUMENTS
6685	Marine & Support Equipment	PRESSURE, TEMPERATURE/HUMIDITY MEASURING/CONTROLLING INSTRUMENT
6695	Marine & Support Equipment	COMBINATION AND MISCELLANEOUS INSTRUMENTS
6720	Misc	CAMERAS, STILL PICTURE
6760	Misc	PHOTOGRAPHIC EQUIPMENT AND ACCESSORIES
6910	Office Machines & some military training equip	TRAINING AIDS
6920	Office Machines & some military training equip	ARMAMENT TRAINING DEVICES
6930	Office Machines & some military training equip	OPERATION TRAINING DEVICES
6940	Office Machines & some military training equip	COMMUNICATION TRAINING DEVICES
7010	Electrical & Electronics	ADPE SYSTEM CONFIGURATION
7021	Electrical & Electronics	ADP CENTRAL PROCESSING UNIT, DIGITAL
7025	Electrical & Electronics	ADP INPUT/OUTPUT AND STORAGE DEVICES
7035	Electrical & Electronics	ADP SUPPORT EQUIPMENT
7045	Electrical & Electronics	ADP SUPPLIES AND SUPPORT EQUIPMENT
7050	Electrical & Electronics	ADP COMPONENTS
7220	Household	FLOOR COVERINGS
8105	Building Materials, Construction Materials, & Prefab	BAGS AND SACKS
8140	Building Materials, Construction Materials, & Prefab	AMMO AND NUCLEAR ORDNANCE BOXES, PACKAGES AND SPECIAL CONTAINERS
8470	Textiles, clothing, footware	ARMOR, PERSONAL
8475	Textiles, clothing, footware	SPECIALIZED FLIGHT CLOTHING AND ACCESSORIES
9515	Ferrous Materials	PLATE, SHEET, STRIP AND FOIL IRON AND STEEL
9999	Misc	MISCELLANEOUS ITEMS (CANNOT CONCEIVABLY BE CLASSIFIED ELSEWHERE)

29.11

V. TERMS AND CONDITIONS OF SALE

The following General Information and Instructions and Special Conditions of Sale contained in the Defense Reutilization and Marketing Service pamphlet entitled “Sale by Reference - Instructions, Terms and Conditions Applicable to Department of Defense Personal Property Offered for Sale by Defense Reutilization and Marketing Service, March 1994” (hereinafter, “Sale by Reference”; a copy of the Sale by Reference is included as Attachment V), are hereby incorporated by reference and become a part of this IFB and any resulting contract:

Part 1: General Information and Instructions: All Conditions, except Condition Nos. 3 and 4; and, No. 6 should conclude with, “. . .paid by the Purchaser.”

Part 2: General Sale Terms and Conditions: All Conditions, except Condition Nos. 4, 7, 12, 14, 28, 29, 30, and 33.

Part 4: Special Sealed Bid - Term Conditions: All Conditions, except Articles A, D and E.

Part 5: Additional Special Circumstance Conditions, as follows:

Article D:	Liability and Insurance
Article F:	Privacy Act Materials
Article H:	Radio Frequency Devices
Article L:	Medical Devices

Part 6: Demilitarization and Mutilation: Articles A, B, G, H and I.

The following Conditions from Part 7: Additional Special Circumstance Conditions -Hazardous and Dangerous Property:

Article E:	Dangerous Property
Article Q:	Cartridge Cases
Article V:	Certified and Non-Certified Radiation Emitting Electronic Products

VI. ADDITIONAL TERMS AND CONDITIONS OF SALE

The following Articles (not part of the Sale By Reference) also apply and constitute terms and conditions of sale.

ARTICLE ONE. BIDDING AND CONTRACT AWARD

Section 1.  Bid Deposit.

Each bid must be accompanied by a refundable Bid Deposit in the form of a guaranteed instrument (credit card, cashier’s check or money order) payable to “U.S. Treasury,” in the amount of twenty thousand dollars ($20,000,00).

Section 2.  Bids and Bid Evaluation.

(A)                               Bid Price.

Award of the sale contract will be made to the technically acceptable, responsive, responsible bidder that offers the bid with the highest “Bid Price” for the Property and tenders payment of the “Bid Price” as provided in Section 1(A) of Article 5. The “Bid Price” shall be as set forth on the bidder’s Bid Forms, must be expressed in whole U.S. dollars, and must exceed zero.

(B)                               Award.

The Government reserves the right (i) not to award a contract if such contract is deemed not to be in the Government’s best interest, or (ii) to reject any particular bid if DRMS determines that accepting such bid would not be in the Government’s best interest.

Section 3. Contractor Credit Facility; Key Persons; Contract Award.

(A)                               Contractor Credit Facility.

After the bids are opened and evaluated by DRMS, the SCO will serve notice (“Notice of Intent to Award”) to the bidder offering the bid with the highest Bid Price (the “Apparent Successful Offeror”). The Notice of Intent to Award shall notify the Apparent Successful Offeror that, within ten (10) days of such notice, the bidder must submit to the SCO a written commitment from a federally insured financial institution that, if a contract is awarded by DRMS to the bidder within the subsequent four months, and subject to such reasonable conditions that the financial institution specifies, such financial institution will provide to the bidder a credit facility available to finance operations under the contract for a minimum of one year in an amount not less than one million dollars ($1,000,000). If the Apparent Successful Offeror does not deliver the commitment within such time, or within such extended time that DRMS in its sole discretion specifies, or if DRMS in its sole discretion determines that the commitment is subject to an unreasonable condition, the SCO will so notify all bidders, the original Notice of Intent to Award shall be deemed withdrawn, and the SCO shall serve a replacement Notice of

Intent to Award to the bidder offering the next highest Bid Price, which bidder shall thereupon become the Apparent Successful Offeror.

(B)                               Key Persons.

The “Key Persons” provisions of Contractor’s technical proposal are incorporated into, and made part of, the resultant contract. Substitutions of Key Persons will be permitted only with the approval of the Sales Contracting Officer “(SCO”), and such substitutions will be approved only if the replacement individual is as well or better qualified for a particular position as the original designee.

(C)                               Contract Award.

Prior to award of the contract, the SCO will determine whether the potential Contractor is a responsive, responsible prospective Contractor. If the SCO determines that a particular potential Contractor is not a responsive, responsible bidder, the responsibility of the bidder offering the bid with the next highest Bid Price shall be evaluated by the SCO to determine whether such bidder is a responsible prospective Contractor, and the SCO may award the contract to such next highest bidder if such award is otherwise determined to be in the Government’s best interest, price and other factors considered.

(D)                               Failure of Apparent Successful Offeror to Pay Bid Price

If the Apparent Successful Offeror does not tender payment of the Bid Price as provided in Section 1(A) of Article 5, the SCO will so notify all bidders, the original Notice of Intent to Award shall be deemed withdrawn, and the SCO shall serve a replacement Notice of Intent to Award to the bidder offering the next highest Bid Price, which bidder thereupon shall become the Apparent Successful Offeror.

Section 4. Post-Award Conference.

The Government shall conduct a post-award conference within approximately two weeks of award to ensure that Contractor understands the terms and conditions of the contract. The location and date of the conference will be determined by the Government and the costs incurred by personnel affiliated with Contractor and/or Purchaser to attend shall be Contractor Indirect Costs, paid by Contractor without reimbursement by DRMS or Purchaser.

Section 5. Purchaser Information.

Within thirty (30) Days of the date of award, Contractor shall provide the following to DRMS (collectively, the “Purchaser Information”), and Purchaser shall provide to DRMS updated Purchaser Information within ten (10) Days of any change thereto:

(A)                              Notice to DRMS of Purchaser’s complete legal name, type of business organization (corporation or limited liability company), place of formation, (e.g.,

Delaware), Federal Employer Identification Number, and principal place of business.

(B)                               Copies to DRMS of all documents evidencing: (i) Purchaser’s legal formation and internal governance; (ii) if Purchaser is a corporation, Purchaser’s election of Subchapter S status for federal income tax purposes; and (iii) appointment of Purchaser’s Registered Agent.

(C)                               Notice to DRMS of Purchaser’s Operating Account and Purchase Account, including the name, address and telephone contact information of the bank(s) of deposit, account numbers, and identification of the signatories on the accounts.

(D)                               Copies of all documents evidencing the opening of the Operating and Purchase Accounts, including without limitation copies of the signature card(s), resolutions and instructions to the bank.

(E)                                 Notice to DRMS of the designation of Key Persons, if any, in addition to those identified in Contractor’s technical proposal. Two (2) Key Persons, including Purchaser’s Chief Executive Officer, are required pursuant to the provisions of Article 13 to authorize certain payments and transfers from the Operating Account.

Section 6.  Formation of Purchaser; Covenant of Contractor.

(A)                               Formation of Purchaser.

Upon award of the contract to Contractor, Contractor shall cause the formation of a single purpose Subchapter S corporation or limited liability company (the “Purchaser”), over which Contractor shall retain control and in which Contractor shall retain at least a majority (51%) ownership interest throughout the Performance Period and until completion of the Wind-up, to perform the contract as provided herein.

(B)                               Covenant of Contractor.

Contractor hereby covenants and agrees that, from and after the date of award and until completion of the Wind-Up, Purchaser will remain a single purpose Subchapter S corporation or limited liability company, the sole purpose of which is to perform this contract, and which will not form or acquire any subsidiary business entity without written approval therefore by DRMS, which approval may be granted or withheld by DRMS in the exercise of the sole discretion.

Section 7. Transfer and Hypothecation.

(A)                               General Prohibition.

Except as specifically provided herein or specifically approved by DRMS in writing, neither Purchaser nor Contractor may directly or indirectly sell, transfer, assign, pledge, offer as collateral or otherwise hypothecate all or any part of its rights or obligations under the contract, or, with respect to Contractor, its ownership interest in Purchaser, provided, however, that (i) Contractor may convey or hypothecate a portion of its ownership interest in Purchaser if, after such conveyance, or after transfer in accordance with such hypothecation, Contractor retains control over and a majority (51%) ownership interest in Purchaser; and (ii) hypothecation of Contractor’s Distribution Payments for the sole purpose of obtaining financing necessary to perform the contract shall not be deemed violative of the provisions of this Article, and (iii) such sale, transfer, assignment or hypothecation is not to any individual or firm that is suspended, debarred or otherwise prohibited from participation in government contracts. For purposes of the general prohibition set forth in this Section 7(A), the sale, transfer or hypothecation by Contractor of any voting stock of any corporation that directly or indirectly owns any interest in Purchaser or of any partnership interest in any general or limited partnership that directly or indirectly owns any interest in Purchaser shall constitute an assignment or transfer of an interest in Purchaser within the meaning of this Section 7(A).

(B)                               Attempted Transfer.

Any attempted transfer in violation of the provisions of this Article shall be null and void, ab initio, and shall constitute a Material Breach of this contract.

(C)                               Consolidation with CV.

The Contractor shall not consolidate its contract or operations with the CV-2 transaction without the written consent of DRMS. Any Contractor that proposes any such consolidation shall submit a written proposal to the SCO that presents the business case that the Contractor advances in support of the proposed consolidation. The business case must present an analysis of and projections, for each year or portion thereof through the then remaining balance of the term of the Performance Period, of Gross Revenues, Direct Costs, Net Proceeds, and Distributions to DRMS. The business case shall expressly set forth reasonable assumptions underlying such projections and shall present the basis for each assumption. In addition to any other factors that the Contractor identifies as material to the business analysis of the proposed consolidation, the Contractor’s business case shall analyze any prospective cost savings and economies of scale that the Contractor expects from the consolidation. The SCO shall project the effects that DRMS expects from such consolidation upon DRMS costs, including without limitation its headquarters and field costs for SV and CV administration, monitoring, and reporting. The SCO shall assess the proposed consolidation with respect to the goal of maximizing Distributions to DRMS net of such costs, provided, however, that a Contractor proposing any such consolidation should not expect DRMS to contribute directly or indirectly to the cost thereof.

Section 8.  Contract of Sale.

(A)                               Relationship of Parties.

This contract is an agreement for the proceeds-sharing sale of the Property by DRMS as seller to Purchaser as buyer. Contractor and DRMS expressly disavow the creation of any other relationship, including without limitation principal-agent, master-servant, employer-employee, general or limited partnership, or joint venture, between DRMS and either Contractor or Purchaser.

(B)                               Parties to Contract.

The parties to this contract are DRMS, Contractor and, pursuant to the provisions of Section 10 of this Article 1, Purchaser. The exclusive representative of DRMS for all purposes under this contract is the SCO, and all notices, demands, requests, consents, approvals, declarations, reports and other communications to DRMS from Contractor or Purchaser shall be deemed ineffective unless addressed to the SCO and delivered in compliance with the provisions of Article 22, Section 2. Kormendi\Gardner Partners (“KGP”) is the DRMS Financial Advisor. KGP is neither a party to the contract nor an agent of DRMS for any purpose. Communications from Contractor or Purchaser to KGP shall not be deemed received by DRMS unless provided to DRMS in compliance with the provisions of Article 22, Section 2.

Section 9.  Authority of Sales Contracting Officer.

The SCO has the authority on behalf of DRMS (i) with respect to matters committed by the provisions of this contract to the exercise of DRMS’s sole discretion, to exercise such discretion, (ii) with respect to all matters hereunder, to represent DRMS and to commit DRMS to take such actions as are permitted or required hereunder, and (iii) to extend, waive or amend timing requirements, deadlines or administrative requirements as may reasonably be required under the circumstances.

Section 10.  Execution by Purchaser.

Within thirty (30) Days of the date of award, Contractor shall cause Purchaser’s Chief Executive Officer to execute on behalf of Purchaser and deliver to DRMS the Confirmation of Purchaser as Co-Signatory and Co-Obligor, the form of which is attached as Attachment VI.1.10. Notwithstanding the failure to deliver or delay in delivering such properly executed document to DRMS, Purchaser shall be deemed to be a co-signatory and co-obligor with Contractor with respect to this contract effective from the date of award and Purchaser and Contractor shall be jointly and severally liable for the performance of their respective obligations under this contract.

Section 11.  Replacement Contractor.

(A)                               All bids must remain open and awardable for no less than one hundred twenty days after bid opening.

(B)                               In the event of a Termination (as defined in Section 3 of Article 19) of the original Contractor within sixty (60) Days of the date of award, the SCO may award the contract to the next highest bidder that is determined by the SCO to be responsible if such award is otherwise determined to be in the Government’s best interest, price and other factors considered.

ARTICLE TWO. PERFORMANCE PERIOD; EARLY CANCELLATION OPTION;

DRMS OPTION TO EXTEND

Section 1.  Performance Period.

Subject to the early cancellation option provisions of Section 2 of this Article 2, and the DRMS extension option provisions of Section 4 of this Article 2, the Government shall provide the Property for an eighty-four (84) month period (the “Performance Period”) from the date of submission to Purchaser of the initial Pickup Notice.

Section 2.  Early Cancellation Option.

(A)                               Beginning with the fourth (4th) Quarterly Report and in each Quarterly Report thereafter, Purchaser shall calculate and report the “SV Performance Ratio” for “Performance Ratio Property” (as such terms are defined below) with respect to the immediately preceding four-calendar quarter period and for each of the two immediately preceding calendar quarter periods.

(B)                               The “SV Performance Ratio” equals (i) the amount of Gross Proceeds obtained by Purchaser during a particular such period from the sale of “Performance Ratio Property”, divided by (ii) the amount of the DRMS Benchmark Performance Ratio Proceeds for such period. The “DRMS Benchmark Performance Ratio Proceeds” equals the sum of the products, determined with respect to and weighted by the particular weights of Performance Ratio Property identified by the particular combinations of SCL Code and DEMIL Code sold by the Purchaser during such period, of (x) the weight of such Property sold during such period, multiplied by (y) the “Indexed Price” (defined below) of such type of Performance Ratio Property. “Performance Ratio Property” means Property with the combinations of SCL Code and DEMIL Code identified in the attached Schedule VI.2.2(B).

(C)                               If the SV Performance Ratios for such four-calendar quarter period and for both such calendar quarter periods are less than unity (1.0), either DRMS or Contractor may in its sole discretion cause Termination by notice served within ninety (90) Days of the delivery to DRMS of such Quarterly Report and effective five (5) Days after the date of service of the notice.

(D)                               The provisions governing this cancellation option may be modified as DRMS and the Contractor may from time agree in response to changes in the computation or reporting of Price Indices, market conditions or other factors.

affiliation exists, consideration is given to all appropriate factors including common ownership, common management, and contractual relationships; provided, that restraints imposed by a franchise agreement are not considered in determining whether the franchiser controls or has the power to control the franchisee, if the franchisee has the right to profit from its effort, commensurate with ownership, and bears the risk of loss or failure. Any business entity may be found to be an affiliate, whether or not it is organized for profit or located inside the United States. (Refer to Article 23 for the definition of “Affiliate” as such term relates to the provisions of this Article 2A.)

(B)                               “Small Business Concern”

“Small business concern” means a concern, including its affiliates, that is independently owned and operated. For the purposes of this contract DRMS has classified small business concerns into two levels:

(1)                                 Concerns with 100 or fewer employees.

(2)                                 Concerns with 25 or fewer employees.

(C)                               “Failure to make a good faith effort to comply with the small business sales plan”

As used in this clause, “failure to make a good faith effort to comply with the small business sales plan” means a willful or intentional failure to perform in accordance with the requirements of the small business sales plan approved and included in this contract, or willful or intentional action to frustrate the plan.

Section 3.  Small Business Sales Plan.

Within fifteen (15) days after bid opening, each apparent successful bidder shall submit a small business sales plan to the SCO for approval. The plan shall be included in and made a part of any resultant contract with the bidder. Failure to obtain approval of a small business sales plan shall make the bidder ineligible for the award of the contract until such approval is obtained.

Section 4.  Content of Plan.

Bidder’s small business sales plan shall include, at a minimum, the following:

(A)                               A description of the efforts the offeror will make to assure the small business sales goals are met (Section 5 below) and that small businesses have an equitable opportunity to compete for contracts.

(B)                               A description of how size information on the firms will be collected. (Note, self-certification is acceptable. Any firm that does not provide a certification (if self-certification is the method utilized) would be assumed to be a large business).

(C)                               The name or title of the position of the individual employed by the bidder who will administer the small business sales plan.

(D)                               A description of the types of records that will be maintained concerning procedures that have been adopted to comply with the requirements and goals in the plan, including establishing source lists; and a description of the bidder’s efforts to locate small business, i.e., source lists, organizations contacted, internal guidance and encouragement provided to individuals responsible for the arrangement of sales.

(E)                                 DRMS has established small business sales goals of 40 percent of the total gross proceeds to concerns with 100 or fewer employees and 20 percent of total gross proceeds to firms with fewer than 25 employees.

Section 5.  Incentive Provisions.

Commencing with the first 12-month anniversary of the date of award, and each anniversary thereafter, an adjustment based on gross sales to small business may be made to the amount of Distributions paid to the Contractor. These adjustments will be calculated if the Contractor achieves the following:

(A)                               Incentive 1.

If the Contractor exceeds the small business sales goal by achieving gross sales of 60 percent or more to concerns with 100 or fewer employees, the Contractor will be entitled to an incentive payment in the amount of five percent (5%) of the total Distributions to the Contractor for the previous 12 months.

(B)                               Incentive 2.

If the Contractor meets the criterion for Incentive I above, and also sells 50 percent or more of all small business sales to firms with 25 or fewer employees, me Contractor will be entitled to an additional incentive payment equal to the incentive payment for Incentive 1.

(C)                               Funding of Incentive Payments.

Incentive payments shall be funded and accounted for as Seller Indirect Costs.

Section 6.  Quarterly Reports.

The Purchaser shall submit quarterly a report that contains, at a minimum, the following information:

•                                          Company Name

•                                          Address

•                                          Contract Identification Number

•                                          Date of Report

•                                          Reporting Period

•                                          Proceeds:

•                  Total gross proceeds during the reporting period

•                  Total gross proceeds from sales to businesses with 100 or fewer employees and businesses with 25 or fewer employees during the reporting period

•                  Percent of total gross proceeds sold to businesses with 100 or fewer employees and businesses with 25 or fewer employees during the reporting period.

•                                            Volume:

•                  Total lbs. sold during the reporting period

•                  Total lbs. sold to businesses with 100 or fewer employees and businesses with 25 or fewer employees during the reporting period

•                  Percent of total lbs. sold to businesses with 100 or fewer employee and businesses with 25 or fewer employees during the reporting period.

•                                            Contract Dispersion-

•                  Total number of re-sale contracts during the reporting period.

•                  Total number of re-sale contracts with businesses with 100 or fewer employees and businesses with 25 or fewer employees during the reporting period.

•                                            Annual incentive payments made as the result of Section (5) above.

Section 7.  Failure to Comply.

The failure to comply in good faith with the approved plan required by this clause shall be a Material Breach and DRMS shall have all rights and remedies afforded by the provisions of Article 19 below.

Section 8.  Review of Records.

The Government has the right to review the Contractor’s Records to ensure compliance with its small business sales plan.

ARTICLE THREE. REFERRAL AND REMOVAL OR ABANDONMENT OF

PROPERTY; SPECIAL SITUATION PROPERTY; TITLE TO PROPERTY; RISK OF

LOSS

Section 1.  Pickup Notices and Invoices

(A)                               Exclusive Sale.

All DRMS material that conforms to the definition of the “Property” shall be sold by DRMS only to Purchaser as provided herein.

(B)                               Pickup Notices.

(1)                                 Purchaser shall receive written notices (each, a “Pickup Notice”) from generators or DRMS with respect to all Property referred for sale to Purchaser at locations other than at DRMO Scrap Yards that are not Restricted Access Facilities. Such Pickup Notices shall pertain to all Property referred for sale to Purchaser at Restricted Access Facilities, via Rolloffs and in-place (including at Puget Sound Naval Shipyard), and to all Demilitarization Residue and DCS Property.

(2)                                 Special loading, notification, Container, environmental, demurrage, work safety, and other requirements apply to Property referred for sale to

Purchaser at Puget Sound Naval Shipyard (“PSNS”) as set forth at Schedule VI.3.1.B(2). The provisions of Schedule VI.3.1.B(2) may be changed by DRMS from time to time upon reasonable notice as may reasonably be required by the installation. DRMS shall from time to time designate a person as a Government Representative whom Purchaser shall treat as its point-of-contact for resolving administrative and logistical matters at PSNS that this sale contract does not reserve exclusively for decision by the SCO. All costs, if any, of providing, picking up and transporting Containers at PSNS as required in such Schedule shall be Direct Costs, provided, however, that, for the convenience of the Government, DRMS and Purchaser may agree that certain costs shall be treated as Seller Indirect Costs, Any Property referred for sale to Purchaser at PSNS that Purchaser in its sole discretion determines is unsaleable or cannot be sold without reducing Net Proceeds shall be removed by Purchaser on a timely basis and the actual and reasonable costs of loading and transporting such Property shall be deemed Seller Indirect Costs, provided, however, that Purchaser shall notify the SCO thereof in advance before removing such Property.

(3)                                 Twice per calendar month, Purchaser shall provide to the SCO, or the SCO’s designee, copies of all Pickup Notices received. Such copies may be electronic, xerographic or facsimile.

(C)                               Outstanding Pickup Notice List.

At least once per calendar quarter, and no more than monthly, DRMS will issue an “Outstanding Pickup Notice List” to Purchaser that identifies Pickup Notices for which DRMS has not received documentation of the Delivery of Property to Purchaser in a form sufficient to create an Invoice to Purchaser therefor (“Delivery Documentation”). Within thirty (30) Days thereof, Purchaser shall provide to DRMS in writing either the corresponding Delivery Documentation, certification of disposal, or justification for Delivery not having yet occurred.

(D)                               Invoices.

Once per calendar quarter, DRMS shall issue an Invoice to Purchaser based upon the Delivery Documentation received by DRMS during the preceding calendar quarter. The Invoice shall itemize all Deliveries effected during such quarter, and for each shall state location (DRMO name or other suitable identifier), SCL Code, Delivery Weight, and Quarterly Purchase Price of the subject Property. Preparation of the initial Delivery Documentation at particular locations, and of the initial Invoice to Purchaser under this contract, shall be governed by the provisions of Section 7 of this Article 3.

Section 2.  Delivery Points; DRMS Customer Liaison; Phase-In Period; DRMS Infrastructure Reduction.

(A)                               Delivery Points.

(1)                                 Property that is referred for sale to Purchaser shall be located within the United States, including Alaska but excluding Hawaii, North Carolina, South Carolina and Tennessee, at (i) a DRMO Scrap Yard, (ii) a scrap operation other than a DRMO that is operated by or on behalf of DRMS (“DRMS Warehouse”), (iii) other governmental locations, including without limitation military facilities and such other locations as may be designated in its sole discretion by DRMS (collectively, “Special Situation Locations”), (iv) a scrap operation operated by or on behalf of Purchaser, or (v) PSNS. (DRMOs, DLA Depots, DRMS Warehouses, Special Situation Locations, Purchaser operations, and PSNS are hereinafter collectively termed “Delivery Points.”) DRMS may elect in its sole discretion and at its sole expense to pack, load and transport Property to any Delivery Point either before or in connection with referring such Property for sale to Purchaser. DRMS and Purchaser may jointly decide to have material shipped by or on behalf of DRMS directly to Purchaser’s re-sale buyers and to allocate the costs thereof between DRMS and Purchaser as the parties may agree.

(2)                                 DRMS may elect in the exercise of its sole discretion to delete PSNS as a Delivery Point, and the Property there may be eliminated from this sale contract, if Purchaser or its re-sale buyers create repeated instances of work stoppages there that, after notice thereof, Purchaser fails to cure on a timely basis. The provisions of Article 19 shall govern such notice and cure.

(B)                               Delivery Point Directory; DRMS Customer Liaison.

(1)                                 Within thirty (30) days of award of this contract, DRMS shall provide to Contractor, in writing and in machine readable MS Office word processing (*.doc) or spreadsheet (*.xls) file format, (i) the listing (the “Delivery Point Directory”) as of the date of award of all operating DRMOs and DRMS Scrap Operations in the pertinent geographic area with DRMO Name, DRMO RIC and RIC Suffix, the address and telephone for each such facility, an indication of whether such facility is initially designated by DRMS as a Restricted Access Facility, and with respect to each listed facility, the name of the DRMS employee or other government representative designated by DRMS to serve as the principal point of contact for Purchaser with respect to such facility (each, the “DRMS Customer Liaison” for such facility), the address and telephone of the DRMS Customer Liaison if either differs from that for the facility itself, the electronic mail address for the DRMS Customer Liaison if available, a supervisory contact for the DRMS Customer Liaison, and the date, if applicable, and if publicly available, that such facility is scheduled to be closed, and (ii) the listing, for each operating DRMO and other DRMS Scrap Operation, of all Scrap or DCS Property term sale contracts that are active as of approximately sixty (60) Days prior to the award date, which listing shall include for each DRMO and other DRMS Scrap Operation the following information if available:

•                                          SCL Code or other identifier of the material that is the subject of the term contract;

•                                          Contract number;

•                                          Contract performance period;

•                                          Company name;

•                                          Contact name;

•                                          Company telephone number;

•                                          Company fax number;

•                                          Company address;

•                                          Email contact; and

•                                          Approximate dollar volume in preceding twelve months or life of contract, whichever period is shorter.

(2)                                 Throughout the Performance Period, DRMS shall provide notice to Purchaser reasonably promptly of changes in the Delivery Point Directory, including without limitation notice of any scheduled or actual establishment or closure of any DRMO or DRMS Scrap Operation in the pertinent geographic area, such notice to be provided within thirty (30) Days of the date that knowledge of such scheduled or actual establishment or closure becomes available to the public.

(3)                                 The DRMS Customer Liaison for the DRMO or DRMS Scrap Operation that is identified on a Pickup Notice as the accountable DRMS facility for particular Property shall arrange or permit reasonable access for Purchaser to such Property as provided herein.

(C)                               Phase-In Period.

Purchaser shall phase in its performance of the contract as provided in this Section.

(1)                                 Purchaser and DRMS shall make reasonable efforts to agree on a schedule for Purchaser to begin accepting Delivery of Property such that, no later than three (3) months after the post-award conference, Purchaser shall be accepting Delivery of Property at each of the fourteen (14) “Initial Delivery Points” identified in Table VI.3.2.C below. Also within three (3) months of the post-award conference, Purchaser shall serve notice to DRMS of Purchaser’s proposed schedule for accepting referrals of Property at the balance of the locations in the Delivery Point Directory.

Table VI.3.2.C

Initial Delivery Points

No.	Name	City	State
1	Lewis	Tacoma	WA
2	Oklahoma City	Oklahoma City	OK
3	Anniston	Anniston	AL
4	Texarkana	Hooks	TX
5	Hood	Killeen	TX
6	Lakehurst	Lakehurst	NJ
7	Mechanicsburg	Mechanicsburg	PA
8	St. Juliens	Portsmouth	VA
9	Tucson	Tucson	AZ
10	Crane	Crane	IN
11	San Antonio	San Antonio	TX
12	Benning	Columbus	GA
13	Jacksonville	Jacksonville	FL
14	Puget Sound Naval Shipyard	Bremerton	WA

(2)                                 Within fifteen (15) Days after receipt of such notice, DRMS shall serve notice to Purchaser of the schedule (the “Phase-In Schedule”) for phasing in referrals at all Delivery Points other than the Initial Delivery Points. Unless DRMS in the exercise of its sole discretion elects to extend the Purchaser’s proposed timetable, the Phase-In Schedule shall provide for referrals to begin at all such Delivery Points no later than six (6) months after the post-award conference.

(3)                                 Purchaser may request that DRMS begin referrals at certain Delivery Points earlier than three (3) months after the post-award conference by serving its request therefor, and at any time Purchaser may request acceleration of referrals at any Delivery Point. DRMS shall respond to such requests in the exercise of its sole discretion, and DRMS and Purchaser shall cooperate to effect orderly cancellation of existing term sale contracts and an effective transition that does not unnecessarily impact service to generators.

(4)                                 DRMS shall refer Property for sale to Purchaser only as provided on the Phase-In Schedule until the date that is six (6) months after the date that the initial Pickup Notice is submitted to Purchaser (such six month period being the “Phase-In Period”) except as the Phase-In Schedule may be modified by agreement reached by the parties in the exercise of the sole discretion of each. During the Phase-In Period DRMS reserves the right to sell to buyers, other than Purchaser, such Property that is located at Delivery Points that, pursuant to the Phase-In Schedule, are at the time not yet scheduled for referrals of Property for sale to Purchaser.

(5)                                 Subject to staffing and facilities constraints, DRMS intends to accumulate Property at each particular Delivery Point in advance of the scheduled first referral of Property there to provide the Purchaser with some beginning inventory with which to begin its operations. Nevertheless, DRMS cannot and does not represent that there will be any particular level of inventory, or necessarily any at all, at any particular site when referrals of Property begin there.

(6)                                 During the Phase-In Period, DRMS shall not refer Property that is located at Special Situation Locations for sale to Purchaser, provided, however, that Purchaser may request to receive Property at any such location by so notifying DRMS, and DRMS shall exercise reasonable efforts to accommodate any such request.

(7)                                 Upon the conclusion of the Phase-In Period and thereafter during the balance of the Performance Period, DRMS shall refer all Property at all Delivery Points for sale to Purchaser under the contract.

(8)                                 All costs of providing, picking up and transporting Containers that Purchaser elects to utilize in the exercise of its sole discretion shall be deemed Direct Costs, provided, however, that the provisions of Section 1(B)(2) of this Article 3 shall apply to PSNS. In addition, DRMS in the exercise of its sole discretion may direct Purchaser upon reasonable notice to utilize a particular Container at any other Delivery Point. If, as a result, the number of Containers utilized by Purchaser other than at PSNS exceeds three hundred (300), including Containers provided by generators or the Government, the actual and reasonable costs of providing, picking up and transporting any such additional Container shall be deemed Seller Indirect Costs.

(D)                               DRMS Infrastructure.

Contractor acknowledges that DRMS intends to reduce its infrastructure, including without limitation by closure of some or all DRMOs and DRMO Scrap Yards and/or reduction of operating hours at particular DRMOs and DRMO Scrap Yards, or by establishment of DRMS Scrap Operation, or by other methods or combinations of methods. Contractor further acknowledges that this contract shall remain in force notwithstanding such infrastructure reduction measures that DRMS in its sole discretion may effect.

(E)                                 Maximum Number of DRMOs, DRMO Scrap Yards and DRMS Scrap Operations.

DRMS does not expect to operate in excess of sixty-nine (69) DRMOs, DRMO Scrap Yards, and DRMS Scrap Operations, or in excess of forty (40) RIPLs, at any time during the Performance Period. At any time that such number is exceeded, all Property referred for sale to Purchaser at such facilities that are the then most recently established such facilities and comprise the excess thereof shall be deemed to be referred for sale at Special Situation Locations and not made available for On-Site Processing for the purpose of determining Seller Indirect Costs pursuant to the provisions of Section 4(F) of this Article 3.

Section 3.  Property Storage; Delivery of Property to Purchaser and Passage of Title.

(A)                               Property Storage.

(1)                                 Each DRMO, DRMS Scrap Yard and DRMS Scrap Operation other than Restricted Access Facilities shall provide to Purchaser (i) a portion of its administrative space to the extent that DRMS determines in the exercise of its sole discretion that such space can be made available, and (ii) a contiguous portion of its outdoor storage space (“Purchaser’s Dedicated Storage”). DRMS shall specify on the Phase-In Schedule the initial space allocations for the facilities designated thereon, and DRMS shall notify Purchaser of the initial space allocations at all other DRMOs, DRMS Scrap Yards and DRMS Operations within ninety (90) Days of submission of the initial Pickup Notice to Purchaser. Such initial space allocations shall be specified by DRMS in the exercise of its sole discretion, provided, however, that DRMS expects that, except in unusual circumstances, the entirety of each DRMO Scrap Yard will be designated as Purchaser’s Designated Storage. After referrals of Property for sale to Purchaser have begun at any particular facility, including facilities established by DRMS after the date of award, DRMS and Purchaser shall adjust space allocations from time to time as is reasonably required in the circumstances to accommodate relative inflows to the facility of Property and other DRMS items. Purchaser may use Purchaser’s Dedicated Storage to store, inspect, lot, tag, sort, pack and load Property as provided herein, or for any other purpose that is desired by Purchaser in the exercise of its sole discretion and that is not inconsistent with the express provisions of this contract. Subject to Host Installation requirements and DRMS approval, Purchaser may use Purchaser’s Dedicated Storage for shredding, baling or other processing of the Property.

(2)                                 At DRMOs, DRMO Scrap Yards and DRMS Operations other than Restricted Access Facilities, DRMS shall provide reasonably necessary utility services to Purchaser to the extent that DRMS determines in the exercise of its sole discretion that such services, including water, electricity, heat and telephones, are available at a particular facility. Subject to approval by DRMS, which approval shall not be unreasonably withheld, and subject to Host Installation restrictions, Purchaser may arrange for additional services at any particular such facility in the exercise of its sole discretion and at Purchaser’s sole expense.

(3)                                 Subject to approval by DRMS, which approval shall not be unreasonably withheld, and subject to Host Installation restrictions, Purchaser may install fixtures or make other improvements to the premises at any particular DRMO, DRMO Scrap Yard or DRMS Operation other than Restricted Access Facilities, provided, however that any such improvements permanently affixed to such premises shall become the property of the Government at the conclusion of the Wind-Up if so designated by DRMS in the exercise of its sole discretion at any time during the final ninety (90) Days of the Performance Period.

(4)                                 Except as otherwise provided herein, Purchaser shall not be provided Purchaser’s Dedicated Storage or administrative space at Special Situation Locations or Restricted Access Facilities except as a particular facility’s restrictions permit.

(B)                               Receipt of Property by Purchaser

(1)                                 DRMO Scrap Yards other than Restricted Access Facilities.

The Purchaser is responsible for assisting generators in unloading material at Government scrap operations. Receipt of Property at DRMO Scrap Yards other than Restricted Access Facilities shall be as follows. The personnel of DRMS and Purchaser shall cooperate as is reasonably required to implement these provisions.

a.                                       If the Contracting Officer’s Representative (“COR”) is available, the COR shall receive the Property from the generator on behalf of DRMS; for Property properly identified by one of the “High Value SCL Codes,” set forth in the attached Schedule VI.3.3.B(1), confirm or correct its SCL Code; for all SCL Codes, confirm or correct its DEMIL Code and Delivery Weight, create or correct the turn-in documentation; and approve the load for unloading by the Purchaser.

b.                                      If the COR is unavailable, the generator shall be deemed to be referring the Property on behalf of DRMS. Purchaser shall, for Property properly identified by one of the High Value SCL Codes, confirm or correct its SCL Code; for all SCL Codes, confirm or correct the Property’s Delivery Weight, and create or correct the turn-in documentation as necessary, provided, however, that the generator concurs with the final entries thereon and proceed with the unloading. Absent such concurrence, Purchaser shall accept the Property on behalf of DRMS subject to the provisions of Section (3)(C) below.

c.                                       The turn-in documentation shall serve as the Delivery Documentation for such Property.

(2)                                 Containers.

Receipt of Property in Containers shall be as follows:

a.                                       Purchaser shall pick up the full Container, and replace it with an empty Container, within five (5) Business Days of its receipt of a Pickup Notice, unless otherwise agreed to by the parties.

b.                                      Purchaser shall have its transport vehicle and Container weighed immediately before and after pickup at a Scrap Yard if reasonably available or, if not, at a commercial scale. The difference in such weights shall be deemed to equal the Delivery Weight of the subject Property for pricing the Property on an Invoice.

c.                                       Purchaser shall create or correct the subject turn-in documentation as necessary, provided, however, that the generator concurs with the final entries thereon. Absent such concurrence, Purchaser shall accept the Property on behalf of DRMS subject to the provisions of Section (3)(C) below. Purchaser shall note the Delivery Weight and identify the corresponding Pickup Notice on the turn-in documentation, and, if the Delivery Weight was determined commercially, shall attach a copy of the documentation thereof. The turn-in documentation with its attachments shall collectively constitute the Delivery Documentation for such Property.

(3)                                 Referral In-Place and at Restricted Access Facilities.

Receipt of Property in-place and at Restricted Access Facilities at the generator’s premises shall be as follows:

a.                                       Purchaser shall have custody of and control over the Property upon receipt of a Pickup Notice from DRMS or the generator.

b.                                      The Property shall be weighed and the turn-in documentation completed upon removal of the Property.

c.                                       Purchaser shall have its transport vehicle weighed immediately before and after pickup at a DRMO Scrap Yard if reasonably available or, if not, at a commercial scale. The difference in such weights shall be deemed to equal the Delivery

Weight of the subject Property for pricing the Property on an Invoice.

d.                                      Purchaser shall create or correct the subject turn-in documentation as necessary, provided, however, that the generator concurs with the final entries thereon. Absent such concurrence, Purchaser shall accept the Property on behalf of DRMS subject to the provisions of Section (3)(C) below. Purchaser shall note the Delivery Weight and identify the corresponding Pickup Notice on the turn-in documentation, and, if the Delivery Weight was determined commercially, shall attach a copy of the documentation thereof. The turn-in documentation with its attachments shall collectively constitute the Delivery Documentation for such Property.

(4)                                 Demilitarization Residue.

Receipt at a DEMIL Center of residue that results from demilitarization (“DEMIL Residue”) shall be as follows:

a.                                       Purchaser shall pick up the full Container, and replace it with an empty Container, within five (5) Business Days of its receipt of a Pickup Notice.

b.                                       Purchaser shall have its transport vehicle and Container weighed immediately before and after pickup at the DEMIL Center scale. If a DEMIL Center scale is not reasonably available or, if not, at a commercial scale. The difference in such weights shall be deemed to equal the Delivery Weight of the subject Property for pricing the Property on an Invoice.

c.                                       The Pick-up Notice and documentation of the Delivery Weight shall collectively constitute the Delivery Documentation for such Property.

(5)                                 Puget Sound Naval Shipyard. Receipt of Property at PSNS shall be as set forth in Schedule VI.3.1.B(2). As provided in Schedule VI.3.1.B(2) and in Section 1(B)(2) above of this Article 3, employees of the shipyard or of the shipyard’s demolition contractors shall load the Scrap material into Containers provided by Purchaser and Purchaser is required to remove such Containers as they fill. The costs of the Containers and their removal shall be Direct Costs.

(C)                               Discrepancies; Correction of DEMIL Codes; Duty to Cooperate; Duties of Care and Loyalty; Administrative Efficiencies

(1)                                 Discrepancies. Any dispute concerning the proper description of Property on Delivery Documentation shall be governed by the provisions of Section 2 of Article 6 concerning “Discrepancies.”

(2)                                 Correction of DEMIL Codes. In no event shall Purchaser be responsible for determining or correcting the DEMIL Code assigned to particular Property. Property that is received by Purchaser directly from a generator shall be deemed to be DEMIL “B” unless the generator specifies another DEMIL Code.

(3)                                 Duty to Cooperate. Purchaser shall cooperate reasonably with generator personnel to effect the receipt of Property.

(4)                                 Duties of Care and Loyalty. Purchaser may negotiate with generator personnel to resolve disagreements concerning the proper SCL Code applicable to particular Property received directly by Purchaser, provided, however, that in resolving such disagreements Purchaser is subject to the provisions of Section 2 of Article 7 that concern Purchaser’s duty of care and duty of loyalty toward DRMS.

(5)                                 The SCO may propose by notice such simplified administrative procedures for determining SCL Code and Delivery Weight at particular installations, with respect to certain types of Property, or in any other respect that the SCO determines would enhance Net Proceeds, provided, however, that such procedures would not unreasonably reduce Purchaser’s accountability for Property, and such procedures shall take effect upon notice of concurrence therewith by Purchaser.

(D)                               Title

(1)                                 DRMS shall transfer title to particular Property as provided in this Section 3(D).

a.                                       Except for DCS Property and Property that is referred for sale in-place at a generator’s premises or at a Restricted Access Facility, title shall pass to Purchaser upon receipt of the Property by Purchaser.

b.                                      Title to Property referred for sale in-place at a generator’s premises or at a Restricted Access Facility shall pass to Purchaser upon the removal by or on behalf of Purchaser or a re-sale buyer from its Delivery Point.

c.                                       Title to DCS Property shall pass to Purchaser upon the completion and documentation of the required demilitarization and removal of the residue by or on behalf of Purchaser or a re-sale buyer from its Delivery Point, and removal of DCS Property is not permitted before the completion and documentation of the required demilitarization absent advance written permission from DRMS.

(2)                                 Any subsequent re-sale transactions are between Purchaser and the re-sale buyers, not between the Government and the re-sale buyers. Any disputes or claims resulting from such transactions are between Purchaser and re-sale buyers, not the Government.

Section 4.  Access to Property; Removal; On-Site Processing; Costs of Removal; Refrigerants

(A)                               Purchaser’s Access to Property.

(1)                                 Purchaser, Purchaser’s subcontractors and Contractor shall have access to Property at each DRMO Scrap Yard and DRMS Scrap Operation during all hours that such facility normally staffs sales, warehousing, receiving or other functions, to inspect, lot, tag, sort, process, pack, load or ship such Property, and, except as otherwise provided herein, for such other purposes as Purchaser deems appropriate in its sole discretion. Purchaser shall coordinate such access with the management of each particular Scrap Yard. Except as otherwise provided herein, and subject to applicable law and Host Installation regulations, Purchaser may store and use Purchaser’s materials handling equipment, on an as is if available basis, at DRMO Scrap Yards other than Restricted Access Facilities.

(2)                                 Due to Host Installation restrictions or for other reasons, a particular Scrap Yard may occasionally and temporarily be unable to provide storage as provided in Section 3 above of this Article 3 or access as provided in Subsection (1) above of this Section 4(A). Any such facility that is not reasonably able to provide such storage or access other than occasionally and temporarily shall be deemed a “Restricted Access Facility.” Concurrently with award of this contract, DRMS shall provide to Contractor in writing a list of DRMO Scrap Yards that DRMS initially designates as Restricted Access Facilities. DRMS may add or delete entries on that list from time to time by written notice to Purchaser.

(3)                                 Except as provided in Sections 4(C) and 4(E) below of this Article 3, Purchaser shall not be permitted access at any time to any Property at Special Situation Locations and Restricted Access Facilities, other than such access as is reasonably necessary for removal of Property when removal of such Property is requested by DRMS. Except as otherwise provided herein, Purchaser shall neither use nor store Purchaser’s materials handling equipment at Special Situation Locations and Restricted Access Facilities. Subject to applicable law and Host Installation regulations, DRMS shall provide to Purchaser, at government expense and at any such Delivery Point, the use of such materials handling equipment as is available for the materials handling tasks that are reasonably required of Purchaser at such Delivery Points.

(4)                                 Purchaser shall comply with all applicable inspection and safety regulations at Host Installations, including, without limitation, regulations pertaining to materials handling equipment.

(B)                               Re-Sale Buyers’ Access to Property.

Except as provided in Sections (4)(C), 4(D) and 4(E) below of this Article 3, Purchaser’s prospective re-sale buyers shall not be permitted access to Property at any Delivery Point at any time.

(C)                               Removal; Packing and Loading.

(1)                                 Removal. Except as provided in Section 4(E) below, and except in special circumstances that reasonably delay removal, Purchaser shall cause removal of Property as follows:

a.                                       With respect to Property that is located at a Scrap Yard, as is reasonably necessary from time to time to accommodate the inflow of Property to Purchaser’s Dedicated Storage at any particular such facility, provided, however, that, except by special arrangement with a particular Restricted Access Facility, Property referred for sale at Restricted Access Facilities shall be removed no later than the earlier of (i) sixty (60) Days after submission to Purchaser of the corresponding Pickup Notice, or (ii) reasonably promptly upon request by DRMS.

b.                                       With respect to Property that is located at a Special Situation Location, within thirty (30) Days of delivery of the corresponding Pickup Notice unless DRMS directs earlier removal pursuant to the provisions of Subsection (c) below of this Section 4(C)(1). The DRMS Customer Liaison shall timely notify Purchaser of whether Purchaser will be required to pack and/or load such Property. If Purchaser’s initial attempt to remove the Property is unsuccessful because, notwithstanding such notice, the Property is inadequately packed by government personnel or loading by government personnel is unexpectedly unavailable, Purchaser shall return within thirty (30) Days with materials and equipment necessary to effect removal.

c.                                       Occasionally and as circumstances reasonably require, DRMS may direct removal of Property within shorter time periods than those provided in Subsections (b) and (c) above of this Section 4(C)(1). All such Property shall be deemed to be referred for sale at a Restricted Access Facility for the purpose of applying the provisions of Section 4(F)(2) below of this Article 3.

(2)                                 Packing and Loading.

a.                                       Property at Scrap Yards. Purchaser shall both pack and load Property at Scrap Yards for removal by Purchaser’s re-sale buyers, and removal of Property from Scrap Yards other than Restricted Access Facilities by Purchaser’s re-sale buyers shall be permitted throughout the Performance Period. Costs incurred by

Purchaser for packing and loading Property at DRMOs and DRMS Operations shall be Direct Costs.

b.                                      Special Situation Locations; Restricted Access Facilities. Property referred for sale at Special Situation Locations and Restricted Access Facilities shall be packed and loaded suitably for transport by DRMS or other government personnel at government expense, provided, however, that Purchaser shall pack and/or load such Property as requested by DRMS upon reasonable notice, and the actual and minimum reasonable costs thereof shall be Seller Indirect Costs. Except as provided in Section 4(E) of this Article 3 below, Purchaser’s re-sale buyers may not pick up Property at Special Situation Locations and Restricted Access Facilities.

(D)                               On-Site Processing.

Purchaser’s prospective re-sale buyers shall be permitted access subject to Host Installation restrictions to each Scrap Yard other than Restricted Access Facilities to inspect the Property in connection with Purchaser’s processing and marketing activities, including without limitation sorting, packing, processing, off-site auctions and negotiated sales. Such prospective re-sale buyers shall be accompanied within the Scrap Yard at all times by Purchaser or its designee, and Purchaser will be required to escort re-sale customers from installation gates to the Scrap Yard when it is required, and permitted, by the Host Installation. Re-sale buyer access at a particular Scrap Yard shall be permitted for at least two (2) Business Days each calendar week for at least eight (8) hours each, provided, however, that (i) Purchaser shall coordinate such access with the management of each particular Scrap Yard, (ii) Purchaser shall conduct such re-sale buyer access in a manner that is not unreasonably disruptive of the facility’s operations, and (iii) such re-sale buyer access shall be permitted only during such times as Purchaser access is permitted pursuant to the provisions of Section (4)(A)(1) above of this Article 3. (Re-sale buyer access to Property as provided in this Section 4(D) is hereinafter termed “On-Site Processing.”)

(E)                                 DRMS Option to Permit On-Site Processing.

Throughout the Performance Period, DRMS in the exercise of its sole discretion may designate particular Property at a particular Special Situation Location or Restricted Access Facility as available for On-Site Processing by serving notice thereof upon or after delivery of the Pickup Notice and before removal of such Property by Purchaser. On-Site Processing of such Property at such location shall be permitted for sixty (60) Days following service of such notice, and Purchaser shall cause removal of such Property within such sixty (60) Day period. The DRMS Customer Liaison for such Property shall arrange access to the Property for Purchaser and for prospective re-sale buyers throughout such sixty (60) Day period that is consistent with the provisions of Sections 4(A)(1) and 4(D) above of this Article 3.

(F)                                 Costs of Removal.

(1)                                 On-Site Processing. With respect to Property that is made available to Purchaser for On-Site Processing, the costs incurred by Purchaser to transport such Property from its Delivery Point are Direct Costs.

(2)                                 Other Property. With respect to Property referred for sale at (i) Special Situation Locations that is not made available for On-Site Processing, and (ii) Restricted Access Facilities, the actual and minimum reasonable costs incurred by Purchaser to pack, load and surface transport such Property from its Delivery Point to Purchaser’s nearest storage facility (including a DRMO Scrap Yard) are Seller Indirect Costs, provided, however, that transport costs for transport in excess of five hundred (500) miles from the Delivery Point, shall be deemed Direct Costs. Purchaser shall notify DRMS within fifteen (15) Days of the establishment or closure of each storage facility operated by or for Purchaser, and for each newly established facility such notice shall include address, telephone and on-site management contact information.

(G)                               Government Furnished Equipment

(1)                                 Attachment VI.3.4.G identifies government-owned equipment that that may be available to the Contractor (“GFE”). DRMS does not represent or warrant that such GFE is completely or accurately identified on such Attachment or is in fact available at the locations specified or any of them, that such equipment is useable or could be made useable for any particular purpose with any particular amount of parts, repairs or maintenance, that such equipment has received an appropriate amount of repairs or maintenance or any amount of repairs or maintenance whatsoever, or that such equipment is safe to operate.

(2)                                 Subject to applicable law and Host Installation instructions, including without limitation any required inspections, DRMS hereby grants a license to Purchaser to use, maintain, repair or modify such GFE as is identified in such Attachment to the extent and in the manner that Purchaser elects in the exercise of its sole discretion, and the costs thereof shall be Direct Costs, provided, however, that such GFE shall be used solely to perform Purchaser’s obligations under this contract, and provided further that DRMS may at any time relocate such GFE to another location for government use as determined by DRMS in the exercise of its sole discretion. Should any GFE require replacement due to misuse and negligence by Purchaser, Purchaser shall be responsible for such replacement at no cost to the Government.

(3)                                 At such time that Purchaser determines that a particular item of GFE is not economically repairable (defined as requiring repair costs in excess of 75 percent of the cost to replace such item), the Purchaser and a DRMS COR shall certify it to be in condemned condition and submit a report to the SCO. Before the conclusion of the Wind-Up, the remaining GFE shall be reported to the SCO according to FAR 45.6 or in such other format as the parties may agree.

(4)                                 Within ninety (90) Days of award, Purchaser shall submit a report to DRMS that (i) identifies and provides a photograph of each particular item of GFE by location, and (ii) provides a good faith assessment of the condition of each such item of GFE. DRMS shall notify Purchaser of any objections to such report within ninety (90) Days of its receipt by DRMS. The parties shall cooperate in good faith to resolve such objections and, with respect to objections that are resolved, shall document the resolution in writing. Reasonably promptly when so requested, Purchaser shall acknowledge receipt of the GFE in writing by executing, and annotating to the extent that Purchaser deems appropriate, a DLA Form 1311 (or similar form) prepared by DRMS for property accountability.

(H)                               Base Closures.

(1)                                 Contractor acknowledges that certain defense installations may be scheduled for closure (each, a “Base Closure”) during the prospective Performance Period of this contract. Contractor further acknowledges that Base Closures often generate substantially increased volumes of surplus material that must be processed on accelerated schedules.

(2)                                 DRMS and Purchaser shall cooperate and institute special procedures as reasonably necessary in connection with Base Closures to process and re-sell Property efficiently. Such cooperation shall include, without limitation, extended access for Purchaser and re-sale buyers, on-site calls of auctions and spot bidding, and other special procedures as reasonably required to remove all property by the established closure date.

(I)                                    Damage to Government Property; Clean-Ups of Spills.

(1)                                 Purchaser shall be responsible to DRMS for any physical damage that is caused to any government equipment or facility or Scrap Yard that arises out of the negligence of Purchaser, its vendors or its re-sale buyers. Purchaser shall be responsible for cleaning up spills of hazardous material on a government installation that are caused by Purchaser, its vendors or its re-sale buyers, including spills from hydraulic lines on GFE, without regard to degree of culpability, and, for any spill that occurs on a government installation that has provided to Purchaser its Spill Prevention Control and Countermeasures Plan and Spill Contingency Plan, such clean-up shall be in accordance with such plans. Purchaser shall notify the

SCO or COR reasonably promptly of any such spill on a government installation that is caused by Purchaser, its vendors or a re-sale buyer and shall cooperate with the SCO to support the installation’s requirements for a report thereof.

(2)                                 DRMS shall indemnify, defend, and hold harmless Purchaser, Contractor, Affiliated Parties, and their owners, officers, employees, agents, vendors and subcontractors with respect to any claim brought by any third party, including without limitation any local, state, or federal governmental entity, that arises or is alleged to arise, directly or indirectly, from environmental contamination at any federally owned or controlled property or facility, provided, however, that DRMS shall be entitled to recover from Purchaser any amounts found by a court of competent jurisdiction and identified as such in its final judgment as having been caused solely by Purchaser’s failure to comply with applicable local, state or federal environmental law.

(J)                                 Refrigerants. Purchaser shall remove and arrange for the proper disposal of refrigerants in accordance with applicable law, regulation and Host Installation requirements. The actual and minimum reasonable costs of such removal and disposal shall be Seller Indirect Costs.

(K)                               Tire, Wood, Glass and Unsaleable Material

Purchaser is required to make reasonable periodic efforts to sell tire material, classified in SCL Codes G01, G02, G03, G04, G05 and GST, wood material, classified in SCL Codes F01 and FSW, and glass material, classified in SCL Code H06, that is referred for sale to Purchaser at locations that are subject to this sale transaction and that will generate Net Proceeds after deducting related costs. Purchaser shall accordingly confer periodically with the SCO about the availability of such material at particular locations and the markets for such material, and Purchaser shall prepare, and periodically update, for the SCO’s review and approval a plan for attempting sale of such material to reduce the DRMS solid waste stream and maximize Net Proceeds. Provided that Purchaser attempts such sale in accordance with such plan, Purchaser in its sole discretion may elect to take Delivery of all or part of such material that is available at any such location on such terms as the parties agree and DRMS shall then include such material on a subsequent Invoice. Should Purchaser determine in its sole discretion that any such material, or other material classified in another SCL Code, is unsaleable at particular locations or saleable only at such pricing or on such terms such that Net Proceeds would be reduced by such sale, Purchaser shall make such material available to DRMS for disposal in lieu of removal by Purchaser, provided, however, that, should the SCO so direct, Purchaser shall dispose of such material within such reasonable time as the SCO requires and the actual and reasonable costs thereof shall be deemed Seller Indirect Costs.

Purchaser acknowledges that it is responsible for compliance with all federal, state, local and installation laws and regulations pertaining to such material, including particularly applicable law governing the storage of tire material.

Section 5.  Delivery Documentation.

Purchaser shall forward to the SCO photocopies of all Delivery Documentation obtained by Purchaser that was not previously furnished to the SCO. This will usually occur when Purchaser receives material from generator on behalf of DRMS.

Section 6.  Risk of Loss.

DRMS shall bear the risk of loss, damage or destruction of the Property until title thereto transfers to Purchaser in accordance with the provisions of Section 3(C) above of this Article 3, and Purchaser shall bear such risk thereafter, provided, however, that (i) Purchaser shall pay to DRMS the full amount of the Quarterly Purchase Price for any item of Property lost or damaged before passage of title as a result of Purchaser’s negligence, but DRMS shall have no claim for consequential damages against Purchaser or Contractor based upon such loss or damage, and (ii) Purchaser shall be entitled to a refund for the full amount of the Quarterly Purchase Price for any item of Property that is lost or damaged while located at a Delivery Point as a result of negligence on the part of the Government or any contractor of the Government, but neither Purchaser nor Contractor shall have a claim against the Government for consequential damages based upon such loss or damage, and (iii) the party asserting a claim under the provisions of this Section 6 shall serve notice thereof to the other party within a reasonable time after the facts underlying such claim are discovered or, in the circumstances, should have been discovered.

Section 7.  Initial Property Sales.

(A)                               DRMS and Purchaser shall meet at a particular Scrap Yard on the date that is provided therefor in the Phase-In Schedule, or as agreed between DRMS and the Purchaser, and conduct an inventory (the “Initial Inventory” for that location), by SCL Code and approximate weight and, for DCS Property, DTID, NSN or LSN and DEMIL Code, of the initial Property at such location that DRMS elects in the exercise of its sole discretion to refer for sale to Purchaser. The Initial Inventories for the Initial Delivery Points shall be completed no later than the date that is three (3) months after the date of the post-award conference. The Initial Inventory for a particular location shall be deemed the initial Pickup Notice for that location, effective as of the date specified in the Phase-In Schedule or as otherwise agreed by DRMS and Purchaser, each in the exercise of its respective sole discretion.

(B)                               Purchaser shall not remove any Property from any Scrap Yard before the Initial Inventory of Property at such Scrap Yard is created by DRMS and Purchaser. The Initial Inventory, as supplemented by documentation of receipts of

Property at such location subsequent to the Initial Inventory but before Purchaser begins receiving referrals of Property at such location, shall constitute the Delivery Documentation for the initial Property referred for sale to Purchaser.

(C)                               The Phase-In Schedule shall be delayed as necessary to enable DRMS to receive and, as required in certain respects by the provisions of this contract, to approve, all of the materials and information required to be provided to DRMS under the provisions hereof. Such provisions include but are not necessarily limited to the provisions of Article 1 (Purchaser Information and Confirmation of Purchaser as Co-Signatory and Co-Obligor), Article 5 (Pre-Payment), Article 11 (evidence of required insurance coverage), and Article 20 (designation of Contractor’s Appointed Arbitrator).

Section 8.  Withdrawal or Re-Purchase of Property.

Any Property that has been referred for sale to Purchaser may be withdrawn by the SCO upon notice at any time before Delivery of such Property. After Delivery of particular Property, but before its re-sale to a re-sale buyer, the SCO may by notice direct the re-purchase thereof by DRMS, and Purchaser shall receive a credit on the next Invoice, for the amount of the corresponding Quarterly Purchase Price. In the cases of both withdrawal and re-purchase of Property, the costs of compliance with the SCO’s directions shall be deemed Seller Indirect Costs.

ARTICLE FOUR. PICKUP NOTICES

Section 1.  Content of Pickup Notices.

At least twice monthly and no more often than weekly, DRMS shall provide to Purchaser, in machine readable, comma delimited text format, delivered by electronic mail or on a removable magnetic or optical storage medium, such as a CD-ROM, a “Consolidated Pickup Notice” for all Property referred for sale under this contract since the issuance of the preceding Consolidated Pickup Notice that Purchaser has not received and for which no Pickup Notice has been issued by DRMS or a generator. All Pickup Notices, including Consolidated Pickup Notices, shall contain the following information:

(A)                               DRMO Name (DRMO_NAME).

The name of the accountable DRMO, DRMS Operation or DLA Depot in a 19 character field.

(B)                                DRMO RIC and RIC Suffix (DRMO_RIC and RIC_SFX).

Together these 3 and 1 character, respectively, alphanumeric fields provide the electronic name of the DRMO, DRMS Operation or DLA Depot where the turn-in of Property was processed.

(C)                               Disposal Turn in Document Number (DTID_NO).

The “DTID” is the official form (DD 1348-1) used by all military services to turn in excess property. DTID_NO is a 14 or 15 character alphanumeric code in a 15 character field. It consists of:

(1)                                 a 6 character Department of Defense Activity Account Code (DODAAC) that identifies the turn-in activity

(2)                                 a 4 digit Julian date

(3)                                 a 4 to 5 digit serial number.

(4)                                 in some cases, a one-character suffix

A particular value for DTID_NO may be assigned to any weight of a particular material that is properly identified by a single SCL Code, or to any quantity of items of DCS Property that are properly identified by a single FSC. Material or objects grouped together on a single DTID_NO collectively constitute a single “Line Item” of Property. Thus, a single DTID form, each of which bears a unique combination of DTID_NO, DRMO_RIC and RIC_SFX, could list any quantity or weight of a particular type of Property. That quantity constitutes one Line Item.

(D)                               SCL Code.

This three character alphanumeric field identifies the material content.

(E)                                 National Stock Number (or) Local Stock Number.

This 13 character code identifies the particular type of DCS Property that comprises the Line Item and is constructed using the following two fields:

(1)                                 Federal Supply Classification (FSC). This 4 digit numerical code identifies the general type of property (e.g., FSC 3411 is Boring Machines).

(2)                                 National Item Identification Number Local Stock Number (NIIN_LSN). A 9 position field that contains either:

(a)                                  National Item Identification Number (NIIN). The federally assigned numerical code that identifies an item of Property as meeting certain specifications. Items that are not perfectly identical, and/or were produced by different manufacturers, but which meet identical procurement specifications, may be identified by the same NIIN.

— or —

(b)                                  Local Stock Number (LSN): Items for which the NIIN is unknown or unavailable (in many cases, items that were locally purchased or fabricated) have a text identifier assigned by the generator or at the DRMO in this 9 character field.

(F)                                 Inventory Item Name (INV_ITM_NAME).

For DCS Property, this 29 character field contains the name officially assigned to the item (e.g., Computer, Digital).

(G)          Item Unit of Issue (ITM_U1).

For DCS Property, this 2 character field describes how all quantities are counted (e.g., each, box, dozen, hundred count, gross, etc.).

(H)          Quantity Available (QTY_AVAIL).

For DCS Property, a 9 position numeric field containing the quantity (measured in the unit of issue) that is referred for sale to Purchaser.

(I)            Property Storage Location.

This 11 character code provides the physical location of the Property as assigned by the accountable DRMO. It is constructed of the following two fields:

(1)           Site Location Code (SITE_LOC_CD). This 2 character alphanumeric field identifies the storage site.

(2)           Storage Location Code (STG_LOC_CD). This 9 character alphanumeric field identifies the actual storage location within the site.

(J)           Reimbursement Code.

This one character alphanumeric field identifies whether or not a particular turn-in is reimbursable to a Qualified Recycling Program. A “1” indicates the item is reimbursable and a blank field indicates the item is non-reimbursable.

(K)          Hazardous Material Code.

This one character field contains an “M” or a “W” if the corresponding item is deemed to be, or to be contaminated by, hazardous material or hazardous waste, respectively. The Property does not include any “M” or “W” items, so this field should always be blank.

(L)           DEMIL Code.

This one character field contains the material’s DEMIL Code. If the DEMIL code is other than “A”, “B,” “E” or “Q”, the Property is DCS, and demilitarization instructions will be provided by DRMS to Purchaser.

Section 2.  Documentation and References.

DRMS shall provide training (based on availability of training slots), documentation, manuals and references as reasonably requested by Purchaser to allow Purchaser to determine the meaning of coded information.

ARTICLE FIVE. PAYMENT BY PURCHASER FOR PROPERTY

Section 1.  Payment of Bid Price and Payment Deposit.

(A)          Payment of Bid Price.

Upon contract award, Contractor shall pay to DRMS the amount of the Bid Price. The Bid Price is non-refundable except as provided in this Section 1, Sub-Sections (B) and (C). The Bid Price must be paid via guaranteed instrument

(cashier’s or certified check), wire transfer or electronic funds transfer (“EFT”). The SCO shall provide no less than ten Business Days notice to the Apparent Successful Offeror of the date that the Bid Price is due to be paid.

(B)          Refund of Fractional Portion of Bid Price upon Contract Cancellation.

Upon issuance or receipt by Contractor of a notice of Cancellation of the contract, Purchaser shall withhold from subsequent Distributions to DRMS and pay to Contractor as Seller Indirect Costs amounts sufficient to return to Contractor, without interest thereon, (i) that fractional portion of its Bid Price determined by dividing (x) the number of whole or partial months between the date of award and the effective date of such notice by (y) eighty-four (84), minus (ii) any amounts then owed to DRMS or to KGP for Invoice Payments or otherwise.

(C)          Refund of Fractional Portion of Bid Price upon Contract Termination.

Upon Termination of the contract, DRMS and Contractor shall negotiate the amount, if any, of the refund of a portion of the Contractor’s Bid Price net of any DRMS claims against Contractor or Purchaser.

(D)                               Payment Deposit.

Upon award of the contract, the amount of the Contractor’s Bid Deposit shall be retained by DRMS as a “Payment Deposit” until the completion of the Wind-Up. DRMS will use the Payment Deposit to offset unpaid invoices or to offset any other claims by DRMS against Contractor or Purchaser. The Government shall return any available balance of the Payment Deposit, without interest thereon, to Contractor at the completion of the Wind-Up as provided in Article 21.

Section 2.  Quarterly Payment by Purchaser.

(A)          Invoices.

DRMS shall submit to Purchaser in machine readable, comma delimited ASCII file format, delivered by electronic mail or on a removable magnetic or optical storage medium, such as a CD-ROM, a quarterly billing (“Invoice”) for payment for the Property referred for sale to Purchaser since the last preceding Invoice. The Invoice shall be in the total amount of the Quarterly Purchase Price of the subject Property, determined pursuant to the provisions of Section 2 (C) below, less any credits to which the Purchaser is entitled and plus any debits to which DRMS is entitled (the balance being the “Total Invoiced Amount”).

(B)          Amounts Payable to DRMS and to KGP; Timing of Payments.

Each Invoice shall identify (i) an amount (the “DRMS Invoiced Amount”) equal to ninety-seven and seventy-five one-hundredths percent (97.75%) of the Total Invoiced Amount, and (ii) an amount (the “KGP Invoiced Amount”) equal to two and twenty-five one-hundredths percent (2.25%) of the Total Invoiced Amount. Purchaser shall pay to DRMS and to KGP the full amounts of the DRMS Invoiced Amount and the KGP Invoiced Amount, respectively, on or before the date that is fifteen (15) Days after each Invoice is submitted to Purchaser.

(C)          Quarterly Purchase Price.

The amount of the “Quarterly Purchase Price” with respect to a particular calendar quarter or portion thereof is the sum, determined with respect to all Line Items of Property referred for sale to the Purchaser during such period, of the greater of (i) the Delivery Weight of such Line Item multiplied by one one-hundredth of one cent per pound (.01¢/lb.), or (ii) one cent (1¢).

Section 3.  Failure to Make Timely Payments.

With respect to any particular Invoice, should Purchaser fail to pay to DRMS and to KGP the full amounts of the DRMS Invoiced Amount and the KGP Invoiced Amount, respectively, on or before the date that such payments are due, DRMS may, in its sole discretion, (i) apply that portion of the Payment Deposit that is necessary to pay the Total Invoiced Amount, in which event DRMS shall pay to KGP the subject KGP Invoiced Amount, and (ii) notify Purchaser that such failure constitutes a Material Breach that Purchaser may cure within ten (10) Days of service of notice thereof by paying to DRMS an amount calculated based on Part 2, Condition 11 of the SBR of the subject Total Invoiced Amount, which payment shall be applied by DRMS to replenish and increase the amount of the Payment Deposit.

Section 4.  Payments.

Unless otherwise provided by notice, all payments to DRMS and to KGP shall be made and delivered pursuant to the following instructions, which instructions may be changed by written notice to Purchaser.

(A)          Instructions for Payments to DRMS.

DRMS prefers payment be made via EFT; however, payments may also be made via wire transfer, cashier’s check payable to “U.S. Treasury,” or credit card. EFT and wire transfers should be made to the following account:

Mellon Bank

043000261

Account # 9101019

Include in the addendum field of the EFT the following information:

DRMS #99-4001

Type of payment (i.e., Bid Price, Invoice payment, Distribution or other)

A separate EFT transaction must be processed for each type of payment.

A cashier’s check should be sent to:

DRMS-RF ATTN: Cashier

74 N. Washington Ave.

Battle Creek, MI 49017-3092

Include in the memorandum field of the check the following information:

DRMS #99-4001

Type of payment (i.e., Bid Price, Invoice payment, Distribution or other)

Payments by credit card can be made by facsimile using the credit card form attached as Attachment VI.5.4.A and transmitted to (269) 961-7314. Credit card payments can also be made through the DRMS website at http://www.drms.com. Within the sale customer area, select the payments bar. Cards accepted are VISA, Discover, MasterCard and American Express.

(B               Instructions for Payments to KGP.

By: Wire transfer

[KGP to provide details after award]

ARTICLE SIX. QUANTITY DELIVERABLE; DISCREPANCIES AND ANNUAL

PRICING CORRECTION; DESIGNATION OF ITEMS

Section 1.  Sale by Reference Conditions.

Sale by Reference, Part 4, Condition D, Adjustment for Variation in Quantity or Weight Special Sealed Bid-Term Conditions (Standard Form 114C-2) is deleted, and Part 2, Condition No. 12, Adjustment for Variation or Weight (Standard Form 114-C) is modified to authorize the Government to vary the quantity or weight delivered as provided in Section 2 of this Article 6.

Section 2.  Discrepancies.

(A)                               With respect to each discrepancy noted by Purchaser in terms of a Line Item of DCS Property on a Pickup Notice that is available for removal, but for which there is a material underage or overage in the “Quantity Available [QTY_AVAIL],” or product misidentification with respect to any High Value

SCL Code on a Pickup Notice or DTID with respect to any Property (any such underage, overage, or misidentification being a “Discrepancy”), Purchaser shall provide notice to DRMS thereof with documentation of such Discrepancy within thirty (30) Days of issuance of the subject Pickup Notice and while such Property can be made available for inspection by DRMS at either a Delivery Point or a storage facility maintained by Purchaser. Failure to provide notice of an alleged Discrepancy in accordance with the criteria set forth in this subparagraph shall preclude inclusion thereof in any reports described in subsequent provisions of this Section 2 or assertion of any claim based thereupon. Within a reasonable period of time after such notification, DRMS shall review the asserted Discrepancy and notify Purchaser of acceptance or rejection thereof in whole or in part. Purchaser shall maintain such documentation as part of Purchaser’s Records.

(B)          Purchaser shall include with the initial Annual Report, with each Annual Report thereafter, and with the Closing Report, a compilation of all asserted Discrepancies during the period with respect to which such report is prepared, grouped by the DRMO or other location of the Property, which compilation includes a complete description of (i) each such Discrepancy accepted by DRMS in whole or in part and a calculation of the effect on the Quarterly Purchase Price of the corresponding Invoice if the Discrepancy were adjusted accordingly (a “Pricing Correction”), and (ii) each such Discrepancy rejected by DRMS in whole or in part.

(C)          If the sum of the Pricing Corrections for the subject time period (the “Total Pricing Discrepancy”) exceeds the amount that is three percent (3%) of the total of the Quarterly Purchase Prices billed by DRMS to Purchaser with respect to Property sold to Purchaser during such period (the “Pricing Discrepancy Benchmark”), the amount of Purchaser’s next payment of an Invoice shall be increased or decreased by the amount of such Total Pricing Discrepancy minus the Pricing Discrepancy Benchmark (the “Annual Pricing Correction”). If there are no more Invoices forthcoming, the next Distributions shall be adjusted for such Annual Pricing Correction.

(D)          If the Total Pricing Discrepancy for the subject time period is equal to or less than the Pricing Discrepancy Benchmark, the Annual Pricing Correction for the subject time period shall be zero.

(E)             Purchaser may seek administrative or judicial relief pursuant to the procedures specified in Part VI, Article 20 with respect to any asserted Discrepancy that is rejected in whole or in part by DRMS, provided, however, that no such action shall be commenced by Purchaser more than thirty (30) Days after submission to DRMS of the corresponding compilation of such Discrepancies required to be reported to DRMS pursuant to the provisions of Section 2(B) above of this Article 6 unless the SCO serves notice of extending such deadline.

Section 3.  Items not Available for Removal.

(A)                               Purchaser shall be credited the amount of the Quarterly Purchase Price attributable to any Line Item that is listed on a Pickup Notice or Invoice but that is not made available by DRMS for removal. Purchaser shall notify DRMS within thirty (30) Days of issuance of a particular Pickup Notice of Purchaser’s determination that a Line Item thereon was unavailable for removal. DRMS shall review the underlying facts within a reasonable time after receipt of such notification and shall notify Purchaser of the resulting amount, if any, to be credited to Purchaser.

(B)          The amount of any credit to which Purchaser is entitled pursuant to the provisions of this Section 4 shall be deducted from the amount of Purchaser’s next Invoice. If there are no more Invoices forthcoming, the next Distributions shall be adjusted for such credit.

(C)                               Purchaser may seek administrative or judicial relief pursuant to the procedures specified in Part 2, Article 20 with respect to any credit sought pursuant to the provisions of this Section 4 that is rejected by DRMS.

Section 4.  Designation of Useable, Scrap and Refuse.

(A)          Downgrades Upon Receipt.

Contractor acknowledges that DRMS reviews items that are designated as “Useable” by the generator when turned in to DRMS and, in the exercise of its sole discretion upon receipt of such items, DRMS downgrades certain items for sale as “Scrap” (each, a “Downgrade Upon Receipt,” and coded as such in the DRMS automated inventory control records). Throughout the Performance Period DRMS shall exercise its sole discretion to determine the policies and procedures governing Downgrade Upon Receipt decisions, and Purchaser shall not be entitled to affect such policies, procedures or decisions.

(B)          Upgrades.

Contractor acknowledges that (i) DRMS reviews items that are designated as “Scrap” by the generator when turned in to DRMS and, in the exercise of its sole discretion upon receipt of such items, DRMS upgrades certain items to “Useable” (each, an “Upgrade Upon Receipt”), and (ii) from time to time in the exercise of its sole discretion DRMS reviews items received and accepted as “Scrap” and upgrades certain such items after receipt to “Useable” (each, a “Post-Receipt Upgrade”). Throughout the Performance Period DRMS shall exercise its sole discretion to determine the policies and procedures governing Upgrade Upon Receipt and Post-Receipt Upgrade decisions by DRMS receiving personnel, and Purchaser shall not be entitled to affect such policies or procedures, provided, however, that such policies and procedures, and such decisions as implemented by receiving personnel at any particular DRMS facility, shall designate “Scrap” and “Useable” items and determine Upgrades Upon Receipt and Post-Receipt

Upgrades reasonably and in good faith pursuant to the usage of such terms in the particular marketplace for a particular item at the time, Purchaser is due an adjustment to the Quarterly Purchase Price paid for items upgraded to Useable.

(C)                               Refuse.

(1)           Contractor acknowledges that DRMS reviews materials that are designated as “Scrap” by the generator when turned in to DRMS and, in the exercise of its sole discretion upon receipt of such items, DRMS reclassifies certain material to “Refuse” because it has zero or negative value, and DRMS disposes of it accordingly through means of disposal other than sale. Throughout the Performance Period DRMS shall exercise its sole discretion to determine the policies and procedures governing such decisions by DRMS receiving personnel, and Purchaser shall not be entitled to affect such policies or procedures, provided, however, that such policies and procedures, and such decisions as implemented by receiving personnel at any particular DRMS facility, shall designate “Scrap” and “Refuse” items reasonably and in good faith pursuant to the usage of such terms in the scrap marketplace at the time.

(2)           By written notice served upon the SCO, Purchaser may challenge the designation of a particular delivery of material as “Scrap” rather than “Refuse.” DRMS may respond to such challenge in the exercise of its sole discretion, including without limitation by referring the challenge to the DRMO Chief or to another DRMS official for determination of a recommendation to the SCO. If DRMS upholds the challenge, DRMS shall dispose of the material at the sole expense of DRMS.

Section 5.  Resource Recovery and Recycling Program.

(A)          RRRP Material; Qualified Recycling Programs. Certain Scrap material qualifies as Resource Recovery and Recycling Program material (“RRRP Material”). Those generators having a Qualified Recycling Program (“QRP”) may elect to sell the RRRP Material themselves. When QRPs elect this option, the material is not included within the definition of the Property and the Purchaser has no right or claim to such material sold directly by QRPs.

(B)          Reimbursable Property. When QRPs elect to turn the RRRP Material in to DRMS, such material is therefore included within the definition of the Property and deemed referred for sale to Purchaser under this contract. RRRP Material is properly identified as “Reimbursable” on the Pickup Notice.

(C)          Reporting. Twice monthly, or on such other schedule as DRMS and Purchaser agree, Purchaser shall report to DRMS the weight and SCL of each turn-in of RRRP Material, the generator DoDAAC, the QRP DoDAAC, and the unit pricing and amount of Gross Proceeds available from the sale of such material based upon Purchaser’s sales records. Note: the generator DoDAAC and QRP DoDAAC will be different in many cases. It is important to give DRMS the QRP DoDAAC for proper reimbursements to occur.

ARTICLE SEVEN. OPERATIONS

Section 1.  Compliance with Applicable Law and Regulations.

(A)          Compliance with Applicable Law.

Contractor, Purchaser and its subcontractors shall comply with the requirements of all applicable federal, state, and local laws, regulations, ordinances, directives and instructions connected with the performance of this contract, including without limitation such requirements pertaining to income and payroll taxes, environmental matters and occupational safety.

(B)          Licenses and Permits.

Purchaser shall obtain any necessary licenses and permits, and comply with all federal, state, and local laws and regulations in connection with the prosecution of the work. This responsibility requirement will be a matter of inquiry during the SCO’s pre-award evaluation of the bidder’s capability to perform the contract satisfactorily. It will also be a continuing matter of inquiry by the SCO during the performance of the contract.

(C)          Responsibility for Keys.

Issuance of “Keys” (as such term is defined below) will be at the Government’s sole discretion. Contractor shall establish and implement procedures that will preclude the loss, misplacement, or unauthorized use of all “Keys” issued to the Contractor or Purchaser by the Government for access to dedicated warehouse space. The term “Keys” shall be understood to include not only physical devices for opening or operating a locked item or space but also other types of individual authenticators such as key cards and passwords. Contractor will be responsible for any costs incurred from the loss, misplacement or unauthorized use of Keys. These costs will include but will not be limited to the costs of changing an individual lock and key.

Section 2.  Duties of Care and Loyalty.

(A)          Duty of Care.

Neither Contractor nor Purchaser shall cause or permit any action or omission in the course of performing the contract that damages Purchaser and constitutes gross negligence, recklessness or intentional harm.

(B)          Duty of Loyalty.

Contractor and Purchaser shall carry out their responsibilities under the contract with honesty, good faith and fairness toward DRMS.

Section 3.  Prohibited Activities.

Purchaser shall not undertake the following activities without written permission from the SCO, which permission may be granted or withheld by DRMS in the exercise of its sole discretion:

(A            Enter into a partnership, joint venture or other arrangement the purpose or effect of which is to engage indirectly in a transaction that would be prohibited by the provisions of this contract if undertaken by Purchaser directly; or

(B)          Acquire any asset not related to DRMS or enter into any transaction not related to DRMS; or

(C)          Engage in any Affiliate Transaction, except for the Affiliate Transactions identified at Schedule VI.9.1.A, which are permissible on the terms and conditions set forth in such Schedule, provided, however, that Contractor may at any time request in writing a Permitted Affiliate Transaction in addition to those identified in such Schedule, and DRMS may approve, disapprove, or conditionally approve such request in the exercise of its sole discretion; or

(D)          Enter into any transaction (i) other than on an arms-length basis or (ii) with pricing or other terms less favorable to Purchaser than otherwise reasonably obtainable; or

(E)           Give any representations or warranties to a re-sale buyer concerning the condition or quality of an item of Property or re-sell any Property without a written affirmative disclaimer of any implied warranties of merchantability or fitness for a particular purpose, provided, however, that Purchaser may offer such representation or warranty as to a particular item or type of Property if Purchaser notifies the SCO of its intent to do so and the SCO does not object thereto within thirty (30) Days of such notice, which objection or lack of objection shall be determined by DRMS in the exercise of its sole discretion; or

(F)           Enter into any transaction with respect to any item of Property under terms that could obligate Purchaser to reacquire such Property after the Performance Period; or

(G)          Initiate, renew or extend any rental or lease of Property for a term that begins or ends on a date beyond the Performance Period; or

(H)          Enter into contracts or other arrangements that would assign all or substantially all responsibility for and control of performance of the contract to another party or parties, without the prior written approval of DRMS which will consider such request in accordance with the Assignment of Claims Act of 1940, as amended, 41 U.S.C. sec. 15, and the Government’s best interests. In the event of any improper assignment without the written approval of DRMS, this contract shall be voidable at the option of the Government in the exercise of its sole discretion; or

(I)            File a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future law) or any other federal or state insolvency law; file an answer consenting to or acquiescing in any such petition; make any assignment for the benefit of Purchaser’s creditors; or admit in writing Purchaser’s inability to pay its debts as they mature, without prior written notice to DRMS.

Section 4.  Classified, Radioactive and Certain Other Material.

(A)          Classified and Certain Dangerous Material

Classified material, demilitarization required (other than DCS property), other hazardous and AEDA (ordinance / explosives) material is not within the meaning of the term “Property,” and is not material that is the subject of or sold pursuant to this contract. Title to such material does not pass to the Purchaser under any circumstances, and any such material found in the possession of Contractor, Purchaser or any subcontractor(s) in or among the Property must be immediately returned to government control as directed by the SCO at government expense. Purchaser shall be credited for such expense and for the Quarterly Purchase Price attributable to any such item on an Invoice submitted by the Government in the ordinary course of administering this contract within a reasonable time after the return of such Property. If there are no more Invoices forthcoming, the next Distributions shall be adjusted for such credit.

(B)          Radioactive Material.

The Government shall indemnify, defend and hold harmless Contractor, Purchaser, and all of their representative employees, officers, agents and subcontractors with respect to any claims presented by third parties that allege damage arising out of radioactive Property. Purchaser shall exercise reasonable care in the circumstances to avoid accepting from DRMS or generators any material that available radioactivity test equipment indicates is radioactive above applicable legal limits. Any such material shall be returned to DRMS or the generator as directed by the SCO at government expense. Purchaser shall be credited for such expense and for the Quarterly Purchase Price of any such item on an Invoice submitted by the Government in the ordinary course of administering this contract within a reasonable time after the return of such Property. If there are no more Invoices forthcoming, the next Distributions shall be adjusted for such credit.

(C)          Fluorocarbons

The minimum reasonable costs of fluorocarbon removal by Purchaser as directed by DRMS shall be deemed Seller Indirect Costs.

Section 5.  Munitions List Items and Commerce Control List Items.

(A)          Acknowledgment of Export Restrictions.

Contractor and Purchaser acknowledge that much of the subject material is subject to trade security controls (i.e., export restrictions), including both (i) Commerce Control List Items (“CCLI”) that are designated by the Department of Commerce pursuant to the provisions of the Export Administration Act of 1979, Executive Order 12924 and regulations promulgated thereunder and that have a DEMIL Code of “Q,” and (ii) Munitions List Items (“MLI”) that are designated by the Department of State pursuant to the provisions of the Arms Export Control Act and implementing regulations and that have a DEMIL Code of “B.”

(B)          Purchaser’s TSC Clearance and End Use Certificate.

Prior to award of this sale contract, (i) Purchaser shall submit to the SCO a properly completed End-Use Certificate (EUC) DLA Form 1822 (copy of which form is attached as Attachment VI.7.5.B), and (ii) Purchaser shall obtain clearance from the DLA Trade Security Controls enforcement office as a buyer of DEMIL “B” and/or “Q” items. Such clearance and EUC shall be deemed effective for five (5) years unless there are material changes in the information on the EUC.

(C)          Re-Sale Procedures.

(1)           For all MLI and CCLI (i.e., DEMIL “B” and “Q”) Property not mutilated by the Purchaser, the Purchaser shall promulgate in all re-sale advertisements and catalogs, as well as in the terms and conditions of sale, a notice to prospective buyers that the terms may require export permits. The wording of such notice shall be approved in advance by DRMS in the exercise of its sole discretion. Before releasing a particular item of DEMIL “B” or “Q” Property to a prospective re-sale buyer, (i) Purchaser shall obtain a completed EUC from such buyer for each lot (or group of lots at a single re-sale event) of such Property and furnish a copy thereof to DRMS, (ii) Purchaser shall confirm with DRMS through the SCO that such buyer is cleared for the purchase of DEMIL “B” and “Q” items, and, no later than the release of the material for removal by the re-sale buyer, Purchaser shall obtain from the re-sale buyer and place in the Records an acknowledgement executed by the re-sale buyer of the buyer’s responsibility to destructively “scrap” the material in a manner that prevents recognition or reconstruction of the original item and of its responsibility to submit to the Purchaser a written post-scrapping certification that the scrapping has been accomplished. Purchaser shall place the completed post-scrapping certification in the Records and make it available for review by the appropriate authorities.

(2)           Material (DEMIL “A” metallic and DEMIL “B” and “Q”) that has already been destructively “scrapped” before re-sale, either by the generator or by the Purchaser, in a manner that prevents recognition or reconstruction of the original item will be considered DEMIL “A” and can then be sold and/or released to a re-sale buyer without an EUC or TSC clearance. The Purchaser shall place a certification of the destructive scrapping in the Records and make it available for review by the appropriate authorities.

(D)          Compliance with EUC Requirements.

Subject to such additional or different requirements pertaining to DEMIL “B” and “Q” Property that DRMS may prescribe in its sole discretion, Purchaser shall comply with all of the provisions set forth on the EUC that Purchaser submits to DRMS through the SCO.

(E)           Shipping Containers.

Purchaser shall notify the SCO or, in the alternative, the Trade Security Control Residence Office designated in a notice from the SCO, whenever a “Shipping Container” is used by a re-sale buyer to pick up MLI/CCLI material. A “Shipping Container” is defined as a 20 or 40 foot all steel receptacle, enclosable/sealable, used for transport of property by rail, sea, or ground. As much identification information as the Purchaser can reasonably obtain should be provided including the container number, container company, trucking company name/address, any other identification data known, date(s) of removal, and any interim or final destination port information. The SCO will serve notice to Purchaser of specific instructions regarding whom and how to notify (i.e., via fax or phone), to include identification and contact information and geographic areas of responsibility for each TSC investigator.

(F)           Compliance with New Trade Security Control Requirements

Purchaser shall comply with all trade security control procedures, requirements and restrictions that DRMS prescribes in its sole discretion. All costs of such compliance shall be deemed Direct Costs.

(G)          Trade Security Control Records

The documentation required by the provisions of this Section 5 of Article 7 shall be placed in the Records and shall be kept available for review by DRMS or trade security control authorities throughout the Performance Period and until the conclusion of the Wind-Up and retained in accordance with Article 8, Section 1.

Section 6.  Employee Compensation

(A)          Base Compensation.

Compensation of Purchaser’s employees (including fringe benefits) that is determined on a salaried or hourly basis, and paid in an amount determined without regard for the performance of the employee, or the profitability or other performance of Purchaser or of Contractor (“Base Compensation”), shall be deemed a Direct Cost, provided, however, that no employee’s Base Compensation shall be plainly excessive when evaluated with regard for Purchaser’s circumstances and such employee’s qualifications and responsibilities.

(B)          Bonuses.

Compensation of Purchaser’s employees other than Base Compensation, including without limitation, the total amount of any bonuses paid within any calendar year to a particular employee in excess of one-quarter (25%) of such employee’s total compensation for such year, is a Contractor Indirect Cost and shall be borne solely by Contractor.

(C)          Benefits.

The cost of employer-paid benefits shall be deemed a Direct Cost, provided, however, that no employee’s benefits shall be plainly excessive when evaluated with regard for Purchaser’s circumstances and such employee’s qualifications and responsibilities. The provision of luxury automobiles and travel other than in economy class shall conclusively be deemed plainly excessive, and all of the costs thereof shall be deemed Contractor Indirect Costs.

Section 7.  Employee Expenses and Purchaser’s Supplies, Furniture and Equipment.

(A)          Employee Expenses.

If any employee or former employee of Purchaser is hired by an Affiliated Party during the term of such employee’s employment with Purchaser or within twelve (12) months following the termination of such employment, Contractor will pay to Purchaser a reasonable pro rata share of such employee’s training costs, relocation expenses, and employment agency fees to the extent paid, reimbursed, or otherwise incurred by Purchaser in connection with such employee, provided, however, that no such reimbursement will be required if such employee had been employed by Purchaser continuously for eighteen (18) months or longer after the date of award.

(B)          Supplies, Furniture and Equipment.

Purchaser shall not purchase supplies, furniture or equipment except to the extent that such supplies, furniture or equipment will be used solely by Purchaser, and upon the sale of such furniture or equipment, the proceeds shall be the property of Purchaser. Purchaser shall not sell such supplies, furniture or equipment to an Affiliated Party. During the Wind-Up Purchaser shall sell any remaining supplies, furniture or equipment to a third party or parties.

Section 8.  Commerce Control List Items (CCLI).

(A)          Purchaser warrants and covenants that none of the CCLI items identified in this Invitation for Bids and listed on its sale contract will be directly or indirectly used or disposed of for military use or exported.

(B)          Purchaser understands and agrees that all material other than the categories listed in Section V require Mutilation and the Office of Export Administration may require the Purchaser to have or obtain an export license before mutilated Property may be exported outside of the United States, Puerto Rico, American Samoa, Guam the Trust Territory of the Pacific Islands or the Virgin Islands. The disclosure must reference this Invitation for Bids and sale contract number, and be submitted to:

Office of Export Administration

P.O. Box 273

Washington, DC 20044

Section 9.  Munitions and Commerce Control List Item (MLI/CCLI) Compliance.

(A)          The use, disposition, export and re-export of MLI/CCLI property is subject to all applicable United States laws and regulations, including the Export Administration Control Act of 1979 (50 U.S.C. Appx. 2401, et seq.); Arms Export Control Act (22 U.S.C. 2651, et seq.); International Traffic in Arms Regulation (22 C.F.R.121); and Export Administration Regulation (15 C.F.R. 368, et seq.), which in part prohibit:

(1)           Making false statements and concealment of any material information regarding the use, disposition, export or re-export of the property;

(2)           Any use, disposition, export or re-export of the property not authorized in accordance with the provisions of this contract.

(B)          Any false information provided and/or concealment of any material information regarding the use, disposition, or export of this property may constitute a violation of:

(1)           The provisions of 18 U.S.C. 1001, which provides a maximum penalty of five years imprisonment and/or a maximum fine of $10,000;

(2)           The provisions of 22 U.S.C. 22778, which provides a maximum penalty of ten years imprisonment and/or a maximum fine of $1,000,000; or,

(3)           The provisions of 50 U.S.C. Appx. 2410, which provides a maximum penalty of ten years imprisonment and/or a maximum fine of five times the value of the property exported or $1,000,000, whichever is greater, and which also provides for administrative sanctions, including civil penalties.

Section 10.  Large Caliber (over 30 mm) Shell Cases, Demilitarization as a Condition of Sale, and Hazardous Components/Constituents.

(A)          Large Caliber (over 30mm) Shell Cases

The sale of the Property is entered into by the United States with the expressed declaration that the United States awards the Property to Purchaser relying on the following representation, warranties and covenants by Purchaser: Purchaser herein certifies that it is not purchasing any of the items (large caliber (over 30mm) shell cases) for military use; Purchaser warrants and covenants that it will not, directly or indirectly, use or dispose of in any fashion the items for military use; Purchaser warrants and covenants that it will include this clause in its entirety in any later sale or transfer of title, or possession by Purchaser herein or its successor in title or interest; Purchaser warrants and covenants that the items will not be exported for military use, and if exported for any reason a full disclosure of their origin by reference to this IFB number will be made to the appropriate export licensing department or agency.

(B)          Demilitarization as a Condition of Sale.

Property requiring demilitarization as a condition of sale will be demilitarized by Purchaser or by the re-sale buyer when approved by the SCO. All demilitarization and surveillance plans must be coordinated with and approved by the SCO. All costs incurred by Purchaser to effect demilitarization shall be deemed Direct Costs. Costs incurred by the re-sale buyer are the sole responsibility of the re-sale buyer. Demilitarization will be effected by melting, popping, crushing, deforming or otherwise mutilating the property so as to completely destroy its lethal purposes. The use of precision torch fixtures, saws, tools of any kind to minimize mutilation/demilitarization is forbidden.

(C)          Hazardous Components/Constituents.

The government cautions that the Property may have components, parts, constituents or ingredients that may be corrosive, reactive, ignitable or exhibit other hazardous or toxic properties. Purchaser is cautioned to use and ultimately dispose of any hazardous components or constituents according to all applicable local, national or international laws and regulations in a manner safe for the public and the environment.

Section 11.  Statutory and Regulatory Notices

The provisions of Attachment VI.3.11 are incorporated by reference.

ARTICLE EIGHT. PURCHASER’S RECORDS; INSPECTION AND AUDIT BY

GOVERNMENT AND INDEPENDENT AUDITOR; ACCOUNTING PRINCIPLES AND

REQUIRED REPORTS TO GOVERNMENT

Section 1.  Contractor Records Retention.

Contractor shall make available Purchaser’s books, records, documents, and other supporting evidence, including without limitation all items required by the provisions of Article 9 (the “Records”), to satisfy contract administration and audit requirements of the Department of Defense and the Comptroller General for six (6) years after the Wind-Up is concluded, or for such period of time as Contractor, for its own purposes, retains its books, records, documents, and other supporting evidence, whichever is longer.

Section 2.  Inspection of Records and Workplace by Government.

To ensure that DRMS has a means to verify accuracy of the Records and inventory, DRMS or its authorized representative has the right to audit the Records and inventory the Property and to review Purchaser’s operations with reasonable advance notice. The audit may consist of a complete or random sample examination. Purchaser must ensure that, prior to re-sale, the Property is readily identifiable as formerly Government property. Inspections may be conducted by DLA Trade Security Control personnel with no notice.

Section 3.  Records Maintenance.

Contractor shall maintain the Records accurately and in a manner that will allow clear and accurate auditing. The Records pertaining to all Deliveries, inventory, re-sales of Property and removal of Property shall contain, at a minimum, National Stock Number or Local Stock Number and quantity, if applicable, SCL Code, Disposal Turn-In Document Number, weight ticket, Re-sale Weight, re-sale price per unit of weight, date removed from the Delivery Point, date sold, price in total per re-sale transaction and, for each, re-sale price per unit of Re-sale Weight, date Purchaser received payment from the re-sale buyer, name and address of re-sale buyer, and storage location prior to re-sale. A separate inventory list must be maintained for each Scrap Yard and each of Purchaser’s storage facilities. The Government reserves the right to request and inspect these documents as it deems necessary with reasonable notice. In the event that Purchaser fails to maintain or provide any of these documents to the Government, the Government may in its sole discretion cause Termination.

Section 4.  Contracts with Third Parties.

Purchaser shall ensure that all contracts entered into by Purchaser shall expire or shall be terminable by Purchaser within the Performance Period. If Purchaser reasonably anticipates that the annualized cost of payments by Purchaser to a particular third party will exceed one hundred thousand dollars ($100,000.00), Purchaser shall enter into a written contract with such third party that includes a provision requiring that, during the life of such contract and for a period of three (3) years following final payment under such contract, DRMS or its designated representative shall have access to, and the right to examine and copy, any directly pertinent books, documents, papers, records or other recorded information, and to examine any directly pertinent property within such third party’s possession or control, involving transactions related to the contract.

Section 5.  Purchaser’s Books of Account; Financial Reports.

Purchaser shall maintain true and correct books and records of account. The books and records of account shall be maintained on an accrual basis in accordance with Generally Accepted Accounting Principles (“GAAP”), and reports by Purchaser to DRMS and KGP (“Purchaser’s Reports”) shall consist of the following:

(A)          Transition Report.

Within one hundred eighty (180) Days of the date of award, or on such date thereafter as DRMS specifies in the exercise of its sole discretion, Purchaser shall provide to DRMS in machine readable, comma delimited ASCII file format or, as appropriate, word processing (*.doc) file format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, a report (the “Transition Report”) that specifies Purchaser’s operating plan for performing the contract through the balance of the Performance Period. The Transition Report shall address the following topics:

(1)           Storage facilities in place and projected.

(2)           Shipping arrangements in place and projected.

(3)           Logistical or administrative difficulties encountered to date, and proposed or effected resolution thereof.

(4)           Marketing opportunities and problems encountered to date, proposed resolution of the problems, and plans for adding value to the Property.

(5)           Any other logistical, administrative, marketing or other issues that Purchaser determines should be brought to the attention of DRMS.

(B)          Monthly Report.

By the fifteenth (15th) Day of each calendar month, Purchaser shall provide to DRMS in machine readable, comma delimited ASCII file format or, as appropriate, word processing (*.doc) file format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, both financial statements (including a statement of cash flows) prepared according to GAAP and the following information (collectively, the “Monthly Report”) with respect to the preceding calendar month, provided, however, that the initial Monthly Report shall pertain to the period from the date of award through the last Day of the calendar month that includes the date of award:

(1)           An “Inventory Status Report” that includes the following for each item of Property:

a.             Amounts and date(s) of all revenues received with respect to each sale of Property sold during the month, including, for each re-sale of Property, re-sale date, total re-sale revenue and re-sale price per unit of weight, weight (“Re-Sale Weight”), identification by SCL Code(s), and identification of the re-sale buyer of each such item.

b.             Inventory on hand at the close of the month,

(2)           Seller Indirect Costs

(3)           ECLR statement

(4)           Income statement

(5)           Detail and summary of:

a.             Distributions

b.             Working Capital Advances and repayments thereof, and the Working Capital Advance Balance

c.             Purchase Advances and Purchase Transfers

(6)           Status report of progress in correcting any deficiencies identified by a DRMS inspection, regulatory inspection, audit or Compliance Review or Further Review, which must include Purchaser’s plan to comply with discrepancies noted or questions asked in writing by the SCO or Independent Auditor.

(C)          Quarterly Report.

Purchaser shall provide to DRMS and to KGP the following quarterly financial information (the “Quarterly Report”), in machine readable, comma delimited ASCII file format or, as appropriate, word processing (*.doc) file format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, and prepared in accordance with GAAP, within forty-five (45) Days of the close of each calendar quarter with respect to such calendar quarter, provided, however, that the initial Quarterly Report shall pertain to the period from the date of award through the last Day of the calendar quarter that includes the date of award:

(1)           Income statement

(2)           Balance sheet

(3)           Statement of cash flows

(4)           Notes to financial statements

(5)           Inventory status and disposition report

(6)           Detail and summary of:

a.             Distributions

b.             Working Capital Advances and repayments thereof, and the Working Capital Advance Balance

c.             Purchase Advances and Purchase Transfers

(7)           ECLR statement

(D)          Annual Report.

Purchaser shall provide to DRMS and to KGP the following annual financial information (the “Annual Report”), in machine readable, comma delimited ASCII file format or, as appropriate, word processing (*.doc) file format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, prepared in accordance with GAAP and audited by an independent national accounting firm (the “Independent Auditor”) pursuant to American Institute of Certified Public Accountants (“AICPA”) standards, within one hundred twenty (120) Days of the close of each twelve (12) calendar month period with respect to such period, provided, however, that the initial Annual Report shall pertain to the period from the date of award through 30 September 2004:

(1)           Income statement

(2)           Balance sheet

(3)           Statement of cash flows

(4)           Notes to financial statements

(5)           Inventory status and disposition report

(6)           Detail and summary of:

a.             Distributions

b.             Working Capital Advances and repayments thereof, and the Working Capital Advance Balance

c.             Purchase Advances and Purchase Transfers

(7)           ECLR statement

(8)           The Independent Auditor’s (i) Management Letter and (ii) list of Audit Adjustments whether posted to the Records or not

(9)           As soon as available, but no later than the last day permitted by law, Federal tax returns and all supporting schedules

(E)           Closing Report.

(1)           Purchaser shall provide to DRMS and to KGP the following financial information (the “Closing Report”) pursuant to the provisions of Section 4 of Article 21, in machine readable, comma delimited ASCII file format or, as appropriate, word processing (*.doc) file format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, prepared in accordance with GAAP and audited by the Independent Auditor pursuant to AICPA standards, with respect to the period since the then most recently filed Annual Report:

a.             Income statement

b.             Balance sheet

c.             Statement of cash flows

d.             Notes to financial statements

e.             Inventory status and disposition report

f.              Detail and summary of:

(i)            Distributions

(ii)           Working Capital Advances and repayments thereof, and the Working Capital Advance Balance

(iii)         Purchase Advances and Purchase Transfers

g.             ECLR statement

h.             The Independent Auditor’s (i) Management Letter and (ii) list of Audit Adjustments whether posted to the Records or not

i.              As soon as available, but no later than the last day permitted by law, closing Federal tax returns and all supporting schedules

(2)           Within sixty (60) Days of submission of the Closing Report or, as the case may be, within sixty (60) Days of the re-submission of a Closing Report initially disapproved by DRMS, DRMS shall either serve notice of its disapproval of the Closing Report and state the reasons therefor, or serve notice of its approval. The Closing Report shall not be deemed final until approved by DRMS, which approval shall not be unreasonably withheld.

(F)           Reporting Schedule.

Purchaser shall submit Monthly, Quarterly and Annual Reports in accordance with the provisions of this Section 5 to DRMS and to KGP with respect to each calendar month, each calendar quarter and each twelve (12) month period ending 30 September, respectively, from the date of award until DRMS approval of the Closing Report.

ARTICLE NINE. DIRECT COSTS

Section 1.              Definitions.

(A)          Direct Costs.

Except as otherwise provided herein, “Direct Costs” are all costs other than (i) amounts paid to DRMS and KGP for the purchase of Property, (ii) Seller Indirect Costs and (iii) compensation and transportation expenses of Purchaser’s Chief Executive Officer, that are actually incurred by Purchaser for the sole purpose of performing this contract, including without limitation costs incurred for the management, storage, marketing, preservation, improvement, transportation and disposition of the Property (including all costs commonly termed “overhead costs”) and either (x) paid to any Person that is not an Affiliated Party or (y) paid to an Affiliated Party and constituting one of the “Permitted Affiliate Transactions” identified at Schedule VI.9.1.A. At any time after award, the Purchaser may request that a particular transaction with an Affiliated Party be deemed a Permitted Affiliate Transaction. DRMS may grant, deny or condition approval thereof as it determines in the exercise of its sole discretion. Such a request should fully specify the details of the proposed transaction, the opportunity presented to enhance Net Proceeds, any inherent risks to the Government in terms of pricing, accountability for Property or otherwise, and the controls to be put in place to offset such risks.

(B)          Seller Indirect Costs.

“Seller Indirect Costs” are (i) subject to the provisions and limitations of Section 4(F) of Article 3, all costs that are actually incurred by Purchaser for the packing, loading and transport of Property referred for sale to Purchaser at a Restricted Access Facility or Special Situation Location, that does not allow on-site processing, and either (x) paid to any Person that is not an Affiliated Party or (y) paid to an Affiliated Party and constituting one of the “Permitted Affiliate Transactions” identified at Schedule VI.9.1.A, or (ii) as otherwise provided herein.

(C)          Contractor Indirect Costs.

“Contractor Indirect Costs” are all costs that are neither Direct Costs nor Seller Indirect Costs, and there shall be no amounts paid or payable by Purchaser therefor.

Section 2.  Documentation and Payment of Direct Costs and Seller Indirect Costs.

(A)          Disbursements.

Purchaser shall make all disbursements from the Operating Account or a Transfer Account. Disbursements for Direct Costs and Seller Indirect Costs shall be made pursuant to the provisions of Article 13; disbursements for Distributions and other adjustments shall be made pursuant to the provisions of Article 16; disbursements for repayment of Working Capital Advances shall be made pursuant to the provisions of Article 13; and Purchase Transfers shall be made pursuant to the provisions of Article 14.

(B)          Supporting Documentation.

Subject to subsection (C) of this Article 9, each disbursement for a Direct Cost and a Seller Indirect Cost shall be supported in the Records by bona fide documentation (including, if appropriate, records in an electronic or magnetic medium) that adequately demonstrates that each such disbursement is in the proper amount for goods or services actually provided in advance of such disbursement if the disbursement is to an Affiliated Party or, if the disbursement is to a third party that is not an Affiliated Party, for goods or services actually provided or to be provided, or costs actually incurred or to be incurred. Purchaser shall place such documentation in the Records in advance of, or contemporaneously with, each such disbursement.

(C)          Documentation Requirements.

Except in the case of a disbursement in the amount of Fifty Dollars ($50) or less, the supporting documentation required under this Article 9 shall include, at a minimum, a written invoice or comparable document from the provider that (i) identifies the payee and itemizes each particular invoiced product or service and the provider thereof, if different from the payee; and (ii) states the pricing and relevant terms as to each such product or service. Although the foregoing bona fide documentation shall as a matter of general principle be required for all disbursements, where the amount at issue is less than One Thousand Dollars ($1,000) and where the documentation is missing or was inadvertently omitted. Purchaser may, in lieu of such documentation, provide a certificate in the Records executed by an authorized officer that: (x) identifies the payee and itemizes each particular invoiced product or service and the provider thereof, if different from the payee, and (y) states the pricing and relevant terms as to each such product or service.

(D)          Payment.

Upon placing the documentation and/or certificate required by this Article 9 in the Records, Purchaser shall pay the proper amount of each Direct Cost and Seller Indirect Cost.

(E)           Written Certification to DRMS.

Within fifteen (15) Days after the end of each calendar month that is in whole or in part within the Performance Period or the Wind-Up, Purchaser shall provide written certification to DRMS, in the form specified at Attachment VI.9.2.E and executed by a Key Person, that all disbursements have complied with the provisions of this contract.

(F)           Contractor Indirect Costs.

Contractor shall pay from its own funds before imposition of fine or penalty amounts due and payable for Contractor Indirect Costs. Contractor shall have no right of reimbursement for, and shall not use the Operating Account or any Transfer Account for, the payment of costs within the scope of this Section 2(F).

ARTICLE TEN. CONFLICTS OF INTEREST

Section 1.  Restriction on Participation.

Once Property under this contract is re-sold by Purchaser, neither Purchaser nor an Affiliated Party shall knowingly purchase such material directly or indirectly for a period of one year after the completion of the Wind-Up. All re-sales of Property shall be bona fide, arms-length transactions intended to provide both the Government and Purchaser maximum Net Proceeds. Purchaser may not re-sell Property directly or indirectly to an Affiliated Party. Purchaser shall not sell, consign, let, rent, lend or donate Property on terms that directly or indirectly provide any benefit to an Affiliated Party.

Section 2.  Benefits to Contractor and Affiliated Parties.

Contractor shall assure that neither Contractor nor any Affiliated Party obtains goods, assets, tangible or intangible property or services from third-party vendors to Purchaser at prices or on terms more favorable than those that would otherwise be available to Contractor or the Affiliated Party absent the relationship between Purchaser and such third-party vendors. The foregoing requirement shall not apply to benefits from volume purchasing of goods, assets, tangible or intangible property or services by Contractor, Affiliated Parties and Purchaser where such volume purchasing does not benefit one purchasing party over another.

ARTICLE ELEVEN. FIDELITY BOND REQUIREMENTS; INSURANCE

Section 1. Modification of Special Circumstance Conditions.

Sale by Reference (Attachment V) Part 5: Additional Special Circumstance Conditions - Miscellaneous (DRMS Form 86, Oct 93), Article D, Liability and Insurance, paragraphs (a)(2) and (a)(3,) are modified as follows:

(2)           Bodily Injury Insurance in an amount of not less than two hundred fifty thousand dollars ($250,000.00) any one individual and one million dollars ($1,000,000) any one accident or occurrence.

(3)           Property Damage Liability Insurance in the amount of two hundred fifty thousand dollars ($250,000.00) (which shall include any and all property whether or not in the care, custody or control of Purchaser). The annual coverage shall be not less than one million dollars ($1,000,000).

Section 2. Further Modifications.

Sale by Reference Part 5, Article D, paragraph (a) is also amended as follows:

(4)           “All-Risk” coverage for fire and other property perils for all property owned by Purchaser with aggregate coverage of one million dollars ($1,000,000.00).

(5)           Umbrella liability coverage up to two million dollars ($2,000,000.00).

(6)           Fidelity Blanket Bond. Purchaser shall obtain, and maintain at all times until the completion of the Wind-Up, fidelity or blanket bond coverage in the amount of at least one million dollars ($1,000,000.00) (the “Fidelity Bond”). Purchaser shall obtain and maintain such coverage with a responsible surety company with respect to all of Purchaser’s employees, officers and directors to protect Purchaser against losses, including, without limitation, those arising from theft, embezzlement, fraud, or misplacement of funds, money, or documents. The issuer, policy terms and forms and amounts of coverage, including applicable deductibles, shall be satisfactory to DRMS, and the policy shall include a provision that the issuer shall notify DRMS in writing within five (5) Business Days of the cancellation or termination of any such coverage or of any modification of such coverage. Purchaser shall notify DRMS in writing within five (5) Business Days after filing a claim under such coverage.

(7)           Other Insurance. Purchaser shall obtain, and maintain at all times until the completion of the Wind-Up, such comprehensive general liability, automobile liability, umbrella liability, worker’s compensation and other insurance coverage as may be required by law. At its option, Purchaser may obtain and maintain such additional insurance, including directors and officers coverage and errors and omissions coverage, as Purchaser deems appropriate.

(8)           Costs of Required and Other Coverage. Purchaser shall pay from the Operating Account pursuant to the provisions of Article 13 all premiums and deductibles incurred for all insurance coverage (which shall be deemed to be Direct Costs) except directors and officers coverage and errors and omissions coverage, and such disbursements shall be treated as Direct Costs. Premiums and deductibles for directors and officers coverage and errors and omissions coverage shall be considered an Indirect Cost and such insurance shall be obtained and maintained at Contractor’s sole cost and expense.

(9)           Evidence of Insurance. Within thirty (30) Days of the date of award, and annually thereafter, Purchaser shall provide to DRMS copies of policies, certificates of insurance or other proof evidencing the coverages required.

(10)         Purchaser must obtain the minimum coverages specified herein unless DRMS approves a variance from such minimum coverages. In the event that a specified coverage or limit is or in the future becomes commercially impractical, such approval shall not be unreasonably withheld.

ARTICLE TWELVE. SOFTWARE AND SYSTEMS

Section 1. Identification of Systems and Software Developed with Contractor Funds.

(A)          All accounting or reporting systems (other than hardware and other equipment) or software (and all related User Documentation relating to such systems and software) owned by Contractor, or otherwise obtained or developed by Contractor solely at Contractor’s expense, excluding Third-Party Software, that Contractor or Purchaser uses in the performance of this Contract (collectively, “Contractor Systems and Software”) shall be the sole property of Contractor. Schedule VI.12.1.A identifies all Contractor Systems and Software that Contractor anticipates being used in the performance of this contract. From the date of award until completion of the Wind-Up, Contractor or Purchaser shall update Schedule VI.12.1.A to the extent necessary to reflect the use of Contractor Systems and Software accurately and shall quarterly inform DRMS in writing of any changes to Schedule VI.12.1.A.

(B)          Contractor may use, license, sublicense, assign, transfer or otherwise market Contractor Systems and Software to any other Person (including without limitation to any Affiliated Party) without DRMS’s consent. Such use or marketing of Contractor Systems and Software shall be made upon such terms and conditions as Contractor may determine in its sole discretion and without compensation to Purchaser or to DRMS, provided, however, that such terms and conditions shall not prejudice DRMS’s rights to use Contractor Systems and Software as set forth in Section 2 below.

Section 2. License in Contractor Systems and Software.

(A)          DRMS shall have a non-exclusive, irrevocable and unconditional license, until the completion of the Wind-Up and for a period of three (3) years thereafter, and without additional cost to DRMS (except as otherwise provided herein), and a right to have delivered to it for DRMS and its designated representatives to use, solely on DRMS’s own behalf in managing any “Remaining Assets” (as such term is defined in Article 21 below) and in reviewing Contractor’s and Purchaser’s performance of their obligations under this contract, any and all Contractor Systems and Software used in the performance of Contractor’s and Purchaser’s services under this contract; provided, however, that such delivery shall be only in the format and structure that is used by Contractor and/or Purchaser in performing their services under this contract.

(B)          Contractor makes no representations, warranties or indemnities with respect to such Contractor Systems and Software, provided, however, that Contractor will use its best efforts to assure that Purchaser’s computer data retention and transfer procedures maintain the integrity, reliability and security of the original data. Contractor shall be responsible for training or for conversion or installation of such Contractor Systems and Software to Purchaser’s systems or equipment, and shall cause such training, conversion or installation to be performed from time to time as may be reasonably necessary for the effective and efficient operation of Purchaser’s business. To the extent that such services are performed by an Affiliated Party, the costs thereof shall be Indirect Costs and borne solely by Contractor. Contractor shall not be responsible for training or for conversion or installation of such Contractor Systems and Software to DRMS’s systems or equipment or for any costs or expenses thereof.

(C)          Contractor shall not be responsible for maintaining or enhancing Contractor Systems and Software, either before or after completion of the Wind-Up, but Contractor shall cause such maintenance of Contractor Systems and Software to be performed as may be necessary for the effective and efficient operation of Purchaser’s business. To the extent that such maintenance is performed by an Affiliated Party, the costs thereof shall be Indirect Costs borne solely by Contractor. To the extent that Contractor causes enhancements of Contractor Systems and Software to be performed, if Contractor elects to make them at its own expense, they shall be the property of Contractor and shall be subject to the provisions of Section 1 and this Section 2 pertaining to Contractor Systems and Software; if Contractor elects to make enhancements at Purchaser expense so that they fall within the definition of Purchaser Systems and Software set forth in Section 3, they shall be subject to the provisions of that Section.

Section 3. Systems and Software Developed.

(A)          Costs associated with the development of any accounting or recording systems (other than hardware and equipment), application software or any other software or documentation in connection with this contract are deemed to be the sole responsibility of the Contractor and not to be reimbursed as part of this transaction.

(B)          Contractor shall have a non-exclusive, irrevocable and unconditional license, and without additional cost to Contractor, and a right to have delivered to it, to use, sublicense, transfer or otherwise market Purchaser Systems and Software.

(C)          If Purchaser develops any accounting or recording systems (other than hardware and equipment) or application software or any other software or documentation for use in connection with Purchaser’s business that do not fall within the definition of Purchaser Systems and Software in this Section 3 (“Other Systems and Software”), such Other Systems and Software shall be the sole property of Contractor. Contractor may use, license, sublicense, assign, transfer or otherwise market Other Systems and Software to any other Person (including, without limitation, to any Affiliated Party) without DRMS’s consent. Such use or marketing of Other Systems and Software shall be made upon such terms and conditions as Contractor may determine in its sole discretion and without compensation to Purchaser or to DRMS, provided, however, that such terms and conditions shall not prejudice DRMS’s rights to use Contractor Systems and Software as set forth in Section 2, above.

(D)          DRMS shall have a non-exclusive, irrevocable and unconditional license, until completion of the Wind-Up and for a period of six (6) years thereafter, and without additional cost to Purchaser or to DRMS (except as otherwise provided herein), and a right to have delivered to it for DRMS and its designated representatives to use, solely on DRMS’s own behalf in managing any Remaining Assets and in reviewing Contractor’s and Purchaser’s performance of their obligations under this contract, Other Systems and Software; provided, however, that such delivery shall be only in the format and structure that is used by Contractor and/or Purchaser in performing their services under this contract.

(E)           Contractor makes no representations, warranties, or indemnities with respect to Purchaser Systems and Software or Other Systems and Software, provided, however, that Contractor agrees that it will use its best efforts to assure that computer data retention and transfer procedures maintain the integrity, reliability and security of the original data. Contractor shall not be responsible for maintaining or enhancing Purchaser Systems and Software or Other Systems and Software, either before or after completion of the Wind-Up, but Contractor shall cause such maintenance of Purchaser Systems and Software and Other Systems and Software to be performed until completion of the Wind-Up as may be reasonably necessary for the effective and efficient operation of Purchaser’s business. To the extent that Contractor causes enhancements of Purchaser Systems and Software or Other Systems and Software to be performed at Purchaser’s expense, such enhancements shall be the property of Purchaser until completion of the Wind-Up.

Section 4. Third-Party Software.

All third party software that Contractor uses in the performance of its services under this contract is referred to herein collectively as “Third-Party Software.” Schedule VI.12.4 identifies all Third-Party Software that Contractor anticipates will be used by Purchaser in the performance of its services under this Agreement. Until completion of the Wind-Up, Contractor shall update Schedule VI.12.4 to the extent necessary to reflect its use of Third-Party Software accurately and shall quarterly inform DRMS in writing of any such additions to Schedule VI.12.4. To the extent that Contractor elects to use any Third-Party Software under which it holds a use license on the date of award in connection with Purchaser’s business, Contractor shall transfer to Purchaser any such existing use license for such Third-Party Software as soon as possible after the date of award. In addition, it shall use reasonable efforts to obtain, as part of such transfer and at the expense of Purchaser as a Direct Cost, a sublicense for DRMS and its designated representatives to access and use the Third-Party Software. To the extent that Contractor or Purchaser elects to acquire Third-Party Software for use in connection with Purchaser’s business following the date of award, Contractor shall, at the expense of Purchaser as a Direct Cost, obtain a use license for such Third-Party Software for Purchaser along with a sublicense for DRMS and its designated representatives to access and use the Third-Party Software.

Section 5. Software Documentation and Maintenance.

(A)          Contractor or Purchaser shall retain all user documentation relating to any application or use of any and all accounting or recording systems or software, including without limitation all training manuals used or developed in connection with Contractor’s or Purchaser’s performance of services under this contract (the “User Documentation”). Contractor or Purchaser shall provide the originals or copies of such User Documentation, along with any updated non-third party source code with any related narratives, design level documents and schematics to all Contractor Systems and Software, all Other Systems and Software, and all Purchaser Systems and Software, to DRMS upon completion of the Wind-Up at DRMS’s request; provided, however, that delivery of such User Documentation, source code and other materials by Contractor to DRMS shall be only in the format and structure that is used by Contractor and/or Purchaser in the performance of services under this Contract.

(B)          Contractor makes no representations, warranties, or indemnities with respect to such User Documentation, source code and other materials, provided, however, that Contractor agrees that it will use its best efforts to assure that the User Documentation, source code and other materials will be maintained to ensure the integrity, reliability and security of those items. Contractor shall not be responsible for any training, maintenance or enhancement with respect to such User Documentation, source code or other materials, either before or after completion of the Wind-Up, but Contractor shall cause such maintenance of the User Documentation to be performed until completion of the Wind-Up as may be reasonably necessary for the effective and efficient operation of Purchaser’s business. To the extent that such training, maintenance or enhancements are performed by an Affiliated Party, the costs thereof shall be Indirect Costs and born solely by Contractor. To the extent that Contractor causes enhancements of User Documentation to be undertaken at Purchaser expense as a Direct Cost, such enhancements shall be the property of Purchaser until completion of the Wind-Up.

ARTICLE THIRTEEN. OPERATING ACCOUNT; WORKING CAPITAL

Section 1. Operating Account.

(A)          Establishment.

Within thirty (30) Days of the date of award Purchaser shall establish, and shall maintain throughout the Performance Period and for so long as may be necessary during the Wind-Up, a demand deposit account, interest bearing if possible (the “Operating Account”), for the benefit of Purchaser, in such federally insured financial institution as Purchaser may select, provided, however, that such institution shall not be an Affiliated Party.

(B)          Maintenance of Sufficient Funds.

Contractor shall cause Purchaser to maintain sufficient funds in the Operating Account to meet the cash needs of Purchaser for the payment of Direct Costs and Seller Indirect Costs.

Section 2. Working Capital.

If Purchaser determines on any Business Day during the Performance Period or Wind-Up that there is a shortfall in the amount of funds required to meet Purchaser’s immediate cash needs for the payment of Direct Costs and Seller Indirect Costs, Contractor shall advance funds to the Operating Account to the extent necessary to fund such shortfall.

Section 3. Funds in the Operating Account; Treatment of Interest.

The funds in the Operating Account, and all interest earned thereon, shall be funds of Purchaser and no funds other than Purchaser funds shall be deposited into such account.

Section 4. Working Capital Advances.

Amounts transferred by Contractor to Purchaser to fund the payment of Direct Costs and Seller Indirect Costs are “Working Capital Advances” (the un-repaid balance being the “Working Capital Advance Balance”). Working Capital Advances are repayable to Contractor by Purchaser, but without interest thereon, as funds become available to Purchaser and as Contractor shall direct. Repayments of Working Capital Advances are not Direct Costs, and the Working Capital Advance Balance is not a Purchaser Liability.

Section 5. Limited Right to Borrow Funds.

Other than Working Capital Advances obtained from Contractor, Purchaser shall not borrow funds for any other purpose or from any party other than Contractor, and Purchaser shall not pledge or grant any security interest in the Property for any purpose whatsoever. Notwithstanding the foregoing, Purchaser shall have the right (i) to accept unsecured short-term trade credit only from suppliers or vendors to Purchaser, which trade credit is extended in the ordinary course of such suppliers’ or vendors’ businesses, and (ii) to finance the purchase or lease of equipment and to grant a corresponding security interest therein.

Section 6. Deposits to Operating Account.

(A)          Receipts.

Purchaser shall deposit all receipts of funds into the Operating Account or Sales Deposit Account reasonably promptly as determined with respect to prevailing commercial standards at the time.

(B)          Working Capital Advances.

No later than the close of business on the next Business Day following the Day of receipt of a Working Capital Advance, Purchaser shall deposit all such funds into the Operating Account.

(C)          Contractor’s Responsibility for Funds.

Contractor shall act as a fiduciary to Purchaser with respect to all funds that Purchaser receives, holds and/or disburses.

Section 7. Disbursements from Operating Account.

(A)          Costs Payable from Operating Account.

Purchaser shall timely pay from the Operating Account or a Transfer Account, and in accordance with the requirements of this Article 13, all amounts payable for Direct Costs and Seller Indirect Costs, which shall be paid in full when goods and services are provided or, in the case of suppliers extending trade credit pursuant to the provisions of Section 5, when invoiced.

(B)          Limitation on Disbursements.

Purchaser shall make no disbursements from the Operating Account except for (i) payment of Distribution Payments and other adjustments pursuant to the provisions of Article 16, (ii) payment of Direct Costs and Seller Indirect Costs pursuant to the provisions of Article 9 and this Article 13, (iii) repayment of Working Capital Advances pursuant to the provisions of this Article 13, (iv) Purchase Transfers pursuant to the provisions of Article 14, and (v) transfer of funds to a Transfer Account pursuant to the provisions of Article 9 and this Article 13. Except as specifically provided in this contract, no other expense shall be paid, money lent or reimbursement made by Purchaser to any party.

(C)          Signatures.

Any payment, including a transfer, from the Operating Account shall require the signature of an employee of Purchaser who is a Key Person. Any payment in excess of twenty-five thousand dollars ($25,000.00) shall require the signatures of two of Purchaser’s employees who are Key Persons, one of whom must be Purchaser’s Chief Executive Officer.

Section 8. Transfer Accounts.

Purchaser may in the exercise of its sole discretion establish a zero balance bank account to facilitate third party payroll administration (a “Payroll Account”), zero balance purchase card bank accounts (“P-Card Accounts”) to facilitate delegation of authority for expenditures and a zero balance sales depository account (a “Sales Deposit Account”) to facilitate deposits and payments from earned income (each Payroll Account, P-Card Account, Sales Deposit Account, and the “Reserve Account” that may be established pursuant to the provisions of Section 9 below, being a “Transfer Account”). Each Transfer Account shall be established in such federally insured financial institution as Purchaser may select, provided, however, that such institution shall not be an Affiliated Party.

Section 9. Seller Indirect Cost Deductions and Reserves.

DRMS may elect in the exercise of its sole discretion to direct Purchaser from time to time to deduct from Distribution Payments to DRMS funds to serve as a source of payment for Seller Indirect Costs (each such deduction being a “Seller Indirect Cost Deduction”). As of any particular date, the unexpended cumulative amount of such Seller Indirect Cost Deductions shall be the amount of the “Seller Indirect Cost Reserve.”

ARTICLE FOURTEEN. PURCHASE ACCOUNT

Section 1. Purchase Account

(A)          Establishment.

Within thirty (30) Days of the date of award Purchaser shall establish, and shall maintain throughout the Performance Period and for so long as may be necessary during the Wind-Up, a demand deposit account, interest bearing if possible (the “Purchase Account”) for the benefit of Purchaser, in such federally insured financial institution as Purchaser may select, provided, however, that such institution shall not be an Affiliated Party.

(B)          Maintenance of Sufficient Funds.

Contractor shall cause Purchaser to maintain sufficient funds in the Purchase Account to meet the cash needs of Purchaser for the timely payment of Invoices for the purchase of Property.

Section 2. Purchase Advances.

If Purchaser determines on any Business Day during the Performance Period or Wind-Up that Purchaser requires additional funds in the Purchase Account to meet Purchaser’s immediate cash needs for the payment of an Invoice, Contractor shall transfer funds to the Purchase Account (each such transfer, a “Purchase Advance”) immediately to the extent necessary to fund such shortfall.

Section 3. Funds in the Purchase Account; Treatment of Interest.

The funds in the Purchase Account, and all interest earned thereon, shall be funds of Purchaser. Interest earned thereon shall be applied to defray the amounts of Purchase Advances and Purchase Transfers that would otherwise be required.

Section 4. Treatment of Purchase Advances.

Purchase Advances shall not be treated as Purchaser Liabilities, and shall not be repaid by Purchaser other than through Contractor Distributions. Purchaser shall not pay to Contractor any interest on Purchase Advances.

Section 5. Disbursements from Purchase Account.

Except during the Wind-Up as provided in Article 21, Purchaser shall make no disbursements or transfers from the Purchase Account other than payments to DRMS and to KGP for Invoices.

Section 6. Purchase Transfers.

At each time that a Contractor Distribution Payment is payable in an amount greater than zero after adjustment pursuant to the provisions of Subsections (1) and (2) of Section 4(D) of Article 16, Purchaser shall withhold therefrom and transfer from the Operating Account to the Purchase Account (a “Purchase Transfer”) the amount reasonably estimated by Purchaser that, when added to the balance then available in the Purchase Account, will be required during the next succeeding thirty (30) Days for the timely payment of Invoices, provided, however, that the balance payable to Contractor shall not be less than zero. At any time that the Working Capital Advance Balance exceeds zero, Contractor in the exercise of its sole discretion may cause Purchaser to fund a Purchase Transfer in an amount less than or equal to the amount of the Working Capital Advance Balance, and the amount of the Working Capital Advance Balance shall be deemed reduced by the amount of such Purchase Transfer.

ARTICLE FIFTEEN. FINANCIAL GUARANTEE BOND; RETENTION FUND;

ESTIMATED CONTINGENT LIABILITIES RESERVE

Section 1. Election of Contractor to Provide Financial Guarantee Bond in Lieu of Retention.

Contractor shall either (i) obtain a performance bond or financial guarantee bond (the “Financial Guarantee Bond”) issued within thirty (30) Days of the date of award in favor of DRMS and Purchaser on this contract in the amount of one million dollars ($1,000,000.00), or (ii) be subject to the withholding of a portion of Contractor Distributions as provided in Section 3 hereof. The purpose of the Financial Guarantee Bond and the Retention Fund shall be to provide a source of payment to DRMS and/or to Purchaser in an amount reasonably sufficient to satisfy the financial obligations of Contractor. In lieu of a Financial Guarantee Bond, Contractor may post such alternative security, including without limitation a letter of credit, that is approved by the SCO.

Section 2. Financial Guarantee Bond.

(A)          Surety and Form of Bond.

The Financial Guarantee Bond shall be issued by such surety and in such form that are acceptable to DRMS in the exercise of its sole discretion.

(B)          Issuance and Renewal.

The Financial Guarantee Bond shall be issued and, if applicable, renewed for periods of at least one year, renewable at the sole option of the surety.

(C)          Liability and Release of Surety.

The surety shall be liable to DRMS for damages arising out of a Material Breach by Contractor or Purchaser, and the surety’s liability on the Financial Guarantee Bond shall terminate with respect to a particular period of time upon approval by DRMS of Purchaser’s Annual Report or, if applicable, the Closing Report, pertaining to such period of time, provided, however, that such approval may be conditioned by DRMS upon the final resolution of claims that may arise or have arisen out of occurrences specified by DRMS in its notice of such conditional approval, which occurrences fall in whole or in part within such period of time, and the surety shall remain liable until such claims are finally resolved.

Section 3. Retention Fund.

(A)          Establishment of Retention; Retention Rate; Retention Fund; Required Retention Fund Balance.

Except as otherwise provided herein, beginning with the first calendar month (the “Retention Trigger Month”) following the later of (i) the calendar month with respect to which the cumulative amount of Contractor Distribution Payments exceeds the cumulative amount of Purchase Advances or (ii) if applicable, the calendar month in which the Financial Guarantee Bond lapses or is terminated, ten percent (10%) (the “Retention Rate”) of all Contractor Distribution Payments otherwise payable to Contractor in an amount greater than zero after adjustment pursuant to the provisions of Subsections (1), (2) and (3) of Section 4(D) of Article 16 shall be paid to DRMS (“Retention Payments”) to hold in a fund.

(1)           At the time of award and throughout the Performance Period and Wind-Up except as otherwise provided herein, the target balance for the Retention Fund (the “Required Retention Fund Balance”) shall be two hundred and fifty thousand dollars ($250,000.00).

(2)           Except as otherwise provided herein, while a Financial Guarantee Bond that complies with the provisions of Sections 1 and 2 above of this Article 15 remains in effect, the Retention Rate shall be zero and the Required Retention Fund Balance shall be zero.

(3)           Retention Payments shall continue from the Retention Trigger Month until the balance in the Retention Fund equals the amount of the Required Retention Fund Balance, provided, however, that the amount of the Retention Payment shall be zero with respect to any month for which the Contractor Net Worth Allocation Balance exceeds zero.

(B)          Insolvency of Contractor.

If Contractor voluntarily places itself or is involuntarily placed in proceedings under Title 11 of the United States Code (or corresponding provisions of future law) or any other federal or state insolvency law, Contractor shall so notify DRMS and Purchaser within two (2) Days of the commencement of such proceedings.

(C)          Increased Retention.

If DRMS at any time after the Retention Trigger Month determines that the amount in the Retention Fund will likely not be sufficient to satisfy its purpose, it may submit the issues of the sufficiency of the amount of the Retention Fund or of the Retention Rate to the Dispute Resolution Panel in accordance with the provisions of Article 20 below. The Dispute Resolution Panel shall determine whether the total amount of the Retention Fund and/or the Retention Rate shall be increased in order to effectuate the purpose of Retention.

(D)          Release of Retention Fund.

The balance in the Retention Fund shall be released to Contractor without interest thereon as provided in Article 21.

Section 4. Estimated Contingent Liabilities Reserve.

Effective as of the date of award, Purchaser shall establish an estimated contingent liabilities reserve account (the “ECLR”) on its books of account. The ECLR shall represent an amount reasonably deemed from time to time by Purchaser to be sufficient to satisfy all of

Purchaser’s contingent, conditional and/or un-matured claims, liabilities and obligations that have not otherwise been accrued in accordance with GAAP. The ECLR shall be carried on the books of Purchaser as a liability, but shall not be included in the computation of Purchaser Liabilities. Purchaser shall maintain the ECLR throughout the Performance Period and Wind-Up until Contractor reasonably determines that all of the contingent, conditional and/or un-matured claims, liabilities and obligations of Purchaser have been satisfied, it being expressly understood that DRMS may submit to the Dispute Resolution Panel in accordance with the provisions of Article 20 a Dispute as to the appropriate duration or amount of the ECLR. So long as Purchaser maintains the ECLR on its books, it shall include within its Monthly, Quarterly and Annual Reports a written statement (the “ECLR Statement”) of the amount of the ECLR and an itemization specifying the contingent, conditional and un-matured claims and obligations of Purchaser that the ECLR is intended to satisfy.

ARTICLE SIXTEEN. DISTRIBUTIONS

Section 1. Monthly Distribution Statement.

Within fifteen (15) Days after the last Day of each calendar month that is in whole or in part within the Performance Period and Wind-Up, Purchaser shall prepare and submit to DRMS, KGP and Contractor the “Monthly Distribution Statement” with respect to such month in the form specified at Attachment VI.16.1. Purchaser shall perform the following calculations in preparing the Monthly Distribution Statement. Except as otherwise provided herein, all amounts shall be determined as of the close of business on the last Day of the subject month.

Section 2. Calculate Cash Available for Distribution and Operating Net Worth.

(A)          Calculate Cash Available for Distribution.

Purchaser shall calculate the amount of Purchaser’s “Cash Available for Distribution,” equal to (x) the sum of the cash balances in the Operating Account and the Transfer Accounts (Purchaser’s “Operating Cash Balance”) minus (y) the sum of (i) the Working Capital Advance Balance, (ii) the amount of Purchaser Liabilities, (iii) Purchaser’s reasonable estimate of the amount of cash required for the payment of Direct Costs for the next succeeding calendar month, (iv) Purchaser’s reasonable estimate of the amount of cash required for the payment of Seller Indirect Costs during the next succeeding calendar month, and (v) the Estimated Contingent Liability Reserve (ECLR).

(B)          Calculate Operating Net Worth.

(1)           Cash Available for Distribution is Less Than or Equal to Zero.

If Cash Available for Distribution is less than or equal to zero, the amount of Purchaser’s “Operating Net Worth” shall equal the amount of Seller Indirect Costs paid during the subject month.

(2)           Cash Available for Distribution is Greater Than Zero. If Cash Available for Distribution is greater than zero, the amount of Purchaser’s “Operating Net Worth” shall equal (x) the Cash Available for Distribution plus (y) the amount of Seller Indirect Costs paid during the subject month.

Section 3. Calculate Net Worth Allocations.

(A)          Calculate Contractor Net Worth Allocation.

Purchaser shall calculate the amount of the “Contractor Net Worth Allocation” as Operating Net Worth multiplied by twenty percent (20.00%).

(B)          Calculate DRMS Net Worth Allocation.

Purchaser shall calculate the amount of the “DRMS Net Worth Allocation” as Operating Net Worth multiplied by seventy-eight and twenty one-hundredths percent (78.20%).

(C)          Calculate KGP Net Worth Allocation.

Purchaser shall calculate the amount of the “KGP Net Worth Allocation” as Operating Net Worth multiplied by one and eighty one-hundredths percent (1.80%).

Section 4. Distribution Payments.

Purchaser shall make payments of Distributions (each, a “Distribution Payment”) to DRMS, KGP and Contractor contemporaneously in accordance with the following provisions within fifteen (15) Days after the last Day of each calendar month that is in whole or in part within the Performance Period and Wind-Up:

(A)          As of the inception of the contract, the “Net Worth Allocation Balance” for DRMS, Contractor and KGP, respectively, shall be deemed equal to zero.

(B)                               DRMS Net Worth Allocation is Greater Than or Equal to the Sum of Seller Indirect Costs and DRMS Net Worth Allocation Balance.

If the DRMS Net Worth Allocation is greater than or equal to the sum of Seller Indirect Costs paid during the subject month and DRMS Net Worth Allocation Balance for the preceding calendar month, Purchaser shall calculate the amounts of the Distribution Payments and the Net Worth Allocation Balances for the subject month as follows.

(1)           Calculate Contractor Distribution Payment and Contractor Net Worth Allocation Balance.

(a)           Purchaser shall calculate the amount, of the “Contractor Distribution Payment” as the amount of (i) the Contractor Net Worth Allocation, plus (ii) the preceding calendar month’s Contractor Net Worth Allocation Balance.

(b)           The Contractor Net Worth Allocation Balance for the subject month shall equal zero.

(2)           Calculate DRMS Distribution Payment and DRMS Net Worth Allocation Balance.

(a)           Purchaser shall calculate the amount, of the “DRMS Distribution Payment” as the amount of (i) the DRMS Net Worth Allocation, minus (ii) the preceding calendar month’s DRMS Net Worth Allocation Balance, minus (iii) Seller Indirect Costs paid during the subject month.

(b)           The DRMS Net Worth Allocation Balance for the subject month shall equal zero.

(3)           Calculate KGP Distribution Payment and KGP Net Worth Allocation Balance.

(a)           Purchaser shall calculate the amount, of the “KGP Distribution Payment” as the amount of (i) the KGP Net Worth Allocation, plus (ii) the preceding calendar month’s KGP Net Worth Allocation Balance.

(b)           The KGP Net Worth Allocation Balance for the subject month shall equal zero.

(C)                               DRMS Net Worth Allocation is Less Than the Sum of Seller Indirect Costs and DRMS Net Worth Allocation Balance.

If the DRMS Net Worth Allocation is less than the sum of Seller Indirect Costs paid during the subject month and DRMS Net Worth Allocation Balance for the preceding calendar month, Purchaser shall calculate the amounts of Distribution Payments and Net Worth Allocation Balances as follows.

(1)                                  Calculate Contractor Distribution Payment and Contractor Net Worth Allocation Balance.

(a)           Purchaser shall calculate the amount of the “Contractor Distribution Payment” as the amount of (i) ninety-one and seventy-four one-hundredths percent (91.74%), multiplied by (ii) Cash Available for Distribution, provided, however, that the Contractor Distribution Payment shall not be less than zero.

(b)           Purchaser shall calculate the amount of the “Contractor Net Worth Allocation Balance” as the amount of (i) the Contractor Net Worth Allocation, plus (ii) the Contractor Net Worth Allocation Balance for the preceding calendar month, minus (iii) the Contractor Distribution Payment.

(2)           Calculate DRMS Distribution Payment and DRMS Net Worth Allocation Balance.

(a)           The amount of the “DRMS Distribution Payment” shall equal zero.

(b)           Purchaser shall calculate the amount of the “DRMS Net Worth Allocation Balance” as the amount of (i) the DRMS Net

Worth Allocation Balance for the preceding calendar month, minus (ii) the DRMS Net Worth Allocation, plus (iii) Seller Indirect Costs paid during the subject month.

(3)           Calculate KGP Distribution Payment and KGP Net Worth Allocation Balance.

(a)           Purchaser shall calculate the amount of the “KGP Distribution Payment” as eight and twenty-six one-hundredths percent (8.26%) of the Cash Available for Distribution, provided, however, that the KGP Distribution Payment shall not be less than zero.

(b)           Purchaser shall calculate the amount of the “KGP Net Worth Allocation Balance” as the amount of (i) the KGP Net Worth Allocation, plus (ii) the KGP Net Worth Allocation Balance for the preceding calendar month, minus (iii) the KGP Distribution Payment.

(D)          Adjustments to Distributions.

(1)           Purchaser shall deduct from the DRMS Distribution Payment and add to the Contractor Distribution Payment the amount of any credit for overpayments of Invoices owed by DRMS as required by the provisions hereof, provided, however, that the balance payable to DRMS shall not be less than zero.

(2)           Any amount that Contractor owes to Purchaser as the result of an undisputed Audit Adjustment, a Decision of the Dispute Resolution Panel, a final judgment or other undisputed obligation in an amount certain, shall be deducted from the Contractor Distribution Payment, provided, however, that the balance payable to Contractor shall not be less than zero.

(3)           Purchaser shall deduct from the Contractor Distribution Payment the amount of any Purchase Transfer required by the provisions of Article 14.

(4)           Purchaser shall deduct from the Contractor Distribution Payment and add to the DRMS Distribution Payment the amount, if any, of Retention required by the provisions of Article 15.

ARTICLE SEVENTEEN. COMPLIANCE AND MONITORING

Section I. Purpose and Content of Compliance Reviews and Further Reviews.

(A)          Compliance Reviews and Further Reviews.

DRMS shall have the right to conduct “Compliance Reviews” of Purchaser in accordance with, and as limited by, the provisions of this Article 17. DRMS may actually conduct the Compliance Reviews, or use other Government agencies or private firms, as the SCO deems appropriate. DRMS shall also have the right to conduct “Further Reviews” as provided herein. The purpose of such Compliance Reviews and Further Reviews is to determine, after the fact, the extent of Purchaser’s compliance with the terms and provisions of the contract, applicable laws and regulations, and applicable Host Installation requirements, including without limitation compliance with applicable environmental, security and safety laws, regulations and requirements. Such Compliance Reviews and Further Reviews are not intended to provide a mechanism for DRMS participation or involvement in ongoing decision-making regarding the affairs of Purchaser. No-notice Trade Security Control reviews and inspections conducted by DLA Trade Security Control personnel are separate and distinct from the Compliance Reviews described in this Section.

(B)          Methods.

Compliance Reviews may include, without limitation: (i) examination of the Records, and (ii) personal interviews of persons who may have knowledge of facts regarding Purchaser’s compliance with the provisions of this contract, including employees of Purchaser or of any supplier or re-sale buyer.

Section 2. Procedures for Compliance Reviews.

(A)          Procedures and Notice.

A Compliance Review shall be conducted at any time during normal business hours and on any Business Day upon reasonable notice. It is expressly agreed that a period of at least ten (10) Business Days shall constitute reasonable notice before a Compliance Review. Purchaser shall permit inspection of any physical location used by Purchaser, including, without limitation, the inventory (including the Records relating thereto), examination of the Records, making copies and abstracts therefrom, and discussions of the affairs, finances and accounts of Purchaser with any employee, subcontracting attorney or certified public accountant of Purchaser. DRMS shall use its best efforts to assure that Compliance Reviews are conducted in a manner that does not unduly burden or unreasonably impinge upon the efficient operation of the affairs of Purchaser.

(B)          Scope.

The scope of Compliance Reviews shall be as necessary to confirm Purchaser’s and Contractor’s compliance with the provisions of the contract.

Section 3. Further Reviews.

If a Compliance Review determines that there is a reasonable basis to believe that a default or breach of this contract has occurred, DRMS, upon written notice to Contractor, may conduct any such further investigation that it deems appropriate under the circumstances, using such outside consultants, including attorneys, as it deems necessary or advisable (“Further Review”). Purchaser shall permit such persons as are designated by DRMS to visit and inspect any physical location used by Purchaser, including, without limitation, the inventory (including the Records relating thereto), and to examine the Records, make copies and abstracts therefrom, and discuss the affairs, finances and accounts of Purchaser with any employee, attorney or certified public accountant of Purchaser. Notwithstanding the foregoing, if Contractor gives notice to DRMS stating that a Further Review is not justified, DRMS shall delay the commencement of any such Further Review for a period of fourteen (14) Days after the delivery of its notice thereof to Purchaser to permit Contractor to seek a determination of the appropriateness of the Further Review pursuant to the provisions of Article 20.

Section 4. Compliance Notification.

After completing the Compliance Review and/or Further Review, DRMS shall notify Contractor in writing of any breach or default identified during the Compliance Review and/or Further Review.

Section 5. Costs of Oversight.

Except as provided in Article 20, DRMS shall pay all fees, costs and expenses incurred in connection with its Compliance Reviews and Further Reviews.

ARTICLE EIGHTEEN. AUDIT ADJUSTMENTS

Section 1. Notice of Audit Adjustment.

If any party determines that the Records reflect any inaccuracies requiring entry of an adjustment thereto (an “Audit Adjustment”), including, without limitation, the disbursement of any amount from the Operating Account or a Transfer Account that is inconsistent with any provision of the contract (“Ineligible Disbursement”) or the disposition of an item of Property that is inconsistent with any provision of the contract (“Ineligible Disposition”), such party shall give written notice thereof to the other party or parties (a “Notice of Audit Adjustment”).

Section 2. Procedures for Adjudication of Audit Adjustments.

If either Contractor or DRMS disputes an asserted Audit Adjustment, it may submit such dispute for resolution pursuant to the provisions of Article 20. Upon resolution of such dispute or, if no party submits a dispute for resolution pursuant to the provisions of Article 20 within sixty (60) Days of the Notice of Audit Adjustment, the Audit Adjustment shall be deemed confirmed as asserted.

Section 3. Remedies for Audit Adjustments.

Upon confirmation of an Audit Adjustment, (i) Purchaser will pay to the party in question, or the party will pay to Purchaser, as the case may be, the amount required to restore the parties to their respective positions status quo ante, and (ii) Purchaser will correct the Records in accordance with the Audit Adjustment as confirmed. If, as a result of the Audit Adjustment,

Contractor is to pay Purchaser or Purchaser is to pay DRMS, each such payment shall include interest at the treasury rate as computed and adjusted in accordance with SBR condition 11.

ARTICLE NINETEEN. MATERIAL BREACH

Section 1. Notice of Material Breach.

In the event of a material failure to perform the provisions of the contract by Purchaser, Contractor or DRMS (“Material Breach”), the party asserting such Material Breach (the “Non-Breaching Party”) shall serve notice thereof upon the party that committed or is alleged in the notice to have committed such Material Breach (the “Breaching Party”).

Section 2. Response to Notice.

(A)          Cure.

Except as otherwise provided herein, the Breaching Party may cure the Material Breach within thirty (30) Days of such notice (the “Cure Period”) or within such longer Cure Period as the notice may provide unless, within the Cure Period, the Non-Breaching Party withdraws the notice in writing or extends the Cure Period in writing.

(B)          Submission of Dispute to Dispute Resolution Panel.

Except as otherwise provided herein, the Breaching Party may dispute the asserted Material Breach by presenting such Dispute to the Dispute Resolution Panel as provided in Article 20.

Section 3. Termination.

Except as otherwise provided herein, referrals of Property by DRMS for sale to Purchaser hereunder shall terminate (a “Termination”) upon notice thereof by the Non-Breaching Party to the Breaching Party served upon or after expiration of the Cure Period if the Breaching Party fails to cure within the Cure Period or, if the Non-Breaching Party submits the asserted Material Breach to the Dispute Resolution Panel as provided in Article 20 and the Dispute Resolution Panel issues a Decision confirming the asserted Material Breach, Termination shall be effective upon notice thereof by the Non-Breaching Party to the Breaching Party served upon or after the date of such Decision. Except as otherwise provided herein, Contractor, Purchaser and DRMS shall continue to perform their respective duties under the contract during the Cure Period and while a Dispute is pending before the Dispute Resolution Panel.

Section 4. Intentional Breach.

An asserted Material Breach comprised of an intentional breach of the Duty of Loyalty or the Duty of Care prescribed in Article 7 (an “Intentional Breach”) may not be cured unless DRMS, in its sole discretion, specifies a Cure Period in the notice thereof. Termination shall be effective upon the later of the date of service of such notice or the expiration of the Cure Period, if any, unless Contractor or Purchaser presents a Dispute regarding such asserted Intentional Breach to the Dispute Resolution Panel as provided in Article 20 within five (5) Days of such notice or within the Cure Period specified in such notice, if any, whichever is longer. If such Dispute is presented to the Dispute Resolution Panel and the Dispute Resolution Panel issues a Decision confirming such Intentional Breach, Termination shall be effective upon the date of such Decision.

Section 5. DRMS Remedies for Material Breach by Contractor or Purchaser.

If the Breaching Party is Purchaser or Contractor, DRMS may take any one, any combination or all of the following actions to satisfy its claims for any non-payments or other damages:

(i)              Apply the proceeds of the sale of Purchaser’s property;

(ii)           Apply the Payment Deposit and/or Retention;

(iii)         Present a claim for indemnity against Contractor as provided in Section 6 below;

(iv)          Present a claim upon the Fidelity or Blanket Bond or any other applicable insurance or surety policy;

(v)              Seek appointment of a receiver or trustee for Purchaser;

(vi)          Seek monetary damages, restitution or any other legal or equitable remedy to which it is entitled;

(vii)         Assert any other right, claim, or remedy available pursuant to the Contract Disputes Act.

(viii)        Termination.

Section 6. Indemnification of DRMS by Contractor and Purchaser.

Contractor guarantees that Purchaser will comply fully with the provisions of this contract. If the Breaching Party is Purchaser or Contractor, both Purchaser and Contractor shall indemnify and hold DRMS harmless for all damages arising therefrom.

Section 7. Indemnification of Contractor by DRMS.

If the Breaching Party is DRMS, DRMS shall indemnify and hold Contractor harmless for its damages.

ARTICLE TWENTY. DISPUTE RESOLUTION

The procedure provided in this Article is intended to be elective and not to supplant any Contract Disputes Act rights of any party. DRMS’s Sale by Reference, Part 2, Condition 32, continues to apply.

Section 1. Selection of Dispute Resolution Panel.

The Dispute Resolution Panel shall consist of three (3) persons chosen as follows:

(A)          Appointment of Arbitrators.

Within thirty (30) Days following service of notice of a “Dispute” (as such term is defined in
Section 4(A) below of this Article 20), DRMS and Contractor shall each notify the other of its designee to serve as its representative (each, an “Appointed Arbitrator”) on the Dispute Resolution Panel. Within thirty (30) Days thereafter, the two Appointed Arbitrators shall agree to designate a third person (the “Neutral Arbitrator”) to serve on the Dispute Resolution Panel and each party shall provide notice to the other confirming such designation. If the two Appointed Arbitrators cannot agree on the Neutral Arbitrator, either party may submit to the Washington, D.C. office of the American Arbitration Association (the “AAA”) a written joint request for the selection of the Neutral Arbitrator pursuant to AAA’s Rules for Commercial Arbitration (“AAA Rules”).

(B)          Service of Arbitrators.

DRMS and Contractor each may replace its respective Appointed Arbitrator at any time except during the pendency of a proceeding before the Dispute Resolution Panel (unless such replacement is necessitated by the death or disability of the Appointed Arbitrator or, in the case of DRMS’s Appointed Arbitrator, by reason of job transfer, reassignment or similar circumstance, or in the case of Contractor’s Appointed Arbitrator, by reason of termination of employment or resignation by the Appointed Arbitrator). The Neutral Arbitrator shall serve on the Dispute Resolution Panel for a one year term unless reappointed or unless replaced by the mutual consent of DRMS and Contractor. At the end of each one-year term, the Appointed Arbitrators may agree either to reappoint the Neutral Arbitrator for another one-year term, or select a replacement as Neutral Arbitrator as provided in Section 1(A) above. If at any time the Neutral Arbitrator becomes unable or unwilling to continue service on the Dispute Resolution Panel, the parties shall, within thirty (30) Days of receipt of notice thereof from the Neutral Arbitrator (or if the Neutral Arbitrator fails to give such notice, from the Appointed Arbitrators), designate a replacement as provided in Section 1(A) above.

(C)          Expenses.

Contractor and DRMS shall each bear the costs of its respective Appointed Arbitrator and shall equally share the costs of the Neutral Arbitrator. Neither such costs nor any other cost, fee or expense of any character whatsoever that is incurred to support, present or document a party’s position in a proceeding before a court, Board, the Dispute Resolution Panel or any other tribunal shall be a Direct Cost.

Section 2. Location and Governing Rules.

The Dispute Resolution Panel shall conduct proceedings in Battle Creek, Michigan pursuant to the AAA Rules.

Section 3. Jurisdiction of the Dispute Resolution Panel.

(A)          Matters Committed to the Dispute Resolution Panel.

Except as set forth in Section 3(B) below, any Dispute may be submitted to the Dispute Resolution Panel for voluntary, binding arbitration.

(B)          Availability of Judicial Relief.

Either DRMS or Contractor may bypass the Dispute Resolution Panel and seek relief in connection with a Dispute including, without limitation, emergency relief, monetary damages, and/or the Wind-Up of Purchaser, from a court of competent jurisdiction. It is expressly provided, however, that the party seeking such relief shall provide written notice to the opposing party specifying the facts giving rise to the Dispute, and, except in emergency circumstances or unless otherwise provided herein, the opposing party shall have thirty (30) Days following receipt of such notice in which to cure the facts underlying the Dispute before the party serving such notice may seek such judicial relief.

Section 4. Submission of Disputes to the Dispute Resolution Panel.

(A)          Dispute.

Any dispute, controversy or claim arising under or relating to this contract between the parties, including, but not limited to, a dispute relating to the interpretation of any provision of this contract, a dispute relating to the scope or conduct of Purchaser’s or Contractor’s duties under this contract, a dispute regarding DRMS’s exercise of its oversight powers under Article 17, and a dispute relating to any Audit Adjustment, shall constitute a “Dispute”.

(B)          Process.

(1)           Notice. Except as to matters explicitly committed to the “discretion” or “option” of a party, as to which such party’s exercise of its discretion or option shall not be subject to the following dispute resolution process, if a Dispute arises between the parties, either may serve notice upon the other that it wishes to present the Dispute to the Dispute Resolution Panel for resolution, provided, however, that no such notice shall be served beyond completion of the Wind-Up.

(2)           Response. Within fifteen (15) Days after service of a notice, the party upon which it is served shall respond in writing (“Response”). The Response shall state whether such responding party agrees to binding arbitration as provided in this Article 20 and, if such party so agrees, the Response shall describe the responding parry’s position with respect to such matter and shall designate the attorney(s) or other representative

(“Designated Representative”) that such party has selected to represent it in connection with such matter. A Response that does not expressly state that the responding party does not agree to binding arbitration shall be deemed to constitute such party’s agreement to participate in binding arbitration as provided in this Article 20.

(3)           Negotiation. Within fifteen (15) Days after service of the Response, the Designated Representatives shall meet and attempt to resolve the matter. Within the same fifteen (15) Day period, the Designated Representatives also shall deliver copies of their respective notices and Responses to each member of the Dispute Resolution Panel. If the Designated Representatives fail to resolve the dispute within ten (10) Business Days after service of the Response, each party shall within five (5) Business Days so notify the Dispute Resolution Panel and deliver to the Dispute Resolution Panel such written information, arguments, documentary evidence, and other written documentation, as it may deem appropriate.

(4)           Request for Immediate Action by the Dispute Resolution Panel. If a party believes that a situation has arisen that requires immediate action by the Dispute Resolution Panel, any party may serve a notice upon each member of the Dispute Resolution Panel and upon the other party to request such immediate action.

Section 5. Decision.

The Dispute Resolution Panel shall issue a written decision (the “Decision”) endorsed by a majority of the Dispute Resolution Panel as promptly as possible, but in no event later than forty-five (45) Days after the close of the arbitration hearing for the matter. Within thirty (30) Days of the issuance of a Decision, either party may bring suit in a court of competent jurisdiction under the federal Contract Disputes Act for enforcement of the Decision. It is not the intent of the parties that such court will engage in de novo review of the underlying matter. Absent such suit, upon the expiration of such thirty (30) Day period the Decision shall be binding on both parties and enforceable by a court of competent jurisdiction. Immediately upon expiration of such thirty (30) Day period, Purchaser shall correct the Records as necessary to comply with the Decision, the respective parties shall pay to the other such sums as ordered by the Decision, and the parties shall cooperate to take all such actions that in other respects may be necessary to comply with the Decision.

Section 6. Remedies Available to Dispute Resolution Panel.

(A)          Remedies in the Case of Disputes.

Upon the request of either party, the Dispute Resolution Panel may issue a Decision declaring the rights and obligations of the parties with respect to any

Dispute submitted to the Dispute Resolution Panel, or a Decision ordering either party to take any action that the Dispute Resolution Panel deems appropriate within the scope of the contract, including without limitation payment of damages, or to refrain from taking certain actions specified by the Dispute Resolution Panel. In addition, and without limiting the foregoing, the Dispute Resolution Panel also may issue an order directing any party to comply with the requirements of the contract and may specify the actions necessary to constitute compliance.

(B)          Remedies for Ineligible Disbursements.

If the Dispute Resolution Panel confirms a disputed Audit Adjustment arising out of an Ineligible Disbursement, the Dispute Resolution Panel may order Contractor to pay Purchaser from Contractor’s own funds the amount of any such Ineligible Disbursement.

(C)          Award of Costs.

In addition to the remedies described in Subsections (A) and (B) above, the Dispute Resolution Panel shall award the reasonable fees, costs and expenses (“Awarded Costs”) actually incurred in the prosecution or defense of a Dispute to the prevailing party. Awarded Costs shall be calculated from the commencement of preparation of the notice as defined in Section 4(B) through the conclusion of proceedings before the Dispute Resolution Panel. Awarded Costs shall not constitute Direct Costs and shall be borne by the non-prevailing party.

Section 7. Effective Date.

Disputes that are resolved or confirmed by a Decision shall be deemed confirmed as of the date that is thirty (30) Days after the date of issuance of the relevant Decision.

Section 8. Agreement to Use Alternative Dispute Resolution.

The parties agree to use their best efforts to resolve any disputes that may arise without litigation. If unassisted negotiations are unsuccessful, the parties will use alternative dispute resolution (“ADR”) techniques in an attempt to resolve the dispute. Litigation will only be considered as a last resort when ADR is unsuccessful or has been documented by the party rejecting ADR to be inappropriate for resolving the dispute. If the ADR is not successful, the parties retain their existing rights.

ARTICLE TWENTY-ONE. WIND-UP OF PURCHASER

Section 1. Wind-Up Commencement Date.

Beginning with the date (the “Wind-Up Commencement Date”) that is the earlier of (1) the end of the Performance Period or (2) the effective date of Termination by reason of DRMS or

Contractor exercising the early cancellation option as provided in Article 2 or by reason of a Material Breach, the contract shall be wound up as provided herein.18

Section 2. Cessation of Property Referrals.

There shall be no further referrals of Property by DRMS for sale to Purchaser from the Wind-Up Commencement Date forward. Submission of Monthly, Quarterly and Annual Reports shall continue as before the Wind-Up Commencement Date until the Wind-Up is completed. DRMS will no longer make it’s facilities available 30 days following termination. Purchaser will have to relocate any remaining property. Any costs incurred to dispose of property will be charged as Purchaser Direct Costs.

Section 3. Conduct of Wind-Up.

From the Wind-Up Commencement Date forward, Purchaser and Contractor shall perform their remaining obligations hereunder in accordance with the provisions of this contract. If Purchaser and Contractor are unable or unwilling to do so, or if DRMS reasonably concludes that the value of its remaining interest in Purchaser’s Net Proceeds is at risk by reason of actual or threatened failure to comply with provisions of the contract, DRMS may seek administrative or judicial relief to preserve the value of such remaining interest in Purchaser’s Net Proceeds.

Section 4. Submission and Approval of Closing Report.

(A)          Preparation by Contractor.

Within one hundred twenty (120) Days of Contractor’s determination that (i) the sale or other disposition of all of Property and all other assets owned by Purchaser as of the Wind-Up Commencement Date (the “Remaining Assets,” including such Property that, as of the Wind-Up Commencement Date, has been referred for sale to Purchaser but as to which the Purchaser has not taken Delivery) has been completed, (ii) all Purchaser Liabilities have been paid in full, (iii) the ECLR has properly been removed from Purchaser’s books of account as provided in Article 15, and (iv) all amounts owed by Purchaser have been paid in full, Contractor shall prepare and submit to DRMS and to KGP the Closing Report.

18 DRMS and or DRMS contractors may need Government scrap facilities to conduct continued scrap processing operations during the Wind-Up period. Accordingly, Purchaser should recognize that DRMS might require the use of space and equipment previously used by Purchaser. Purchaser shall vacate and turn over equipment during the Wind-Up period reasonably soon after the SCO so requests.

(B)          Preparation by DRMS.

If Contractor is unable or unwilling to prepare the Closing Report, DRMS may take such steps as are reasonably necessary to enable the calculation and payment of final amounts payable to DRMS, KGP and Contractor as determined by application of the provisions of Article 16 and of Section 5(B) below of this Article 21.

Section 5. Final Distributions; Refund of Remaining Balance of Payment Deposit and Remaining Balance of Retention Fund.

(A)          Final Distributions; Dissolution of Purchaser.

Upon DRMS approval of the Closing Report, Contractor shall take, or as may be appropriate, Contractor shall cause Purchaser to take, each of the following actions:

(1)           Final Distributions. Distribute all of Purchaser’s remaining cash in accordance with the provisions of Article 16, and refund to Contractor the remaining cash in the Purchase Account, if any.

(2)           Close Operating Account and Purchase Account. Close Purchaser’s Operating Account, Transfer Accounts and Purchase Account.

(3)           Final Tax Returns. File closing tax returns and any other documents required by applicable law.

(4)           Dissolution of Purchaser. File such documents as are necessary to conclude Purchaser’s legal existence.

(5)           Documentation and Payment Provided to DRMS. Provide to DRMS and to KGP copies of all documents evidencing compliance with the provisions of this Article 21 and payment of any Distribution Payments owed to DRMS under Article 16.

(B)          Refund of Payment Deposit and Retention Fund.

Upon receipt by DRMS and KGP of all amounts payable thereto and all documentation to be provided pursuant to the provisions hereof, DRMS shall pay to Contractor the remaining balances, if any, of the Payment Deposit and Retention Fund without interest.

(C)          Early Refund of Retention Fund.

Contractor may obtain payment from DRMS of the balance in the Retention Fund without interest at any time before conclusion of the Wind-Up by providing a Financial Guarantee Bond in the amount of one million dollars ($1,000,000.00) that is issued for the remaining Performance Period through the conclusion of the Wind-Up, or in such other amount and on such terms that are otherwise acceptable to DRMS in the exercise of its sole discretion.

ARTICLE TWENTY-TWO. MISCELLANEOUS PROVISIONS

Section 1. Binding Effect.

Subject to the restrictions on transfers and encumbrances set forth herein, this contract shall inure to the benefit of and be binding upon DRMS, Contractor and Purchaser, and their respective legal representatives, successors and assigns. Whenever this contract refers to any party, such reference shall be deemed to include a reference to the legal representatives, successors and assigns of such party.

Section 2. Notices.

All notices, demands, requests, consents, approvals, declarations, reports and other communications required hereunder shall be in writing except as otherwise provided herein and addressed as follows, and the same shall be given and shall be deemed to have been served and given if (i) delivered in person, (ii) delivered by registered or certified U.S. mail, return receipt requested, postage prepaid, (iii) deposited into the custody of Federal Express Corporation or other reputable overnight carrier (“Overnight Carrier”) for next Business Day delivery, (iv) telecopied, or (iv) electronically transmitted:

If to DRMS:

Greg Ortiz
Sales Contracting Officer
DRMS - BP
74 Washington Avenue N
Battle Creek, Ml 49017-3092
Telecopy No. (269) 961-4162

With a copy of each such material communication to:

Kormendi \ Gardner Partners
1025 Connecticut Avenue, N.W.
Suite 308
Washington, D.C. 20036

Attention: Cyrus J. Gardner and Roger C. Kormendi
Telecopy No. (202)331-1151

If to Contractor or Purchaser to:

[CONTRACTOR CONTACT INFORMATION FROM CONTRACTOR’S ITEM BID AND AWARD PAGE; MAY BE AMENDED BY CONTRACTOR AFTER AWARD AS PROVIDED BELOW]

With a copy of each such material communication to:

Kormendi \ Gardner Partners
1025 Connecticut Avenue, N.W.
Suite 308
Washington, D.C. 20036

Attention: Cyrus J. Gardner and Roger C. Kormendi
Telecopy No. (202)331-1151

or at such other address as may be substituted by giving not less than five (5) Business Days advance written notice of such change of address in accordance with the provisions hereof. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Except as otherwise provided in this contract, every notice, demand, request, consent, approval, declaration or other communication provided pursuant to the provisions hereof shall be acknowledged by the recipient by an original writing or photocopy thereof, by telecopy or by electronic transmission, with date of receipt indicated thereon, and shall be deemed to have been duly served, delivered and received on the earlier of (x) the date of such acknowledgement of receipt by an original writing or photocopy thereof, by telecopy or by electronic transmission, regardless of the original mode of delivery, or (y) the date on which telecopied and confirmed by telecopy answerback, or on the second Business Day after being deposited with an Overnight Carrier, or five (5) Business Days after being deposited in the U.S. mail, provided, however, that Invoices, Pickup Notices, and Purchaser’s Reports delivered electronically need not be acknowledged and shall be deemed received, delivered and served upon such transmission. Failure or delay in delivering any notice, demand, request, consent, approval, declaration or other communication to a party or to any persons designated above to receive a copy thereof shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

Section 3. Severability; Consolidation with CV

(A)          If any provision of this contract or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this contract and the application of such provisions to other Persons or circumstances shall not be affected thereby, and the intent of this contract shall be enforced to the greatest extent permitted by law, provided, however, that, if any of the provisions of Article 5, Section 1 (“Payment Deposit”) or the application thereof to any Person or circumstance shall be determined in a final judgment rendered by a court or other tribunal of competent jurisdiction to be invalid or unenforceable to any extent, DRMS may in the exercise of its sole discretion cause Termination by notice served within thirty (30) days of the date upon which such judgment becomes final, such Termination to be effective five (5) Days after the date of service of such notice.

(B)          In the event that a CV transaction or operations are consolidated in whole or in part with this SV sale contract, conflicting provisions of the respective contracts shall be resolved as the parties shall reasonably agree.

Section 4. Headings.

The headings appearing in this contract are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any article or section of this contract.

Section 5. Survival.

The rights and obligations of the parties under this contract shall survive for a period of six (6) years after the completion of the Wind-Up.

Section 6. Waiver.

No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations under this contract shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party under this contract. Failure on the part of any party to complain of any act or failure to act by any of the other parties or to declare any of the other parties in default, regardless of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

Section 7. Force Majeure.

The parties shall be excused for the period of any delay in the performance of any obligations under this contract when prevented from performing such obligations by cause or causes beyond their reasonable control, including, without limitation, civil commotion, war, invasion, rebellion, hostilities, military or usurped power, sabotage, pestilence, riots, fire or other casualty or acts of God.

Section 8. Use of DRMS Name; Public Communications.

Neither Contractor nor Purchaser shall use the name of DRMS or its logos for any marketing or other purposes without the express prior written consent of DRMS, which consent may be withheld for any reason whatsoever and is subject to the sole discretion of DRMS. Neither Contractor nor Purchaser shall publicly denigrate the surplus property disposition program of the U.S. Department of Defense or the conduct thereof by DRMS.

Section 9. Tense and Gender.

Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine or neuter gender is used inappropriately in this contract, this contract shall be read as if the appropriate gender had been used.

Section 10. Entire Agreement; Modification.

This contract, and the materials incorporated herein by reference, constitute the entire agreement between the parties regarding the matters contained in this contract. If there is any inconsistency between the terms of this contract and those of any Appendix, Schedule or Exhibit hereto, the terms of this contract shall govern. There are no promises or other agreements, oral or written, express or implied, between the parties other than as set forth in this contract. No change or modification of, or waiver or compromise under, this contract shall be valid unless it is in writing and signed by a duly authorized representative of the party against which it is to be enforced. Contractor understands and agrees to submit a written request for contract modification to the SCO prior to effecting any change from that stated in its technical proposal (including any subcontractors identified therein), and/or Sale of Government Property-Item Bid Page, whether occurring before or after the release of the Property. Contractor further agrees not to effect such changes without first receiving the written approval of the SCO.

Section 11. Computation of Time.

In computing any period of time prescribed or allowed by this contract, the Day of the act, event, or default from which the designated period of time begins to run shall not be included. The last Day of the period so computed shall be included unless it is not a Business Day, in which event the period runs until the end of the next Business Day.

Section 12. Electronic Communication.

DRMS and Purchaser shall cooperate to facilitate delivery of Pickup Notices, Invoices and Purchaser’s Reports to the extent reasonably practical by electronic transmission, such as by electronic mail or file transfer, rather than by delivery of a physical removable magnetic or optical storage medium.

ARTICLE TWENTY-THREE. DEFINITIONS AND CROSS-REFERENCES TO DEFINITIONS

AAA Rules: As defined in Article 20.

Additional NSN Data: As defined in Article 4.

Additional Property: As defined in Article 2.

ADR: As defined in Article 20,

Affiliate Transaction: Either (i) any sale by or on behalf of Purchaser of goods, assets, property or services to, or purchase by or on behalf of Purchaser of goods, assets, property or services from, an Affiliated Party, including, without limitation, the purchase or sale of, or of any interest in, any of the subject Property, or (ii) any transaction on behalf of Purchaser conditioned upon or involving any action or transaction entered into by any Affiliated Party, including, without limitation, a transaction that directly or indirectly benefits an Affiliated Party.

Affiliated Party: (i) Contractor or any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, Contractor or Purchaser; or (ii) any Person that is a director, officer, management official, employee, trustee or general partner of, or an owner of an equity interest of one percent (1%) or more or a beneficiary of a trust owning an equity interest of one percent (1%) or more in, Contractor or any other Person specified in clause (i) above; or (iii) any individual Person related by blood, marriage or guardianship within two (2) degrees of affinity to any individual Person specified in clauses (i) or (ii) above. For purposes of this definition, a Person shall be presumed to have control when such Person possesses the power, directly or indirectly, or has the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. In addition, and without limiting the foregoing, an employee or subcontractor of Purchaser or Contractor shall be deemed to be an Affiliated Party if he, she or it derives fifty percent (50%) or more of its gross compensation or revenues in any twelve (12) months within the Performance Period or the Wind-Up from Purchaser or from an Affiliated Party.

Annual Pricing Correction: As defined in Article 6.

Annual Report: As defined in Article 8.

Apparent Successful Offeror: As defined in Article 1.

Appointed Arbitrator: As defined in Article 20.

Audit Adjustment: As defined in Article 18.

Awarded Costs: As defined in Article 20.

Base Closure: As defined in Article 3.

Base Compensation: As defined in Article 7.

Benchmark Performance Ratio Proceeds: As defined in Article 2.

Bid Deposit: As defined in Article 1.

Bid Forms: As set forth in the Attachment to the “Bidding Instructions and Bid Forms” that accompany this IFB.

Bid Price: As defined in Article 1.

Breaching Party: As defined in Article 19.

Business Day: Any Day that is not a Saturday, a Sunday or a holiday observed by the federal government. Federal holidays presently are New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day and Christmas Day.

Closing Report: As defined in Article 8.

Compliance Review Firm: As defined in Article 17.

Compliance Review: As defined in Article 17.

Consolidated Pickup Notice: As defined in Article 4.

Container: A receptacle that can hold material or cargo, including without limitation a rolloff, trailer, hopper, compacting or baling rolloff, railcar or barge.

Contractor: The bidder that is selected for the award of the contract.

Contractor Distribution Payment: As defined in Article 16.

Contractor Indirect Cost: Each cost that is not a Direct Cost and is to be paid solely by Contractor.

Contractor Systems and Software: As defined in Article 12.

Control Group: All locations generating Scrap in the states of Tennessee, North Carolina and South Carolina. These locations are excluded from this transaction, and DRMS will conduct traditional sales of Scrap generated in these states for as long as DRMS elects to do so in the exercise of its sole discretion.

COR: As defined in Article 3.

Cure Period: As defined in Article 19.

CV: Sale contract awarded by DRMS on June 13, 2001 between DRMS as seller, and Surplus Acquisition Venture as “Contractor” and Government Liquidation as “Purchaser” and buyer.

Day: A calendar day.

DCS Property: Items that must be demilitarized pursuant to applicable DoD regulations before title to the residue can pass to Purchaser or a re-sale buyer.

Decision: As defined in Article 20.

Delivery: As defined in Article 3.

Delivery Documentation: As defined in Article 3.

Delivery Point: As defined in Article 3.

Delivery Weight: The weight of a particular amount of material, which weight is applied for the purpose of determining pricing on an Invoice.

Demilitarization Code (DEMIL Code): A single character alphabetical code assigned to each item of Property by federal procurement authorities that signifies the applicability of particular demilitarization, mutilation or trade security (export) control requirements.

Demilitarization as Condition of Sale Property: Items that must be demilitarized pursuant to applicable DoD regulations before title to the residue can pass to Purchaser or a re-sale buyer.

Department of Defense Activity Account Code: As defined in Article 4.

Designated Representative: As defined in Article 20.

Direct Cost: As defined in Article 9.

Discrepancy: As defined in Article 6.

Disposal Turn in Document Number: As defined in Article 4.

Dispute: As defined in Article 20.

Distribution: A Distribution Payment as adjusted pursuant to the provisions of Article 16.

Distribution Amount: As defined in Article 16.

Distribution Payment: As defined in Article 16.

DLA: Defense Logistics Agency.

DoD: U.S. Department of Defense

DRMO: Defense Reutilization and Marketing Office.

DRMO Name: As defined in Article 4.

DRMS Benchmark Performance Ratio Proceeds: As defined in Article 2.

DRMS Scrap Operation: Any location where DRMS Scrap is received, stored, processed, treated, collected or located.

DRMO RIC and RIC Suffix: As defined in Article 4.

DTID: As defined in Article 4.

ECLR: The Estimated Contingent Liabilities Reserve, as defined in Article 15.

EFT: As defined in Article 5.

End Use Certificate (EUC): DLA Form 1822 (a copy of which form is attached as Attachment VI.7.5.B).

Estimated Contingent Liabilities Reserve: As defined in Article 15.

EUC: End Use Certificate; a DLA Form 1822 (a copy of which form is attached as Attachment VI.7.5.B).

Federal Supply Classification (FSC): The federal government’s system of identifying and categorizing items of tangible personal property.

Fidelity Bond: As defined in Article 11.

Fiscal Year: For a particular calendar year, the twelve (12) calendar month period concluding on 30 September of such year.

FSC: Federal Supply Classification; FSCs that pertain to the Property are set forth at Table IV-1 in Part IV, “Item Description.”

Further Review: As defined in Article 17.

GAAP: As defined in Article 8.

GFE: As defined in Article 3.

Gross Proceeds: With respect to a particular period of time, all revenues obtained by Purchaser from any source whatsoever excepting (i) Purchase Advances and (ii) Working Capital

Advances, but including without limitation all revenues from the sale or rental of Property, buyers’ premiums and insurance proceeds.

High Value SCL Code: SCL Codes identified in Schedule IV.3.3.B(1).

Host Installation: The federal installation that hosts a particular DRMS activity.

Independent Auditor: Independent national accounting firm engaged by Purchaser to audit Purchaser’s Records.

Indexed Market Value: As defined in Article 6.

Indexed Price: As defined in Article 2.

Ineligible Disbursement: As defined in Article 18.

Ineligible Disposition: As defined in Article 18.

Initial Delivery Point: As set forth in Table VI.3.2.C

Inventory Item Name: As defined in Article 4.

Inventory Status Report: As defined in Article 8.

Invoice: As defined in Article 5.

Item Unit of Issue: As defined in Article 4.

Item Unit Price: As defined in Article 4.

Key: As defined in Article 7.

Key Person: Each individual who is identified as such in Contractor’s technical proposal.

Line Item: As defined in Article 4.

Local Stock Number: As defined in Article 4.

Material Breach: As defined in Article 19.

Monthly Distribution Statement: As defined in Article 16; see Attachment VI.16.1.

Monthly Report: As defined in Article 8.

Mutilation: The act of making an item unfit for its intended purpose by cutting, tearing, scratching, crushing, breaking, punching, shearing, burning or neutralizing the item.

National Item Identification Number: As defined in Article 4.

National Stock Number [or] Local Stock Number: As defined in Article 4.

Net Proceeds: With respect to a particular period of time, the amount of Gross Proceeds less the amount of Direct Costs.

Neutral Arbitrator: As defined in Article 20.

Non-Breaching Party: As defined in Article 19.

Notice of Audit Adjustment: As defined in Article 18.

Notice of Intent to Award: As defined in Article 1.

On-Site Processing: As defined in Article 3.

Operating Account: As defined in Article 13.

Operating Cash Balance: As defined in Article 16.

Operating Net Worth: As defined in Article 16.

Other Systems and Software: As defined in Article 3.

Outstanding Pickup Notice List: As defined in Article 3.

Overnight Carrier: As defined in Article 22.

Panel: As defined in Article 20.

Payment Deposit: As defined in Article 5.

Payroll Account: As defined in Article 13.

P-Card Account: As defined in Article 13.

Performance Period: As defined in Article 2.

Performance Ratio Property: As defined in Article 2; see Schedule VI.2.2(B).

Permitted Affiliate Transaction: As defined in Article 9; see Schedule VI.9.1A.

Person: Either (i) an individual, or (ii) a business entity of any form of organization whatsoever.

Phase-In Period: As defined in Article 3.

Phase-In Schedule: As defined in Article 3.

Pickup Notice: As defined in Article 3.

Post-Receipt Downgrade: As defined in Part II, Section B.

Post-Receipt Upgrade: As defined in Part II, Section B.

Pre-Payment: As defined in Article 5.

Pricing Correction: As defined in Article 6.

Pricing Discrepancy Benchmark: As defined in Article 6.

Product Pool: As defined in Part II, Section B.

Property: All material or items declared excess to the needs of the Department of Defense and surplus to the needs of the Federal Government, designated as “Scrap,” “Demilitarization as a Condition of Sale Property,” “RRRP Material” or “Additional Property,” and received by DRMS on its accountable record, with a DRMS Hazardous Materials Code other than “W” or “M” and, other than with respect to “Demilitarization as a Condition of Sale Property,” with a Demilitarization Code of “A,” “B,” “E” or “Q,” at the locations within the Continental United States (except North Carolina, South Carolina and Tennessee) or in Alaska, and, if applicable, identified by the SCL Codes that are designated in Table IV-1. At all times the Property includes pallets, boxes, packing material and rigging for such material and items, provided, however, that if the SCO so requests, pallets shall be returned to a particular DRMO.

Property Storage Location: As defined in Article 4.

PSNS: Puget Sound Naval Shipyard.

Purchase Transfer: As defined in Article 14.

Purchaser: As defined in Article I.

Purchaser Liabilities: The total of Purchaser’s liabilities that are determined pursuant to GAAP exclusive of un-repaid Working Capital Advances and Purchase Advances.

Purchaser Systems and Software: As defined in Article 12.

Purchaser Scrap Operation: As defined in Article 3.

Purchaser’s Dedicated Storage: As defined in Article 3.

Purchaser’s Reports: As defined in Article 8.

QRP: As defined in Article 6.

Qualified Recycling Program (“QRP”): As defined in Article 6.

Quantity Available: As defined in Article 4.

Quarterly Purchase Price: As defined in Article 5.

Quarterly Report: As defined in Article 8.

Records: As defined in Article 8.

Refuse: Material that has zero or negative value.

Remaining Assets: As defined in Article 21.

Required Retention Fund Balance: As defined in Article 15.

Reserve Account: As defined in Article 13.

Rcsource Recovery and Recycling Program (“RRRP”): As defined in Article 6.

Response: As defined in Article 20.

Restricted Access Facility: Due to Host Installation restrictions or for other reasons, a particular DRMO or DRMS Operation may occasionally and temporarily be unable to provide storage as provided in Section 3 of Article 3 or access as provided in Subsection (1) of Section 4(A) of Article 3. Any such facility that is not reasonably able to provide such storage or access other than occasionally and temporarily shall be deemed a “Restricted Access Facility.”

Retention Fund: As defined in Article 15.

Retention Payment: As defined in Article 15.

Retention Rate: As defined in Article 15.

Retention Trigger Month: As defined in Article 15.

RIPL: Former DRMO locations that are not full service DRMO Scrap Yards but that have minimal part time staffs and limited DRMS operations.

RRRP Material: As defined in Article 6.

Sale by Reference: As defined in Part V, “Terms and Conditions of Sale;” see Attachment V.

Sales Contracting Officer: The individual person accepting the bid in whole or in part on behalf of the Government, and any other officer or civilian employee who is a properly designated Sales Contracting Officer, including, except as otherwise provided in this contract, the authorized representative of a Sales Contracting Officer acting within the limits of the representative’s authority.

Sales Deposit Account: As defined in Article 13.

SBR: Sale by Reference, as defined in Part V, “Terms and Conditions of Sale;” see Attachment V.

SCL: Scrap Classification List.

SCL Code: Standard Waste and Scrap Classification Code.

SCL Group: As defined in Part II, Section B.

SCO: Sales contracting officer.

Scrap: With respect to a particular item of Property, a designation assigned by or with the approval of DRMS personnel meaning that the item has no value other than for its material content.

Scrap Yard: A place where scrap is collected.

Seller Indirect Cost: As defined in Article 9.

Seller Indirect Cost Reserve: As defined in Article 13.

Shipping Container: As defined in Article 7.

Site Location Code: As defined in Article 4.

Special Situation Locations: Locations that are designated as Delivery Points by DRMS in the exercise of its sole discretion and that are neither a DRMO, a DRMS Scrap Operation, nor a Purchaser Scrap Operation.

Storage Location Code: As defined in Article 4.

SV Performance Ratio: As defined in Article 2.

Termination: As defined in Article 19.

Third Party Software: As defined in Article 12.

Traditional Sales: Sales methods generally employed by DRMS prior to this transaction, including either sealed-bid or negotiated sales that typically provide that Scrap will either be sold on a term sale with “purchaser loading” or sold on a one-time sale with “Government loading.”

Transfer Account: As defined in Article 13.

Upgrade Upon Receipt: As defined in Article 6.

Useable: With respect to a particular item of Property, a designation assigned by or with the approval of DRMS personnel meaning that the item has value in excess of that of the item’s material content.

User Documentation: As defined in Article 12.

Wind-Up Commencement Date: As defined in Article 21.

Working Capital Advance: As defined in Article 13.

Working Capital Advance Balance: As defined in Article 13.